Exhibit 10.1

Execution Version

Published CUSIP Number:	G2863YAA8
Term Loan CUSIP Number:	G2863YAB6

$100,000,000

TERM LOAN AGREEMENT

dated as of April 23, 2021,

among

DIAMOND OFFSHORE DRILLING, INC.,

as Parent,

DIAMOND FOREIGN ASSET COMPANY,

as Borrower,

the Lenders referred to herein,

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

WELLS FARGO SECURITIES, LLC,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

HSBC SECURITIES (USA) INC.,

and

TRUIST BANK,

as Joint Lead Arrangers and Joint Bookrunners

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

ANNEXES
Annex I	-	Agreed Security Principles

SCHEDULES
Schedule 1.1(a)	-	Loans and Pro Rata Shares
Schedule 1.1(c)	-	Closing Date Rigs
Schedule 1.1(d)	-	Closing Date Rig Subsidiaries
Schedule 1.1(e)	-	Closing Date Subsidiary Guarantors
Schedule 6.1	-	Jurisdictions of Organization and Qualification and Subsidiary Guarantors
Schedule 6.2	-	Subsidiaries and Capitalization
Schedule 6.6	-	Tax Matters
Schedule 6.12	-	Material Contracts
Schedule 6.13	-	Labor and Collective Bargaining Agreements
Schedule 6.17	-	Real Property
Schedule 6.18	-	Litigation
Schedule 6.27	-	Accounts
Schedule 7.7	-	Insurance
Schedule 7.21	-	Post-Closing Matters
Schedule 8.3	-	Existing Loans, Advances and Investments
Schedule 8.7	-	Transactions with Affiliates

EXHIBITS
Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit K	-	Form of Affiliated Lender Assignment and Assumption
Exhibit L		Form of Perfection Certificate
Exhibit M		Form of Intercompany Subordination Agreement

-v-

TERM LOAN AGREEMENT dated as of April 23, 2021, among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation, as Parent, DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares, as Borrower, the lenders party hereto from time to time, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties.

STATEMENT OF PURPOSE

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Lenders have agreed to extend, a term loan facility to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Acceptable Appraisal” means a third-party desktop appraisal conducted by an Approved Firm, in form and detail, and of a type, and with assumptions and methodology, in each case, reasonably satisfactory to the Administrative Agent; provided that, with respect to any “idle” Rig, such appraisal shall not be required to discount the value of such Rig as a result of its “idle” status (and, in the case of the appraisal delivered on the Closing Date, shall not take into account the discounts for idleness contemplated in the definition of “Rig Value”), but shall set forth the estimated reactivation costs of such “idle” Rig (other than for any “idle” Rig for which the Rig Value is required to be $0 in accordance with the definition thereof).

“Acceptable Classification Society” means any of DNV, Lloyds Register, American Bureau of Shipping (ABS) and Bureau Veritas, or any other first class vessel classification society that is a member of the International Association of Classification Societies and is reasonably satisfactory to the Administrative Agent.

“Acceptable Commitment” has the meaning assigned thereto in Section 2.3(b)(i)(A).

“Acceptable Security Interest” means, with respect to any Property, a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Specified Permitted Liens, (c) secures the Secured Obligations, (d) is enforceable, except as such enforceability may be limited by any applicable Debtor Relief Laws, (e) other than as to Excluded Perfection Collateral, is perfected (or the equivalent under the Applicable Law of any non-U.S. jurisdiction with respect to applicable non-U.S. security interests), and (f) is subject to the Intercreditor Agreement.

“Account Control Agreement” means, as to any deposit account, securities account, and commodity account of any Credit Party or any of its Restricted Subsidiaries held with a bank or other financial institution or securities or commodity intermediary, as applicable, an agreement in form and substance satisfactory to the Administrative Agent and the Collateral Agent, among the Credit Party or such Restricted Subsidiary owning such account, the Collateral Agent, and the bank or other financial institution or securities or commodity intermediary that maintains or otherwise holds such account.

“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Restricted Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business, or division thereof, whether through purchase of assets, exchange, issuance of stock, or other equity or debt securities, merger, reorganization, amalgamation, division, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition EBITDA Adjustments” means, with respect to the calculation of Consolidated EBITDA as of any date of determination:

(a) solely in connection with calculating Consolidated EBITDA for the purposes of any incurrence test in connection with any Permitted Acquisition or similar permitted Investment, the amount of Consolidated EBITDA forecasted to be attributable to such Rig(s) contemplated to be acquired pursuant to such transaction for the first 12-month period following the consummation of the applicable Permitted Acquisition or similar investment, based solely on contracts which, as of the date such Permitted Acquisition or other similar permitted Investment is to be consummated, (i) have commenced or have an estimated contract start date (as determined in good faith by the Parent as of such date) that is no later than the six-month anniversary of the date of such consummation and (ii) have a remaining term of at least one (1) year from the date of such consummation (such amount to be determined in good faith by the Parent based on customer contracts relating to such transaction, projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, contractual limitations on distributions and other factors and assumptions believed by the Parent to be reasonable or appropriate at the time); and

(b) otherwise with respect to any Rig(s) acquired or constructed after the date hereof during any Reference Period (and notwithstanding any restatement of the consolidated financial statements of the Parent or any direct or indirect parent of the Parent in connection with any such acquisition), an amount equal to the lesser of (i) the Consolidated EBITDA that would have been attributable to such Rig(s) if such Rig(s) had been acquired, or completed and delivered, on the first day of the four-quarter period mostly recently ended prior to the consummation of such transaction, determined on a historical pro forma basis and (ii) an amount determined by the Parent, in the same manner as set forth in the foregoing clause (a), as the Consolidated EBITDA forecasted to be attributable to such Rig(s) for the balance of the four full fiscal quarter period following the consummation of such transaction.

Notwithstanding the foregoing, no such additions shall be allowed pursuant to the foregoing clause (a) or (b) unless the Parent shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth (i) the Parent’s determination of Acquisition EBITDA Adjustments, (ii) the applicable scheduled Commercial Operation Date, and (iii) a summary of cash distributions projected to be received by the Parent or a Restricted Subsidiary from, or the Consolidated EBITDA otherwise attributable to, the applicable Rig(s), along with a reasonably detailed explanation of the basis therefor.

“Additional Last Out Notes” means any additional secured notes issued pursuant to the Last Out Notes Indenture following the Closing Date.

“Additional Subject Jurisdiction” means any jurisdiction (other than any Initial Subject Jurisdiction) in which (a) a Required Guarantor (i) is incorporated, organized, or formed, or (ii) has material operations or owns any Property, but only, in the case of this clause (ii), if the value of all Property (excluding Excluded Property, Rigs and intercompany claims owing to Credit Parties) that is owned by any Required Guarantor in such jurisdiction that is reasonably capable of becoming Collateral exceeds $5,000,000 or (b) a Rig is flagged.

“Additional Subsidiary Event” has the meaning assigned thereto in Section 7.14(b).

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto (including any successor appointed pursuant to Section 10.6).

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 11.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9) that meets the requirements of the definition of “Affiliated Lender,” and accepted by the Administrative Agent, in substantially the form attached as Exhibit K or any other form approved by the Administrative Agent.

“Affiliated Lenders” means, collectively, (a) any Lender that is (or whose Affiliate is) a direct or indirect holder of Equity Interests of the Parent, or (b) any Affiliate of the Parent; provided that, at no time shall the Parent, the Borrower, or any direct or indirect Subsidiary of the Parent be an Affiliated Lender.

“Agent Parties” has the meaning assigned thereto in Section 11.1(e).

“Agreed Security Principles” means the principles set forth on Annex I.

“Agreement” means this Term Loan Agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations, or obligatory government orders, decrees, ordinances, or rules related to terrorism financing, money laundering, any predicate crime to money laundering, or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Creditor” has the meaning assigned thereto in Section 11.19.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations, and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) if the Borrower has not delivered a PIK Election pursuant to Section 4.1(a), the Cash Applicable Margin, (b) if a Partial PIK Election has been delivered by the Borrower pursuant to Section 4.1(a), the Partial PIK Applicable Margin, and (c) if a Full PIK Election has been delivered by the Borrower pursuant to Section 4.1(a), the Full PIK Applicable Margin.

“Approved Firm” means any of (a) Clarkson Valuations Limited, (b) Fearnley Offshore Supply Pte. Ltd., (c) Bassoe Offshore, (d) Arctic Offshore, (e) Pareto Offshore, (f) any successor or affiliated ship broker of those ship brokers listed in clauses (a) – (e), and (g) any other similarly qualified, independent ship broker that is not an Affiliate of the Parent, the Borrower, or any Subsidiary, and is mutually agreed upon by the Parent and the Administrative Agent; provided that at least one Acceptable Appraisal per semi-annual appraisal cycle as required by Section 7.2(d) shall be provided by one of the ship brokers listed in clauses (a) – (c) above.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, Barclays Bank PLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., and Truist Bank, each in its capacity as joint lead arranger and joint bookrunner.

“Asset Disposition” means the sale, transfer, license, lease, or other disposition of any Property (including any sale and leaseback transaction, any Insurance and Condemnation Event, and any division, merger, or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Credit Party or any Restricted Subsidiary thereof, and any issuance of Equity Interests by any Restricted Subsidiary of the Parent to any Person that is not a Credit Party or any Restricted Subsidiary thereof.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9) that is not an Affiliated Lender, and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.8(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50%, and (c) LIBOR for an Interest Period of one month plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). Notwithstanding the foregoing, if the Base Rate would be less than two percent (2%) at any date of determination, such rate shall be deemed to be two percent (2%) for purposes of such determination.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.8(c)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a) with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(i) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(ii) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(iii) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b) with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2), or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(a) for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(ii) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(b) for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(c) for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.8(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(c) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 4.8(c)(i)(B); or

(d) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BOP Lease Agreement” means that certain Lease Agreement, dated as of February 5, 2016, between Diamond Offshore Limited and EFS BOP, LLC, as amended by that certain Amendment to Lease Agreement dated as of March 31, 2021.

“Borrower” means Diamond Foreign Asset Company, a Cayman Islands exempted company limited by shares.

“Borrower Materials” has the meaning assigned thereto in Section 7.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Houston, Texas and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Capital Expenditures” means, with respect to the Parent and its Restricted Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant, and equipment and other capital expenditures that are (or would be) set forth in a Consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair, or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person means, subject to Section 1.3(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Applicable Margin” means (a) with respect to a LIBOR Rate Loan, 6.00%, and (b) with respect to a Base Rate Loan, 5.00%.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances, money market deposits and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (d) investments in any money market fund or money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000, and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), and (e) substantially equivalent investments to those outlined in clauses (a) through (d) above which are reasonably comparable in tenor and credit quality (taking into account the jurisdiction where the Parent and its Restricted Subsidiaries conduct business) and customarily used in the ordinary course of business by similar companies for cash management purposes in any jurisdiction in which such Person conducts business (it being understood that such investments may be denominated in the currency of any jurisdiction in which such Person conducts business).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer, and other cash management arrangements.

“Certificated Securities” has the meaning assigned thereto in the Security Agreement.

“Change in Control” means an event or series of events by which:

(a) prior to a Permitted Holdco Event and following the occurrence of a Permitted Holdco Event, whenever the conditions set forth in the definition of “Permitted Holdco Event” cease to be satisfied, (i) any “person” or related Persons constituting a “group” (as such terms are used in Rule 13d-5 under the Exchange Act) (other than Pacific Investment Management Company LLC or Avenue Capital Management II, L.P., their respective Affiliates, and/or funds controlled by Pacific Investment Management Company LLC or Avenue Capital Management II, L.P. or any of their Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of voting power of the ordinary shares of the Parent, (ii) a majority of the members of the board of directors (or equivalent governing body) of the Parent shall not constitute Continuing Directors, (iii) there shall have occurred under any document evidencing or governing any Material Indebtedness any “change in control” or similar provision (as set forth in such document), or (iv) the Parent shall cease to own directly or indirectly, 100% of the Equity Interests of the Borrower or any other Credit Party, or

(b) on and after a Permitted Holdco Event, for so long as the conditions set forth in the definition of “Permitted Holdco Event” continue to be satisfied: (i) any “person” or related Persons constituting a “group” (as such terms are used in Rule 13d-5 under the Exchange Act) (other than Pacific Investment Management Company LLC or Avenue Capital Management II, L.P., their respective Affiliates, and/or funds controlled by Pacific Investment Management Company LLC or Avenue Capital Management II, L.P. or any of their Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of voting power of the ordinary shares of the Permitted Holdco, (ii) a majority of the members of the board of directors (or equivalent governing body) of the Permitted Holdco shall not constitute Continuing Directors, (iii) there shall have occurred under any document evidencing or governing any Material Indebtedness any “change in control” or similar provision (as set forth in such document), (iv) the Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower or any other Credit Party, or (v) the Permitted Holdco shall cease to own, directly or indirectly, 100% of the Equity Interests of the Parent;

provided that, the occurrence of a Permitted Holdco Event shall not constitute a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, or treaty, (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented, or issued.

“Chapter 11 Cases” means the chapter 11 cases of the Parent and certain of its Subsidiaries jointly administered as Bankruptcy Case No. 20-32307 before the Bankruptcy Court.

“Closing Date” means the date of this Agreement.

“Closing Date Material Adverse Effect” means any event, change, effect, occurrence, development, circumstance or change of fact occurring or existing that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on (i) the business, assets, properties, operations, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole, or (ii) the Borrower’s ability, individually, or the ability of the Credit Parties, taken as a whole, to perform its or their obligations under, or to consummate the transactions contemplated by the Loan Documents, including in connection with the Credit Facility; provided, however, that any change arising from or related to any of the following shall not constitute a Closing Date Material Adverse Effect or be taken into account in determining whether a Closing Date Material Adverse Effect has occurred or would reasonably be expected to occur: (A) customary occurrences as a result of events leading up to and following the commencement of the Chapter 11 Cases that are directed or authorized by the Bankruptcy Court and made in compliance with the Bankruptcy Code; and (B) any action or omission required, specifically permitted or contemplated to be taken or omitted by any of the Credit Parties, the debtors pursuant to the Chapter 11 Cases, or their Subsidiaries pursuant to the Plan, Confirmation Order, Plan Support Agreement or any Loan Document or which is otherwise taken or omitted with the consent, or at the request, of the Administrative Agent and the Required Lenders.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent for the Secured Parties, together with its successors and assigns and any successor thereto (including any successor appointed pursuant to Section 10.6).

“Collateral Coverage Ratio” means either of the RCF Collateral Coverage Ratio or the Total Collateral Coverage Ratio, or both, as the context requires.

“Collateral Coverage Ratio Requirement” means either of the RCF Collateral Coverage Ratio Requirement or the Total Collateral Coverage Ratio Requirement, or both, as the context requires.

“Collateral Rig Value” means, as of any date of determination, the sum of the Rig Value of all Rigs that are directly owned, operated, and chartered by Credit Parties, in each case to the extent (x) each such Rig is subject to an Acceptable Security Interest and not subject to any other Liens securing Indebtedness for borrowed money (other than the First Out RCF Loans and L/C Obligations, the Last Out Notes, and the Last Out Incremental Debt), and (y) each such Rig is not subject to any other financing arrangement (other than pursuant to this Credit Facility, the First Out RCF Loans and L/C Obligations, the Last Out Notes, and any Last Out Incremental Debt); provided that the Rig Value attributable to non-marketed Rigs shall not constitute more than 5% of the Collateral Rig Value as calculated hereunder.

“Combination Party” has the meaning assigned thereto in the definition of “Permitted Holdco Event.”

“Commercial Operation Date” means the date on which an acquired Rig commences commercial operations in accordance with the terms of its material customer contracts.

“Commercial Tort Claim” has the meaning assigned thereto in the Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate of a Financial Officer of the Parent substantially in the form attached as Exhibit F.

“Confirmation Order” means the final order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement), confirming the Plan on April 8, 2021, which order shall not have been stayed, reversed, vacated, amended, supplemented, or otherwise modified in any manner that would reasonably be expected (as determined in good faith by the Administrative Agent) to adversely affect the interests of the Arrangers, the Administrative Agent, or the Lenders and their respective Affiliates, in their capacity as such, or the treatment contemplated by the Plan to the Prepetition Lenders under the Prepetition Credit Agreement; provided that the possibility that an appeal or a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure may be filed relating to such order shall not cause such order to not be a final order.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for any Person:

(a) Consolidated Net Income for such period, plus

(b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period:

(i) Consolidated Interest Expense;

(ii) expense for Taxes measured by net income, profits, or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes, and franchise Taxes;

(iii) depreciation, amortization, and other non-cash charges or non-cash expenses, including any write-offs or write-downs, but excluding any non-cash charge or non-cash expense that represents an accrual for a cash expense to be taken in a future period;

(iv) net cash proceeds from business interruption insurance or reimbursement of expenses received related to any Permitted Acquisition or Asset Disposition; provided that the aggregate amount added back pursuant to this clause (b)(iv), when combined with the amounts added back pursuant to clauses (b)(v), (vii), and (ix), shall not exceed the greater of (x) $2,500,000 and (y) 5% of Consolidated EBITDA in any Reference Period (calculated before giving effect to any such amounts added back);

(v) all other extraordinary, unusual, or non-recurring charges, expenses, losses (whether cash or non-cash); provided that the aggregate amount of such cash charges, expenses or losses under this clause (b)(v), when combined with the amounts added back pursuant to clauses (b)(iv), (vii), and (ix), shall not exceed the greater of (x) $2,500,000 and (y) 5% of Consolidated EBITDA in any Reference Period (calculated before giving effect to any such amount added back);

(vi) any non-cash adjustments and charges stemming from the application of fresh start accounting;

(vii) transaction expenses incurred in connection with Permitted Acquisitions, Asset Dispositions and Permitted Holdco Events; provided that (A) the aggregate amount of such cash expenses under this clause (b)(vii)(1) when combined with the charges and expenses added back pursuant to clauses (b)(iv), (v), and (ix), shall not exceed the greater of (x) $2,500,000 and (y) 5% of Consolidated EBITDA in any Reference Period (calculated before giving effect to any such amounts added back) and (2) shall not exceed 1% of the total transaction value of the applicable Permitted Acquisition, Asset Disposition, or Permitted Holdco Event, as applicable, and (B) no such transaction expenses added back hereunder shall have been paid to any Affiliate of the Parent or any of its Restricted Subsidiaries (except to the extent such payment is in respect of third party expenses required to be paid or reimbursed by the Parent or any Restricted Subsidiary);

(viii) non-cash charges and expenses relating to employee benefit plans or equity compensation plans;

(ix) charges, costs or losses attributable to the severance in connection with any undertaking or implementation of restructurings (including any tax restructuring), cost savings initiatives and cost rationalization programs, business optimization initiatives, systems implementation, termination or modification of Material Contracts, entry into new markets, strategic initiatives, expansion or relocation, consolidation of any facility, modification to any pension and post-retirement employee benefit plan, software development, new systems design, project startup, consulting, business, integrity and corporate development; provided that the aggregate amount of cash charges, costs, or losses under this clause (b)(ix), when combined with the charges and expenses added back pursuant to clauses (b)(iv), (v), and (vii), shall not exceed the greater of (x) $2,500,000 and (y) 5% of Consolidated EBITDA in any Reference Period (calculated before giving effect to any such amounts added back); and

(x) any Acquisition EBITDA Adjustments; less

(c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:

(i) interest income,

(ii) Federal, state, local, and foreign income Tax credits of the Parent and its Restricted Subsidiaries for such period (to the extent not netted from income Tax expense);

(iii) any extraordinary, unusual, or non-recurring income;

(iv) non-cash gains or non-cash items;

(v) any cash expense made during such period which represents the reversal of any non-cash expense that was added in a prior period pursuant to clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred; and

(vi) the Consolidated EBITDA attributable to any Rig disposed of by such Person during such Reference Period.

For purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis. Unless otherwise expressly stated, references to Consolidated EBITDA shall mean the Consolidated EBITDA of the Parent and its Restricted Subsidiaries.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Restricted Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) all liabilities, obligations, and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes, or other similar instruments of any such Person, (b) all purchase money indebtedness, (c) all obligations to pay the deferred purchase price of Property or services of any such Person (including all payment obligations under non-competition, earn-out, or similar agreements, solely to the extent any such payment obligation under non-competition, earn-out, or similar agreements becomes a liability on the balance sheet of such Person in accordance with GAAP), except trade payables arising in the ordinary course of business not more than 180 days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (d) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP), (e) all drawn and unreimbursed obligations, contingent or otherwise, of (i) any such Person relative to letters of credit, including any Reimbursement Obligations (as defined in the First Out RCF Credit Agreement), and (ii) banker’s acceptances issued for the account of any such Person, (f) all obligations of any such Person in respect of Disqualified Equity Interests which shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, (g) all Guarantees of any such Person with respect to any of the foregoing, and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, to the extent such Indebtedness is recourse to such Person.

“Consolidated Funded Secured Indebtedness” means, as of any date of determination, any Consolidated Funded Indebtedness that is secured by a Lien on any Property of the Parent and its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Parent and its Restricted Subsidiaries in accordance with GAAP, interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period.

“Consolidated Net Income” means, with respect to the Parent and its Restricted Subsidiaries, for any period, the Consolidated net income (or loss) of the Parent and its Restricted Subsidiaries; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent or to any of its Restricted Subsidiaries, as the case may be, (b) the net income (or loss), in each case determined in accordance with GAAP, during such period of any Subsidiary that is not a Restricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent or to any of its Restricted Subsidiaries, as the case may be, (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction, (d) any extraordinary gains or losses during such period, including any cancellation of indebtedness income, (e) any non-cash gains or losses or positive or negative adjustments under ASC 815 (and any statements replacing, modifying or superseding such statement), in each case as the result of changes in the fair market value of derivatives, and (f) any gains or losses attributable to writeups or writedowns of any Property.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Secured Indebtedness on such date minus (ii) Specified Credit Party Cash, to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Parent and its Restricted Subsidiaries determined on a Consolidated basis in accordance with GAAP.

“Consolidated Total Gross Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness on such date minus (ii) Specified Credit Party Cash, to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Continuing Directors” means:

(d) prior to a Permitted Holdco Event and following the occurrence of a Permitted Holdco Event and whenever the conditions set forth in the definition of “Permitted Holdco Event” cease to be satisfied, the directors (or equivalent governing body) of the Parent on the Closing Date and each other director (or equivalent) of the Parent, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the Parent is approved by at least 51% of the then Continuing Directors, or

(e) on and after a Permitted Holdco Event, the directors (or equivalent governing body) of the Permitted Holdco on the date of the occurrence of such Permitted Holdco Event and each other director (or equivalent) of the Permitted Holdco, if, in each case, such other Person’s nomination for election to the board of directors (or equivalent governing body) of the Permitted Holdco is approved by at least 51% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Party” has the meaning assigned thereto in Section 11.25.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“Credit Facility” means the term loan facility established pursuant to Section 2.1.

“Credit Parties” means, collectively, the Parent, the Borrower, and the other Guarantors; provided that the Permitted Holdco, if any, shall not be a Credit Party for purposes of this Agreement.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) any Event of Default or (b) any event or condition which with the passage of time, the giving of notice, or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.14(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or Property, including the FDIC or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its Property or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.14(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Discharge Date” means the date on which all of the Term Loan Secured Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash.

“Discretionary Basket” means, at any time during a fiscal quarter (the “Specified Quarter”), an amount equal to:

(a) 100% of the amount equal to (a) Consolidated EBITDA for the immediately prior fiscal quarter for which financial statements have been delivered pursuant to Sections 7.1(a) or (b), less (b) all Consolidated Interest Expense paid in cash during such immediately prior fiscal quarter, less (c) all Taxes paid in cash during such immediately prior fiscal quarter, less (d) all Capital Expenditures made in such immediately prior fiscal quarter, less (e) the amount of any increase in working capital during such immediately prior fiscal quarter, plus (f) the amount of any reduction in working capital during such immediately prior fiscal quarter, less (g) any cash add-backs made in the calculation of Consolidated EBITDA in such immediately prior fiscal quarter, minus

(b) the aggregate amount of all Investments made pursuant to Section 8.3(g) during such Specified Quarter, all Restricted Payments made pursuant to Section 8.6(c) during such Specified Quarter, and all payments and prepayments of Junior Indebtedness made pursuant to Section 8.9(b)(vi) during such Specified Quarter.

“Discretionary Guarantor” means any Restricted Subsidiary of the Parent that is not a Required Guarantor that the Parent has designated in writing to the Administrative Agent and the Collateral Agent to be a Subsidiary Guarantor.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Term Loan Secured Obligations (other than contingent indemnification obligations not then due)), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Term Loan Secured Obligations (other than contingent indemnification obligations not then due)), in whole or in part, (c) provide for the scheduled payment of dividends in cash, or (d) are or become convertible into, or exchangeable for, Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is ninety-one (91) days after the latest scheduled maturity date of the Loans; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Parent or its Restricted Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” means (a) any competitor of the Parent identified on a list delivered to the Administrative Agent and the Lenders by the Borrower prior to the Closing Date (by way of written notice delivered to the Administrative Agent and each Lender at its address for notices) and (b) any Affiliate of any competitor of the Parent identified on the list described in clause (a) above that is clearly identifiable as such solely on the basis of the similarity of its name, but excluding any such Affiliated fund or investment vehicle that is primarily engaged in the making, purchasing, holding, or otherwise investing in commercial loans, bonds, and other similar extensions of credit in the ordinary course of business; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and each Lender from time to time at their respective addresses for notices.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of any political subdivision of the United States.

“Drilling Contract” means any drilling contract with respect to any Rig.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a) notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. § 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. § 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.9(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.9(b)(iii)).

“Eligible Local Content Entities” means a Local Content Entity that (a) is not prohibited by its Organizational Documents or Applicable Law from providing a Guarantee of the Secured Obligations (subject to inclusion of any local Applicable Law-required limitations and such other changes as the Administrative Agent may reasonably agree), (b) is Controlled by the Parent, and (c) is not an Unrestricted Subsidiary.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is, or within the prior six years was, sponsored, maintained, or contributed to, or required to be contributed to, by any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, Liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind), or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to violation of any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages, contribution, indemnification, cost recovery, compensation, or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial, and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations, and orders of courts or Governmental Authorities, relating to the protection of worker health and safety as it relates to exposure to Hazardous Materials or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation, or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation or exempted company, capital stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (f) any and all warrants, rights, or options to purchase any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 10.12(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental, or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 9.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Proceeds” has the meaning assigned thereto in Section 2.3(b)(i)(C).

“Excess Proceeds Payment Amount” has the meaning assigned thereto in Section 2.3(b)(i)(C).

“Excess Proceeds Threshold” has the meaning assigned thereto in Section 2.3(b)(i)(C).

“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 77 et seq.).

“Excluded Accounts” means, collectively, each of the following: (a) deposit accounts specially and exclusively used in the ordinary course of business for payroll, payroll Taxes and other employee wage and benefit payments (or the equivalent thereof in non-U.S. jurisdictions), (b) pension fund accounts, 401(k) accounts and trust accounts (or the equivalent thereof in non-U.S. jurisdictions), (c) withholding Tax and other similar Tax accounts (including sales Tax accounts), (d) fiduciary accounts, escrow accounts, trust accounts and other accounts, in each case, which solely hold funds on behalf of any unaffiliated third party (or the equivalent thereof in any non-U.S. jurisdiction), including any account which solely holds funds deposited by an unaffiliated third party for the purpose of reimbursing costs and expenses incurred by the Parent or its Restricted Subsidiaries on behalf of such unaffiliated third party and from which account the Parent or any Restricted Subsidiary is entitled to reimburse itself for such costs and expenses, in each case, pursuant to a contract described in clause (c) of the definition of Material Contracts; provided that, the Borrower or such Restricted Subsidiary shall reimburse itself reasonably promptly, in accordance with past practice (to the extent applicable), for such costs and expenses upon being entitled to do so pursuant to the terms of the applicable Material Contract, (e) a deposit account held at Wells Fargo (or is Affiliate) that is subject to a Lien described in Section 8.2(m), (f) other deposit accounts, securities accounts, and commodity accounts with balances in the aggregate for all accounts referred to in this subclause (f), not exceeding $20,000,000 at any time, and (g) any other account to the extent the cost of creating a Lien therein is excessive in relation to the practical benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent; provided that, in no event shall any Reinvestment Account (as defined in the First Out RCF Credit Agreement) constitute an Excluded Account.

“Excluded Perfection Collateral” means, collectively, (a) Commercial Tort Claims (i) where the amount of damages expected to be claimed is less than $1,000,000 for each such claim or (ii) which are filed in a court outside of the United States and the concept of “commercial tort claims” does not exist under the local law of such applicable jurisdiction or such local law does not include procedures for perfecting against a commercial tort claim, (b) Letter-of-Credit Rights or tangible or electronic Chattel Paper to the extent a security interest therein cannot be perfected by the filing of a financing statement under the UCC or similar composite “all asset” security instrument under Applicable Law of any Subject Jurisdiction, (c) any Excluded Account, (d) any deposit account, securities account, or commodities account located outside of the United States with respect to which the Administrative Agent has determined, in its sole discretion that the cost of perfecting a security interest in such account is excessive in relation to the practical benefit to the Secured Party afforded thereby, (e) motor vehicles and other Property subject to certificates of title (in each case, other than (i) any Rig documented by a certificate of title, and (ii) any motor vehicle or other Property with, in the case of this clause (ii), a value in excess of $3,000,000), in each case to the extent that Liens in such Property under this clause (e) cannot be perfected by the filing of a financing statement under the UCC or similar composite “all asset” security instrument under Applicable Law of any Subject Jurisdiction, (f) Intellectual Property that does not constitute Material Intellectual Property to the extent a security interest therein cannot be perfected by the filing of a financing statement under the UCC or similar composite “all asset” security instrument under Applicable Law of any Subject Jurisdiction, and (g) any other Property with respect to which the Administrative Agent reasonably determines in consultation with the Borrower than the cost of perfecting such Lien is excessive in relation to the practical benefit to the Secured Parties afforded thereby.

“Excluded Property” means, collectively:

(a) Immaterial Real Property;

(b) any Property of the Credit Parties with respect to which Liens are prohibited or restricted by Applicable Law, rule or regulation (including as a result of any requirement to obtain the consent, approval, license or authorization of any Governmental Authority unless such consent has been obtained; provided that, if reasonably requested by the Administrative Agent or the Collateral Agent, the Credit Parties shall use commercially reasonable efforts to obtain such consents to the extent required or advisable to create or perfect such security interests under the laws of the applicable jurisdiction, as determined by the Administrative Agent and/or Collateral Agent in its reasonable discretion);

(c) minority interests or Equity Interests in joint ventures and Non-Wholly-Owned Subsidiaries, to the extent the grant of a Lien on such interest would require a consent, approval, license or authorization from any Governmental Authority or any other Person (other than a Credit Party or a Restricted Subsidiary); provided that, if reasonably requested by the Administrative Agent or the Collateral Agent, the Credit Parties will use commercially reasonable efforts to obtain such consents to the extent required or advisable to create or perfect such security interests in such minority interests or Equity Interests in the applicable jurisdiction, as determined by the Administrative Agent and/or Collateral Agent in its reasonable discretion; and provided further that such minority interests or Equity Interests in a Subsidiary that were directly or indirectly owned by the Parent on the Closing Date shall not be Excluded Property if they were not Excluded Property on the Closing Date;

(d) any lease, license, contract, or agreement, or any Property subject to a Lien permitted pursuant to Section 8.2(b), (c) or (d) hereof that secures Indebtedness permitted pursuant to Section 8.1(e) hereof, in each case, to the extent (and only to the extent) that a grant of a security interest therein to secure the Secured Obligations would violate or invalidate such lease, license, contract, or agreement or purchase money or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that, if reasonably requested by the Administrative Agent or the Collateral Agent, the Credit Parties shall use commercially reasonable efforts to obtain any such consent, approval, license or authorization to the extent required or advisable to create or perfect a security interest in such lease, license, contract, or agreement or purchase money or similar arrangement under the laws of the applicable jurisdiction, as determined by the Administrative Agent and/or the Collateral Agent in its reasonable discretion, other than with respect to Drilling Contracts)) or create a right of termination in favor of any other party thereto (other than the Parent or a Restricted Subsidiary) after giving effect to Sections 9-406, 9-407, 9-408, and 9-409 of the UCC and any similar provisions of other Applicable Law, which limit anti-assignment provisions, other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(e) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, by the United States Patent and Trademark Office, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark application under Applicable Law; provided, however, to the extent that such applicable requirement under Applicable Law is no longer in effect, then such trademark application shall cease to be “Excluded Property” and shall automatically be subject to the Lien and security interests granted pursuant to the Security Agreement as Collateral; provided further, that any Proceeds received by any Credit Party from the sale, transfer or other disposition of such trademark application described in this clause (e) shall constitute Collateral unless any Property constituting such Proceeds are themselves subject to the exclusions set forth herein or otherwise constitute Excluded Property;

(f) any after-acquired Property (including Property acquired through any acquisition or merger of another Person permitted hereunder) if at the time such acquisition or merger is consummated the granting of a Lien in such Property or the pledge thereof is prohibited by any contract or other agreement that encumbers such Property prior to such acquisition or merger (in each case, not created in contemplation thereof) solely to the extent and for so long as such contract or other agreement (or a refinancing or replacement thereof permitted hereunder) prohibits the granting of such Lien or pledge;

(g) the Equity Interests of (i) Unrestricted Subsidiaries, (ii) any after-acquired Non-Wholly-Owned Subsidiary to the extent that restrictions in any Organizational Documents of such Subsidiary prohibit the pledge of its Equity Interests, and (iii) Excluded Subsidiaries (other than any Discretionary Guarantor and any Restricted Subsidiary that becomes an Excluded Subsidiary solely by virtue of its being an Immaterial Subsidiary) to the extent such pledge would be prohibited by the same factors that cause such Subsidiary to be an Excluded Subsidiary; and

(h) (i) Excluded Accounts and (ii) all funds and other Property held in or maintained in any such Excluded Account.

“Excluded Subsidiary” means:

(a) any Subsidiary (other than a Rig Subsidiary) (i) that would be prohibited or restricted from guaranteeing the Secured Obligations by any Governmental Authority with authority over such Subsidiary, Applicable Law, or analogous restriction or contract (including any requirement to obtain the consent, approval, license, or authorization of any Governmental Authority or a third party, unless such consent, approval, license, or authorization has been received, but excluding any restriction in any Organizational Documents of such Subsidiary; provided that, if reasonably requested by the Administrative Agent, the Parent and its Restricted Subsidiaries shall use commercially reasonable efforts to obtain such consent, approval, license, or authorization to the extent required or advisable under the laws of the jurisdiction of organization of such Subsidiary for such Subsidiary to guarantee the Secured Obligations, as reasonably determined by the Administrative Agent), so long as (x) in the case of Subsidiaries of the Parent existing on the Closing Date, such contractual obligation is in existence on the Closing Date and (y) in the case of Subsidiaries of the Parent acquired after the Closing Date, such contractual obligation is in existence immediately prior to such acquisition; (ii) if the provision of a guarantee by such Subsidiary (other than a Subsidiary formed in a Subject Jurisdiction) would result in material adverse Tax consequences as reasonably determined by the Parent and the Administrative Agent; or (iii) that is otherwise excluded from the requirement to provide a Guarantee pursuant to clause (e) of Agreed Security Principles;

(b) any Non-Wholly-Owned Subsidiary (other than a Rig Subsidiary) that is prohibited from guaranteeing the Secured Obligations pursuant to its Organizational Documents (provided that no Wholly-Owned Subsidiary that is a Guarantor as of the Closing Date shall be or be deemed to be an “Excluded Subsidiary” pursuant to this clause (b)(i) solely because a portion (but not all) of the Equity Interests in such Subsidiary are sold, transferred, or otherwise disposed of to any Person that is not a Credit Party, and, notwithstanding such sale, transfer, or other disposition of a portion (but not all) of the Equity Interests in such Subsidiary, such Subsidiary shall remain a Guarantor to the extent it does not otherwise constitute an Excluded Subsidiary);

(c) any Unrestricted Subsidiary;

(d) any Immaterial Subsidiary;

(e) any Wholly-Owned Restricted Subsidiary (other than a Rig Subsidiary) acquired with pre-existing Indebtedness permitted pursuant to Section 8.1(f), the terms of which prohibit the provision of a Guarantee being provided by such Subsidiary; and

(f) any Foreign Subsidiary (other than any Rig Subsidiary) with respect to which the Administrative Agent determines in consultation with the Parent that the cost of providing a Guarantee of the Secured Obligations would be excessive in relation to the benefit to be afforded thereby and is not otherwise an Excluded Subsidiary described in clauses (a) through (e) of the definition hereof.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Recipient’s failure to comply with Section 4.11(g), and (c) any United States federal withholding Taxes imposed under FATCA.

“Exempt Entity” means any non-Guarantor.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the aggregate principal amount of all Loans made by such Lender then outstanding or (b) the making of any Loan, as the context requires.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means, collectively, (a) the term loan agent fee letter agreement dated as of April 23, 2021, among the Parent, the Borrower, Wells Fargo, and Wells Fargo Securities, LLC, and (b) any other fee letter executed and delivered by the Parent, the Borrower, or any other Credit Party in favor of the Administrative Agent, Arrangers, Collateral Agent, or any one of them, in connection with the execution and delivery of any Loan Document, including any amendment, modification, waiver, or consent to this Agreement or any other Loan Document.

“Financial Officer” means, with respect to any Person, the chief financial officer or treasurer (or equivalent officer) of such Person. Unless otherwise specified, all references to a Financial Officer herein or in any other Loan Document shall mean a Financial Officer of the Parent.

“First Out RCF Credit Agreement” means that Credit Agreement dated as of the Closing Date among the Parent, the Borrower, the RCF Administrative Agent, the Collateral Agent, and each Lender (as defined therein) from time to time party thereto, as amended, restated, amended and restated, supplemented, or otherwise modified to the extent permitted under this Agreement and the Intercreditor Agreement.

“First Out RCF Loan Documents” means the “Loan Documents”, as defined in the First Out RCF Credit Agreement.

“First Out RCF Loans and L/C Obligations” means, collectively, the “Loans” and the “L/C Obligations”, in each case, as defined in the First Out RCF Credit Agreement.

“First Out RCF Obligations” means the “RCF Secured Obligations”, as defined in the First Out RCF Credit Agreement.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31.

“Fleet Status Certificate” means either of the following (at the option of the Parent): (a) a certificate delivered by a Responsible Officer of the Parent to the Administrative Agent certifying as to the fleet status of each Rig wholly owned by the Parent, any Credit Party, any Restricted Subsidiary, or any Local Content Entity prepared on substantially the same basis, and in substantially the same form, substance, and level of detail (subject to deletion of pricing information), as the Parent would provide in a published fleet status report posted to the Parent’s website, but, in any case, indicating the name, fleet status, contract status, and contract term for each such Rig, or (b) an updated published fleet status report posted to the Parent’s website including (or supplemented to include) the information specified in clause (a) above.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, or renewal of this Agreement, or otherwise) with respect to USD LIBOR.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” means any pension, profit sharing, deferred compensation, or other employee benefit plan, program, or arrangement (whether or not subject to ERISA) that is not subject to U.S. law and is maintained by any Credit Party, any ERISA Affiliate, or any Foreign Subsidiary of the Parent, but shall not include any benefit provided by a foreign government or its agencies.

“Foreign Subject Jurisdiction” means any Subject Jurisdiction other than the United States or any state or political subdivision thereof.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Full PIK Applicable Margin” means (a) with respect to a LIBOR Rate Loan, 10.00%, and (b) with respect to a Base Rate Loan, 9.00% .

“Full PIK Election” means, with respect to any Loan, the Borrower’s written election to pay in kind all of the interest due and payable on such Loan by adding an amount equal to 100% of such interest to the balance of the principal amount of such Loan in accordance with Section 4.1(c).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans, bonds, and similar extensions of credit in the ordinary course of its activities.

“Future Plan of Reorganization” has the meaning assigned thereto in Section 11.9(g)(iii).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses, and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in each case, in the ordinary course of business, or customary and reasonable indemnity obligations in connection with any disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness).

“Guarantors” means, collectively, the Parent and each Subsidiary Guarantor.

“Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Parent and the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Term Loan Secured Parties, which shall be in form and substance acceptable to the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means any substances or materials (a) which are, at such time, defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise harmful to public health or the environment and are, at such time, regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas, or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions, or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“HSBC Letters of Credit” means each of the following letters of credit issued by HSBC Bank USA, National Association for the account of the Parent or any of its Restricted Subsidiaries: (i) the letter of credit issued for the benefit of Burullus Gas in the amount of $500,000, (ii) the letter of credit issued for the benefit of Burullus Gas in the amount of $1,000,000, (iii) the letter of credit issued for the benefit of Suez Oil Company in the amount of $750,000, (iv) the letter of credit issued for the benefit of Fidelity & Deposit Co. of Maryland in the amount of $6,034,107, and (v) the letter of credit issued for the benefit of Posco International Corporation in the amount of $6,100,000.

“Immaterial Real Property” means (a) any fee owned (or similarly owned, under Applicable Law) real property owned by the Parent or any of its Restricted Subsidiaries with an aggregate fair market value of less than $10,000,000, on the applicable date of determination, provided that one or more parcels owned in fee by such Credit Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address shall, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition and (b) any leasehold interests in real property owned by the Parent or any of its Restricted Subsidiaries.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Parent, which, together with its Subsidiaries that are Restricted Subsidiaries, as of the last day of the most recently ended Reference Period of the Parent for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1(a) or (b), (a) contributed less than two and one-half percent (2.5%) of the Consolidated EBITDA of the Parent and its Restricted Subsidiaries for such period and (b) owns, directly or indirectly through its Subsidiaries, total assets (excluding intercompany obligations owing by or to such Restricted Subsidiary) of less than two and one-half percent (2.5%) of Consolidated Total Assets as of the last day of such period; provided that such Restricted Subsidiary, taken together with all Immaterial Subsidiaries as of such date, (i) contributed less than five percent (5.0%) of the Consolidated EBITDA of the Parent and its Restricted Subsidiaries for such period, and (ii) owns, directly or indirectly through its Subsidiaries, total assets (excluding intercompany obligations owing by or to such Restricted Subsidiary) of less than five percent (5.0%) of Consolidated Total Assets as of the last day of such period; provided, further, that no Restricted Subsidiary shall be an Immaterial Subsidiary if such Restricted Subsidiary as of such date (x) is a Rig Subsidiary or (y) is owed gross intercompany receivables by the Parent or another of its Restricted Subsidiaries (without netting of any payables owed by such Restricted Subsidiary) in an aggregate amount greater than $35,000,000.

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations, and indebtedness of such Person for borrowed money, including obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, of such Person;

(b) all obligations of such Person to pay the deferred purchase price of Property or services of such Person (including all payment obligations under non-competition, earn-out, or similar agreements, solely to the extent any such payment obligation under non-competition, earn-out, or similar agreements becomes a liability on the balance sheet of such Person in accordance with GAAP), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

(h) all net obligations of such Person under any Hedge Agreements; and

(i) all Guarantees of such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the Property of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the Property securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (i) the fair market value of such Property as of such date (as determined in good faith by the Parent) and (ii) the amount of such Indebtedness as of such date. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due. For the avoidance of doubt, for purposes of hereof, the Indebtedness of the Parent and its Restricted Subsidiaries shall not include (a) any joint and several liability of the Parent or any Restricted Subsidiary under any Dutch fiscal unity (fiscale eenheid) to which the Parent or such Restricted Subsidiary is a member that is entered into solely among the Parent and/or any of its Restricted Subsidiaries, or (b) any obligations incurred by the Parent or any Restricted Subsidiary under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) issued by the Parent or any Restricted Subsidiary in accordance with section 2:403 of the Dutch Civil Code (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 11.3(b).

“Information” has the meaning assigned thereto in Section 11.10.

“Initial Last Out Notes” means the secured notes issued pursuant to the Last Out Notes Indenture on the Closing Date.

“Initial Subject Jurisdiction” means the United States (and any applicable state or other political subdivision thereof), England and Wales, the Marshall Islands, the Cayman Islands, Brazil, the Netherlands, and Curacao.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking, or similar event with respect to any of their respective Property.

“Intellectual Property” has the meaning assigned thereto in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, substantially in the form of Exhibit M, executed by each Credit Party and its Restricted Subsidiaries, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time as permitted hereunder.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of the date hereof executed by the Credit Parties, the Collateral Agent, the Administrative Agent, the Authorized Representative for the First Out RCF Secured Parties (in each case, as defined therein), and the Authorized Representative for the Last Out Notes Secured Parties (in each case, as defined therein), as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms and as permitted hereunder, including, without limitation, any modification to include the requisite holders or an authorized representative thereof (with the consent of the requisite holders) of any Last Out Incremental Debt as parties thereto.

“Interest Payment Date” has the meaning assigned thereto in Section 4.1(c).

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), six (6) or, if agreed by all Lenders, twelve (12) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that, (a) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day, (c) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period, (d) no Interest Period shall extend beyond the Maturity Date, and (e) there shall be no more than five (5) Interest Periods in effect at any time.

“Intermediate DOFC” means Diamond Offshore Finance Company, a Delaware corporation.

“Intermediate DOSC” means Diamond Offshore Services, LLC, a Delaware corporation.

“Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), by division or otherwise, directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition, or (c) makes or holds, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in any Person.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the term “safety management system” has the same meaning as is given to it in the ISM Code).

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organization, as the same may be amended, supplemented, or superseded from time to time.

“Judgment Currency” has the meaning assigned thereto in Section 11.19.

“Junior Indebtedness” means, with respect to the Parent and its Restricted Subsidiaries, any (a) Subordinated Indebtedness, (b) Indebtedness secured by Liens that are junior to the Liens securing the Secured Obligations, and (c) unsecured Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount.

“Last Out Incremental Debt” means any first lien last out secured Indebtedness issued after the Closing Date, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption, or sinking fund obligation prior to the latest of (i) the 365th day after the “Maturity Date” under the First Out RCF Credit Agreement, (ii) the Maturity Date under this Agreement, and (iii) the scheduled maturity date of the Last Out Notes, other than customary offers to purchase upon a change of control, asset sale, or casualty or condemnation event and customary acceleration rights following an event of default (however denominated), in each case, subject to the prior repayment in full in cash of the RCF Secured Obligations (as defined in the First Out RCF Credit Agreement) (other than contingent indemnification obligations not then due), (b) the covenants, events of default, guarantees, collateral requirements, and other terms of which (other than interest rate, fees, funding discounts, and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in this Agreement and the other Loan Documents and do not contain any financial ratio, (c) in respect of which no Restricted Subsidiary of the Parent (other than the Borrower and other Credit Parties) is an obligor, (d) the terms of which do not restrict the ability of the Parent or any of its Restricted Subsidiaries from amending, modifying, restating, or otherwise supplementing this Agreement or the other Loan Documents, except as permitted by the Intercreditor Agreement, (e) the terms of which do not restrict the ability of the Parent or any of its Restricted Subsidiaries to guarantee the Term Loan Secured Obligations or to pledge assets as Collateral for the Term Loan Secured Obligations, (f) the terms of which do not prohibit the repayment or prepayment of the Loans (but may provide that, concurrently with the repayment or prepayment of the Loans, the Borrower shall be required to repay Indebtedness under the Last Out Incremental Debt in an aggregate principal amount equal to the proportional repayment or prepayment amount of the Loans), (g) which are subject to the Intercreditor Agreement or another intercreditor agreement in form and substance satisfactory to the Administrative Agent, and in each case, which shall include collateral agency and indemnification provisions that are substantially identical to those contained in the Intercreditor Agreement or that are otherwise acceptable to the Administrative Agent, and (h) the Parent and its Restricted Subsidiaries shall be in compliance with the requirements of clause (r) of the Agreed Security Principles upon the incurrence of such Indebtedness; provided that, if the Last Out Incremental Debt is issued pursuant to the Last Out Notes Indenture, such Additional Last Out Notes shall have the same terms and conditions as the Initial Last Out Notes, including for the avoidance of doubt, the maturity date thereunder.

“Last Out Incremental Debt Documents” means the documents governing the terms of any Last Out Incremental Debt, as amended, restated, amended and restated, supplemented, or otherwise modified to the extent permitted under this Agreement and the Intercreditor Agreement.

“Last Out Incremental Debt Obligations” means obligations of the Parent and its Restricted Subsidiaries incurred pursuant to any Last Out Incremental Debt Documents.

“Last Out Notes” means (a) the Initial Last Out Notes and (b) any Additional Last Out Notes.

“Last Out Notes Indenture” means that certain Indenture dated as of the Closing Date the Borrower and Diamond Finance, LLC, as co-issuers thereunder, the guarantors party thereto, the Collateral Agent, and Wilmington Savings Fund Society, FSB, as trustee, as amended, restated, amended and restated, supplemented, or otherwise modified to the extent permitted under this Agreement and the Intercreditor Agreement.

“Last Out Notes Obligations” means the “Notes Obligations”, as defined in the Last Out Notes Indenture.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or an Affiliated Lender Assignment and Assumption, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption or an Affiliated Lender Assignment and Assumption.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter-of-Credit Rights” has the meaning assigned thereto in the Security Agreement.

“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.8(c),

(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one (1) month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, (i) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than one percent (1%) and (ii) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.8(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

“Lien” means, with respect to any Property, any mortgage, leasehold mortgage, lien, security assignment, pledge, charge, security interest, hypothecation, or encumbrance of any kind in respect of such Property. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation, or other title retention agreement relating to such Property.

“Liquidity” means, as of any date of determination, an amount equal to (a) Specified Credit Party Cash, plus RCF Availability.

“Loan Documents” means, collectively, this Agreement, each Note, the Security Documents, the Guaranty Agreement, the Perfection Certificate, the Fee Letters, the Intercreditor Agreement, the Intercompany Subordination Agreement, the Permitted Holdco Undertaking, if any, and each other document, instrument, certificate, and agreement executed and delivered by the Credit Parties or any of their respective Restricted Subsidiaries in favor of or provided to the Administrative Agent, the Collateral Agent, or any Term Loan Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby.

“Loan Transactions” means, collectively, (a) the execution, delivery, and performance by the Parent and the Borrower of this Agreement and of each Credit party of the Loan Documents to which it is to be a party, and (b) the Extensions of Credit hereunder.

“Loans” means any loan made or deemed made to the Borrower pursuant to Section 2.1, and all such loans collectively, as the context requires.

“Local Content Entities” means any Affiliate of the Parent (a) that owns a Rig and (b) the capital stock or other Equity Interests of which is jointly owned by the Parent or any Restricted Subsidiary(ies) and any other Person(s) but only to the extent such ownership of capital stock or other Equity Interests by such Person(s) is(are) required or necessary under local Applicable Law or custom as a condition for the operation of such Rig in such jurisdiction; provided that Local Content Entities shall not include joint ventures that are formed in the ordinary course of business and for purposes other than local Applicable Law requirements or customs.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Adverse Effect” means any material adverse effect on (a) the business, assets, properties, operations, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent and its Restricted Subsidiaries, taken as a whole, (b) the Borrower’s ability, individually, or the Credit Parties’ ability, taken as a whole, to perform their respective obligations under the Loan Documents, (c) the legality, validity, binding effect, or enforceability against any Credit Party in any material respect of any Loan Document to which it is a party, or (d) the rights and remedies of the Administrative Agent, the Collateral Agent, or any Lender under any Loan Document.

“Material Contract” means (a) any contract or agreement of any Credit Party or any of its Restricted Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $5,000,000 per annum, (b) all contracts or agreements of any Credit Party or any of its Restricted Subsidiaries with respect to the operation of any mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge ship) of any third-party (including, without limitation, any services contract related to any such contract or agreement), in each case that are material to the operation thereof, (c) all Drilling Contracts and all other contracts or agreements with respect to the Rigs that are material to the operation thereof, (d) at any time after a Permitted Holdco Event has occurred, any contract or agreement described under clause (b) of the definition of “Permitted Holdco Event,” (e) the BOP Lease Agreement, (f) the PCbtH Service Contract, and (g) any other contract or agreement of any Credit Party or any of its Restricted Subsidiaries, the breach, non-performance, cancellation, or failure to renew of which would reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means (a) any Indebtedness of the Parent and its Restricted Subsidiaries in the aggregate principal amount (including any undrawn committed or available amounts) of $40,000,000, and (b) any Indebtedness outstanding at any time pursuant to the First Out RCF Credit Agreement, the Last Out Notes, or the Last Out Incremental Debt (if any).

“Material Intellectual Property” has the meaning assigned thereto in the Security Agreement.

“Material Real Property” means any real property that is not Immaterial Real Property.

“Material Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Parent which is not an Immaterial Subsidiary.

“Maturity Date” means the earliest to occur of (a) April 22, 2027, (b) the date of termination of the Credit Facility pursuant to Section 2.5, and (c) the date of termination of the Credit Facility pursuant to Section 9.2(a).

“Mexico Office Building” means the office building located at Carretera Carmen – Puerto Real Km 11.3 Col. El Fenix, Ciudad del Carmen, Campeche C.P. 24157.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Property” means any real property that is subject to a Mortgage.

“Mortgages” means the collective reference to each mortgage, deed of trust, or other real property security document, encumbering any Material Real Property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and executed by such Credit Party in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as any such document may be amended, restated, supplemented, or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years, or with respect to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Net Cash Proceeds” means, as applicable, with respect to any Asset Disposition, all cash and Cash Equivalents received by any Credit Party or any of its Restricted Subsidiaries therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income Taxes and other Taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction or event (provided that if such estimated Taxes exceed the amount of actual Taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses actually incurred by any Credit Party or any of its Restricted Subsidiaries directly in connection with such transaction or event, and (iii) the principal amount of, premium, if any, and interest on any Indebtedness incurred pursuant to Section 8.1(e) and secured by a Lien on the Property permitted pursuant to Section 8.2(b), (c), or (d) (or a portion thereof) sold or otherwise disposed of, which Indebtedness is required to be repaid in connection with such transaction or event.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification, or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.2 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Wholly-Owned Subsidiary” means any Subsidiary of the Borrower that is not Wholly- Owned.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender, substantially in the form attached as Exhibit A, and any substitutes therefor, and any replacements, restatements, renewals, or extension thereof, in whole or in part.

“Notice of Borrowing” has the meaning assigned thereto in Section 2.2.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.3(c).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, memorandum and articles of association (or equivalent or comparable constitutive documents), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents), (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) any applicable joint venture agreement or equityholders’ agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Last Out Debt Payment” has the meaning assigned thereto in Section 2.3(b)(ii).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.12).

“Outstandings” means, as of any date of determination, the sum of the aggregate outstanding principal amount of the Loans on such date after giving effect to any prepayments or repayments of Loans, as the case may be, occurring on such date.

“Parent” means Diamond Offshore Drilling, Inc., a Delaware corporation.

“Pari Passu Indebtedness” has the meaning assigned thereto in Section 2.3(b)(i)(C).

“Partial PIK Applicable Margin” means (a) with respect to a LIBOR Rate Loan, 8.00%, and (b) with respect to a Base Rate Loan, 7.00% .

“Partial PIK Election” means, with respect to any Loan, the Borrower’s written election to pay in kind 50% of the interest due and payable on such Loan by adding an amount equal to 50% of the interest due on such Loan to the balance of the principal amount of such Loan in accordance with Section 4.1(c).

“Participant” has the meaning assigned thereto in Section 11.9(d).

“Participant Register” has the meaning assigned thereto in Section 11.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“PCbtH Service Contract” means that certain Contractual Service Agreement, dated as of February 5, 2016, between Diamond Offshore Company and Hydril USA Distribution LLC, as amended by that certain Amendment No. 1 dated as of April 18, 2019, Amendment No. 2 dated as of September 16, 2019, and Amendment No. 3 to Contractual Service Agreement dated as of March 29, 2021.

“Pension Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA and (a) which was or is sponsored, maintained, or contributed to, or required to be contributed to, by any Credit Party or any ERISA Affiliate or (b) with respect to which any Credit Party or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

“Perfection Certificate” means a certificate of a Responsible Officer of each of the Parent, the Borrower, and each Credit Party substantially in the form of Exhibit L or such other form reasonably acceptable to the Administrative Agent, as amended, supplemented, or otherwise modified from time to time.

“Permitted Acquisition” means any Acquisition that meets all of the following requirements:

(a) no less than fifteen (15) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Administrative Agent), the Borrower shall have delivered written notice of such Acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such Acquisition;

(b) the board of directors or other similar governing body of the Person to be acquired shall have approved such Acquisition (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval);

(c) the Person or business to be acquired shall be in a line of business permitted pursuant to the Loan Documents or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Parent and its Restricted Subsidiaries as conducted immediately prior to such Acquisition or otherwise permitted pursuant to the Loan Documents;

(d) no Change in Control would result from such transaction;

(e) (i) no Default shall have occurred and be continuing both before and after giving effect to such Acquisition and (ii) the Parent shall be in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Acquisition (as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Acquisition and received by the Administrative Agent on or prior to such date);

(f) either:

(i) such Acquisition is made with the net cash proceeds of new, concurrent Qualified Equity Interests issued by or any capital contribution in respect of Qualified Equity Interests of the Parent, or

(ii) the requirements set forth below are satisfied with respect thereto (it being understood and agreed that, in the case of substantially concurrent transactions or a series of related transactions, such satisfaction shall be determined with respect to such transactions, on an aggregate basis):

(A) (1)(x) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis (excluding synergies) would be less than or equal to 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter and (y) the Consolidated Secured Net Leverage Ratio on a Pro Forma Basis (excluding synergies) would be less than or equal to 2.0 to 1.0 as of the last day of the most recently ended fiscal quarter or (2) both the Consolidated Total Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, in each case, on a Pro Forma Basis (excluding synergies) would be less than or equal to the Consolidated Total Net Leverage Ratio or Consolidated Secured Net Leverage Ratio, as applicable, before giving effect to such transaction(s); and

(B) Liquidity would be greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such transaction(s) and any concurrent incurrence of Indebtedness; and

(g) any Property, including Equity Interests, acquired pursuant to such Acquisition shall become Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14, and any Restricted Subsidiary acquired pursuant to such Acquisition shall become a Subsidiary Guarantor to the extent it is a Required Guarantor.

“Permitted Holdco” has the meaning assigned thereto in the definition of “Permitted Holdco Event.”

“Permitted Holdco Event” means the occurrence of any event or series of events that results in the ownership of 100% of the Equity Interests of the Parent by any Person (the “Permitted Holdco”), so long as:

(a) no Change in Control has occurred, or would be caused by such event or series of events, in each case, under clause (b) of the definition thereof;

(b) the terms of any management services agreement, shared services agreement, or other arrangement relating to shared services, management, overhead, employees, expenses, taxes, or other relationship between the Parent or any of its Restricted Subsidiaries on the one hand, and the Permitted Holdco on the other hand, as well as any subsequent amendments or other modifications to any such agreements or arrangements, are at least as favorable to the Parent as would be obtainable in an arm’s-length transaction and otherwise subject to all other covenants and restrictions contained in this Agreement (including, without limitation, Section 8.7);

(c) the Permitted Holdco has pledged 100% of the Equity Interests of the Parent as Collateral to secure the Secured Obligations pursuant to an Acceptable Security Interest contained in a pledge agreement (the “Permitted Holdco Pledge”) (the terms of which shall include a negative pledge prohibiting the granting of Liens on any Equity Interests of the Parent by the Permitted Holdco to any Person other than Liens granted to the Collateral Agent for the benefit of the Secured Parties);

(d) the Permitted Holdco shall not own any material Property, Equity Interests, or business interests other than (i) 100% of the Equity Interests in the Parent and (ii) 100% of the equity interests in one or more other Persons whose primary business is the provision of contract drilling services, drilling rigs, and related equipment to the energy industry (each such person, a “Combination Party”); provided that, if the Permitted Holdco owns any Equity Interests in a Combination Party, then (A) the Parent and its Restricted Subsidiaries on the one hand, and each applicable Combination Party and its Subsidiaries on the other hand, are held in separate ownership silos such that (x) neither the creditors of the Permitted Holdco nor the creditors of any applicable Combination Party or its respective Subsidiaries shall have any recourse to the Parent, its Restricted Subsidiaries, or any of their respective Properties, and (y) creditors of the Parent and its Restricted Subsidiaries shall have no recourse to any applicable Combination Party, its respective Subsidiaries, or any of their respective Properties, and (B) all transactions and dealings between the Parent and its Restricted Subsidiaries on the one hand, and each applicable Combination Party and its respective Subsidiaries on the other hand, or between the Parent and its Restricted Subsidiaries on the one hand, and the Permitted Holdco on the other hand, shall be subject to all other covenants and restrictions contained in this Agreement (including, without limitation, Section 8.7);

(e) the Permitted Holdco shall not incur or suffer to exist any Indebtedness, obligations or other liabilities, other than (i) the Permitted Holdco’s obligations under the Permitted Holdco Undertaking, (ii) Tax liabilities of the Permitted Holdco arising in the ordinary course of business, (iii) corporate, administrative and operating expenses of the Permitted Holdco incurred in the ordinary course of business, (iv) liabilities of the Permitted Holdco under any contracts or agreements with the Parent and its Restricted Subsidiaries described in clauses (b) and (c) of this definition, and (v) liabilities of the Permitted Holdco under contracts or agreements with the Combination Party and its Subsidiaries that would comply with the description in clause (b) of this definition;

(f) the Permitted Holdco shall not engage in any activities or business other than (i) issuing shares of its own common Equity Interests, (ii) holding the assets and incurring the liabilities described and permitted in clauses (b), (c), (d) and (e) of this definition and activities incidental and related thereto, pledging the Equity Interests of the Parent as described and permitted in clause (c) above and activities incidental and related thereto) and, if applicable, pledging the Equity Interests of any Combination Party as collateral to secure obligations under the debt facilities of such Combination Party (or of its direct or indirect parent entity that is itself a Combination Party) and activities incidental and related thereto, and (iii) making dividends or distributions not prohibited by this Agreement that would not result in the structure described in the lead-in to this definition failing to meet the conditions described in this definition;

(g) on and after such Permitted Holdco Event, in the event of any Business Opportunity (to be defined in the definitive Permitted Holdco Undertaking documentation, but in any case to include, without limitation, any subsequent bidding or tender opportunity for a new or extended contract fixture for a Rig (or similar opportunity to provide Rigs, drilling services, or other services in the Parent’s line of business)), Permitted Holdco will ensure that the Parent and its Restricted Subsidiaries, or Rigs owned by the Parent and its Restricted Subsidiaries, as applicable, that meet the relevant criteria for such Business Opportunity (including availability) are included in such bid, tender, or other Business Opportunity and participate on a competitive basis in such bid, tender, or other Business Opportunity, if, in the reasonable judgment of the Parent, it is in the best interest of the Parent to bid or participate in such bid, tender, or other Business Opportunity ((x) taking into account all relevant costs and liabilities associated with such bid, tender, Business Opportunity, or contract fixture, and (y) specifically not taking into account activity or availability of any mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge rig) or Subsidiaries directly or indirectly owned by any Combination Party or otherwise by the Permitted Holdco outside of the Parent and its Restricted Subsidiaries, or the business or interests of any Combination Party or the Permitted Holdco outside of the Parent and its Restricted Subsidiaries); and

(h) on or prior to such Permitted Holdco Event, the Administrative Agent shall have received an agreement in form and substance satisfactory to the Administrative Agent, executed and delivered by the Permitted Holdco, for the benefit of the Secured Parties, which shall constitute a Loan Document for all purposes hereunder (such undertaking, the “Permitted Holdco Undertaking”), pursuant to which the Permitted Holdco shall agree to (i) comply, and cause the Parent and its Restricted Subsidiaries to comply, with the requirements of clauses (a) through (g) of this definition in all respects, and (ii) deliver to the Administrative Agent a quarterly certificate of a Responsible Officer of the Permitted Holdco and a Responsible Officer of the Parent, in each case, certifying compliance with such requirements and committing to comply with such requirements at all times thereafter;

provided that each of the provisions applicable to and undertakings by the Permitted Holdco in this definition shall apply equally to any Subsidiary of the Permitted Holdco that directly or indirectly holds Equity Interests in the topmost entity in either the Parent’s silo or any Combination Party’s silo that is a borrower, issuer, guarantor, or other obligor with respect to all of the obligations under the primary debt facilities at such silo.

“Permitted Holdco Pledge” has the meaning assigned thereto in the definition of “Permitted Holdco Event.”

“Permitted Holdco Undertaking” has the meaning assigned thereto in the definition of “Permitted Holdco Event.”

“Permitted Liens” means the Liens permitted pursuant to Section 8.2.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend, or replace outstanding Indebtedness as permitted by Section 8.1 (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension, or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably and actually incurred, in connection with such refinancing, refunding, renewal, extension, or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension, or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness; (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness immediately prior to such refinancing, refunding, renewal, extension, or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness immediately prior to such refinancing, refunding, renewal, extension, or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case immediately prior to such refinancing, refunding, renewal, extension, or replacement; (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Term Loan Secured Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension, or replacement is subordinated in right of payment to the Term Loan Secured Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; (f) in the event that the Refinancing Indebtedness is unsecured Indebtedness (including unsecured Subordinated Indebtedness), such Refinancing Indebtedness does not include cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration); and (g) no Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension, or replacement, and the Parent has delivered a certificate of a Responsible Officer certifying that such conditions have been met.

“Person” means any natural person, corporation, exempted company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means April 26, 2020.

“PIK Election” means any Partial PIK Election or Full PIK Election.

“Plan” means the plan of reorganization of the Parent and certain of its Subsidiaries, as Debtors, filed in the Chapter 11 Cases (and any annexes, supplements, exhibits, term sheets, or other attachments thereto), as amended, modified or supplemented prior to the Closing Date, including by the Plan Supplement (as defined in the Plan), in accordance with the terms there of and as permitted hereunder.

“Plan Support Agreement” means that certain Plan Support Agreement dated as of January 22, 2021, between the Parent and the other parties thereto.

“Platform” means Debt Domain, Intralinks, SyndTrak, or a substantially similar electronic transmission system.

“Pledged Notes” has the meaning assigned thereto in the Security Agreement.

“Prepetition Credit Agreement” means that certain 5-Year Revolving Credit Agreement dated as of October 2, 2018, among Parent, as the U.S. borrower, the Borrower, as the foreign borrower, the financial institutions party thereto as lenders, and Wells Fargo, as administrative agent to the Prepetition Lenders, as amended, restated, supplemented, or otherwise modified prior to the Closing Date.

“Prepetition Lenders” means the “Lenders” as defined in the Prepetition Credit Agreement.

“Prepetition Loans” means the “Loans” as defined in the Prepetition Credit Agreement.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Process Agent” means CT Corporation System, with an office at 111 Eighth Avenue, New York, NY 10011.

“Pro Forma Basis” means:

(a) for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement; provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA;

(b) in the event that the Parent or any Restricted Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance, or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

“Pro Forma Compliance” means, with respect to the Parent’s compliance with the RCF Collateral Coverage Ratio Requirement and/or the Total Collateral Coverage Ratio Requirement on any date, that the Parent is in compliance with such Collateral Coverage Ratio Requirement recomputed as of such date before (to the extent required by the applicable provision hereof) and after giving effect to the event or action with respect to which such pro forma calculation is required and each other transaction occurring on such date; provided that, for purposes of any such calculation of pro forma compliance, (a) such calculation shall give pro forma effect to Permitted Acquisitions, Asset Dispositions, and any change of such Rig’s status to “marketed,” “warm stacked,” “cold stacked,” “preservation stacked,” “held for sale,” “held at a shipyard,” or other type of classification and (b) Indebtedness shall be calculated on a Pro Forma Basis.

“Pro Rata Share” means, with respect to each Lender, at any time of determination on and after the Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of Loans held by such Lender at such time hereunder and the denominator of which is the aggregate principal amount of the Loans held by all Lenders at such time hereunder. The Pro Rata Share of each Lender on the Closing Date, immediately after giving effect to the Loans deemed made on the Closing Date, is set forth opposite the name of such Lender on Schedule 1.1(a).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC Credit Support” has the meaning assigned thereto in Section 11.25.

“Qualified Asset Disposition” means (a) the sale, transfer, license, lease or other disposition, whether in a single transaction or a series of related transactions, of any Property (including by way of a sale and leaseback transaction and any division, merger or disposition of Equity Interests) of the Parent or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (b) the issuance of Equity Interests by any Restricted Subsidiary of the Parent to any Person that is not a Credit Party or any Restricted Subsidiary thereof, whether in a single transaction or a series of related transactions, in each case, other than any sale, transfer, license, lease or other disposition or issuance that is permitted under Section 8.5 of this Agreement in effect as of the Closing Date.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“RCF Administrative Agent” means Wells Fargo, in its capacity as administrative agent under the First Out RCF Credit Agreement.

“RCF Availability” means, as of any date of determination, an amount equal to (a) the “Available Commitments” (as defined in the First Out RCF Credit Agreement) then in effect pursuant to the First Out RCF Credit Agreement at such time (or any equivalent term under any revolving credit facility constituting Permitted Refinancing Indebtedness with respect thereto), minus (b) the aggregate amount of “Outstandings” (as defined in the First Out RCF Credit Agreement) (excluding any PIK Loans (as defined in the First Out RCF Credit Agreement) then outstanding) pursuant to the First Out RCF Credit Agreement at such time (or any equivalent term under any revolving credit facility constituting Permitted Refinancing Indebtedness with respect thereto).

“RCF Cash Collateral” means “Cash Collateral,” as defined in the First Out RCF Credit Agreement.

“RCF Collateral Coverage Ratio” means, as of any date of determination, (a) prior to the RCF Discharge Date, the “RCF Collateral Coverage Ratio” as defined in the First Out RCF Credit Agreement, and (b) at any time on or after the RCF Discharge Date, the ratio of (i) the Collateral Rig Value as of such date, based on the Acceptable Appraisal(s) most recently delivered to the Administrative Agent pursuant to Section 5.1(f) or Section 7.2(d), as applicable, to (ii) the aggregate outstanding principal amount of all loans and letter of credit obligations under the primary revolving credit facility of the Parent and its Restricted Subsidiaries.

“RCF Collateral Coverage Ratio Requirement” means (a) prior to the RCF Discharge Date, the financial maintenance covenant set forth in Section 8.15(a) of the First Out RCF Credit Agreement, and (b) at any time on or after the RCF Discharge Date, the requirement that, as of the last day of the most recently ended fiscal quarter of the Parent, the RCF Collateral Coverage Ratio be greater than 2.0 to 1.0.

“RCF Discharge Date” means the “Discharge Date,” as defined in the First Out RCF Credit Agreement.

“Recipient” means (a) the Administrative Agent, (b) the Collateral Agent, and (c) any Lender, as applicable.

“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of the Parent and its Subsidiaries have been delivered pursuant to Sections 7.1(a) or (b) to the Administrative Agent hereunder.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Loans” has the meaning assigned thereto in Section 2.1.

“Register” has the meaning assigned thereto in Section 11.9(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys, and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning assigned thereto in Section 10.6(b).

“Required Guarantors” means (a) the Parent, Intermediate DOFC, Intermediate DOSC, Diamond Finance, LLC, and the Borrower, (b) each Rig Subsidiary, (c) each Restricted Subsidiary of the Parent that directly or indirectly owns Equity Interests in a Rig Subsidiary, (d) any other Person that is a borrower, issuer, or guarantor of any First Out RCF Loans and L/C Obligations, Last Out Notes, and/or Last Out Incremental Debt (if any), and (e) any other Restricted Subsidiary of the Parent, including any Eligible Local Content Entity, that is not, in the case of this clause (e), an Excluded Subsidiary.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders and Affiliated Lenders, except, solely with respect to Affiliated Lenders, as set forth in Section 11.9(g)(iii)(A)) having Credit Exposure representing more than fifty percent (50%) of the aggregate Credit Exposure of all Lenders. The Credit Exposure held by any Defaulting Lender shall be disregarded in determining Required Lenders at any time. Except as set forth in Section 11.9(g)(iii)(A), the Credit Exposure held by any Affiliated Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning assigned thereto in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, director, treasurer or assistant treasurer of such Person, or any other officer of such Person designated in writing by such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership, and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. Unless otherwise specified, all references to a Responsible Officer herein or in any other Loan Document shall mean a Responsible Officer of the Parent.

“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement, or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement, or other acquisition of, any class of Equity Interests of any Credit Party or any Restricted Subsidiary thereof, the making of any payment with respect to any earn-out or similar obligation incurred in connection with an Acquisition permitted hereunder, or the making of any distribution of cash or Property to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Rig” means any mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge rig) of the Parent or a Restricted Subsidiary, including, without limitation, the Rigs in existence on the Closing Date and set forth on Schedule 1.1(c) (along with each such Rig’s name and official number, owner, jurisdiction of registration and flag).

“Rig Debt” means Indebtedness incurred solely to finance the acquisition or construction of any Rig.

“Rig Mortgages” means the collective reference to each mortgage or other security document or instrument, including any fleet mortgage, encumbering any Rig (and any related Property) now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and executed by such Credit Party in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, and in proper form for filing and recordation with the relevant registry or other appropriate maritime authority with which such Rig is registered, as any such document may be amended, restated, supplemented, or otherwise modified from time to time.

“Rig Operator Contract” means any Material Contract of the type described in clause (b) of the definition of Material Contract.

“Rig Subsidiary” means each Restricted Subsidiary of the Parent that (a) owns a Rig, (b) operates or is a party to a Drilling Contract or charter (or similar contract) related to a Rig, (c) operates or provides services to a mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge rig) of any Person, or (d) holds a deposit account or any other type of account into which any payments in respect of any Rig, or under any contract or charter with respect to any Rig, or any agreement or arrangement described in clause (c), are made or held. The Rig Subsidiaries as of the Closing Date are set forth on Schedule 1.1(d).

“Rig Value” means, as of any date of determination, with respect to any Rig (and all related owned equipment), the value of such Rig (and all related owned equipment), calculated as the average (based on the midpoint of any range provided) reflected in respect of such Rig in the Acceptable Appraisal(s) most recently delivered pursuant to Section 5.1(f) or Section 7.2(d); provided that the Rig Value of any Rig shall be equal to (w) 100.0% of such appraised value, for any Rig that is contracted with less than 12 months until its relevant contract start date or a Rig that has been idle for up to six months, (x) 75.0% of such appraised value, for any Rig that has been idle for six months or longer but less than nine months as of such date of determination, (y) 50.0% of such appraised value, for any Rig that has been idle for nine months or longer but less than 12 months as of such date of determination, and (z) 0.0% of such appraised value, for any Rig that has been idle for 12 months or longer or is “cold-stacked”, in each case, as of such date of determination; provided further that (a) if any such Rig is “stacked” or otherwise “idle,” the Rig Value attributable to such Rig (i) shall be reduced by the amount of any reactivation costs necessary or advisable to return such Rig to working status, and (ii) shall in no event be less than $0.00, (b) notwithstanding the foregoing, during the period from the Closing Date until the six month anniversary of the Closing Date, the Rig Value of the Ocean Great White shall not at any time be less than 50.0% of such appraised value, and (c) the value for any Rig acquired after the date of the most recently delivered Rig Value Certificate or to be acquired on any date on which Rig Value is to be determined shall be as reasonably agreed by the Parent and the Administrative Agent.

“Rig Value Certificate” means a certificate signed by a Responsible Officer of the Parent, certifying (a) the Rig Value of each Rig owned by a Credit Party, (b) the Acceptable Appraisal(s) used to determine each such Rig Value, and (c) the direct owner of each such Rig, in each case as of the date of such certificate.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant Sanctions authority, (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s), or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions, and anti-terrorism laws, including but not limited to those imposed, administered, or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning assigned thereto in the Security Agreement.

“Secured Parties” has the meaning assigned thereto in the Security Agreement.

“Securities Act” means the Securities Act of 1933 (15 U.S.C. § 77 et seq.).

“Security Agreement” means that New York law governed pledge and security agreement dated as of the date hereof among the Collateral Agent and the Credit Parties, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Security Documents” means the collective reference to the Security Agreement, the Mortgages, the Rig Mortgages, the Account Control Agreements, any Permitted Holdco Pledge, and each other agreement, instrument, or writing pursuant to which any Credit Party or the Permitted Holdco, if any, pledges or grants a mortgage, charge, or other security interest in any Property or assets securing any Secured Obligations.

“Significant Subsidiary” has the meaning assigned thereto under Regulation S-X promulgated under the Exchange Act.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Parent or any of its Subsidiaries on the Closing Date or (2) any business or other activities that are reasonably similar, incidental, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent and any of its Subsidiaries were engaged on the Closing Date, in each case, as permitted pursuant to Section 8.11.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations, and other commitments as they mature in the ordinary course of business. For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Credit Party Cash” means, as of any date of determination, the aggregate amount of the following (without duplication): cash and Cash Equivalents of the Parent and its Restricted Subsidiaries, in each case, that are on deposit in or held in, any deposit account, securities account, or other bank account, and in each case, that is subject to (a) with respect to any cash and Cash Equivalents contained in a U.S. account, an Acceptable Security Interest pursuant to an Account Control Agreement, or (b) with respect to any cash and Cash Equivalents contained in a non-U.S. account, an appropriate security arrangement in the relevant jurisdiction that is required by, or effective pursuant to, Applicable Law to create an Acceptable Security Interest in such account, and is in a form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Specified Currency” has the meaning assigned thereto in Section 11.19.

“Specified Permitted Liens” means any Liens incurred pursuant to Sections 8.2(b), (c), (d), (e), (f), (g), (h), (l), or (n).

“Specified Transactions” means (a) any Asset Disposition permitted pursuant to Section 8.5, (b) any Permitted Acquisition, (c) any Investment permitted pursuant to Section 8.3 and (d) the Transactions.

“Subject Jurisdictions” means the Initial Subject Jurisdictions and the Additional Subject Jurisdictions (if any); provided that references to the Subject Jurisdictions shall only include a reference to any Foreign Subject Jurisdiction for so long as one or more Required Guarantors (a) are incorporated, organized, or formed in such Foreign Subject Jurisdiction, (b) have material operations or own Property in such Foreign Subject Jurisdiction that, in the aggregate, exceed, in the case of this clause (b), $5,000,000, or (c) owns a Rig flagged in such Foreign Subject Jurisdiction.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Parent or any of its Restricted Subsidiaries that is subordinated in right and time of payment to the Term Loan Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent, including, without limitation, any intercompany Indebtedness subordinated to the Term Loan Secured Obligations pursuant to the Intercompany Subordination Agreement.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Parent.

“Subsidiary Guarantors” means, collectively, (a) the Subsidiaries of the Parent listed on Schedule 6.1 that are identified as a “Guarantor” (which shall include, without limitation, the Borrower) and (b) each other Subsidiary of the Parent that shall be required to execute and deliver a Guarantee or supplement to a Guarantee pursuant to Section 7.14. The Subsidiary Guarantors as of the Closing Date are set forth on Schedule 1.1(e).

“Subsidiary Redesignation” has the meaning assigned thereto in the definition of “Unrestricted Subsidiary.”

“Supported QFC” has the meaning assigned thereto in Section 11.25.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for Tax purposes but is classified as an operating lease in accordance with GAAP.

“Tax Distributions” means in respect of any taxable period for which the Parent is a member of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign income Tax purposes of which a direct or indirect parent of the Parent is the common parent, or for which the Parent is a disregarded entity for U.S. federal income Tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income Tax purposes, distributions to any direct or indirect parent of the Parent to pay U.S. federal, state, local, or foreign income Taxes of such parent or such C corporation (including distributions to fund estimated payments of such taxes) in an amount not to exceed the amount of any U.S. federal, state, local or foreign income Taxes that the Parent would have paid for such taxable period had the Parent been treated as a stand-alone corporate taxpayer or a standalone corporate group, calculated taking into account accumulated losses and deductions that would have been available if the Parent had been so treated.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Term Loan Secured Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants, and duties owing by the Credit Parties to the Lenders, or the Administrative Agent, or the Collateral Agent, in each case, under any Loan Document, with respect to any Loan of every kind, nature, and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Term Loan Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.8(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect: (a) a “reportable event” described in Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431, or 432 of the Code or Sections 303, 304, or 305 of ERISA, or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan, or (i) any event or condition which results in the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Threshold Amount” means $40,000,000.

“Total Collateral Coverage Ratio” means, as of any date of determination, (a) prior to the RCF Discharge Date, the “Total Collateral Coverage Ratio” as defined in the First Out RCF Credit Agreement, and (b) at any time on or after the RCF Discharge Date, the ratio of (i) the Collateral Rig Value as of such date, based on the Acceptable Appraisal(s) most recently delivered to the Administrative Agent pursuant to Section 5.1(f) or Section 7.2(d), as applicable, to (ii) the sum of (1) the aggregate outstanding principal amount of all Loans hereunder as of such date, plus (2) the aggregate outstanding principal amount of all loans and letter of credit obligations under the primary revolving credit facility of the Parent and its Restricted Subsidiaries, plus (3) the aggregate outstanding principal amount of the Last Out Notes as of such date, plus (4) the aggregate outstanding principal amount of the Last Out Incremental Debt as of such date.

“Total Collateral Coverage Ratio Requirement” means (a) prior to the RCF Discharge Date, the financial maintenance covenant set forth in Section 8.15(b) of the First Out RCF Credit Agreement, and (b) at any time on or after the RCF Discharge Date, the requirement that, as of the last day of the most recently ended fiscal quarter of the Parent, the Total Collateral Coverage Ratio be greater than 1.3 to 1.0.

“Trade Date” has the meaning assigned thereto in Section 11.9(b)(i)(B).

“Transactions” means (a) the Loan Transactions, (b) the consummation of the Plan in accordance with the terms thereof, the Confirmation Order, and (c) the payment of all fees, expenses, and costs actually incurred by the Credit Parties and their Restricted Subsidiaries in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“US Trustee Appeal” has the meaning assigned thereto in Section 5.1(j)(ii).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiaries” means (a) any Subsidiary of the Parent (i) designated as an Unrestricted Subsidiary on Schedule 6.2 as of the Closing Date, or (ii) which the Parent has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to, and in accordance with, Section 8.18, in each case, unless such Subsidiary is thereafter designated as a Restricted Subsidiary pursuant to Section 8.18, and (b) each Subsidiary of an Unrestricted Subsidiary.

“USD LIBOR” means the London interbank offered rate for Dollars.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 11.25.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 4.11(g).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity, or other required payment of principal.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly-Owned” means, with respect to a Restricted Subsidiary, that all of the Equity Interests of such Restricted Subsidiary are, directly or indirectly, owned or controlled by the Parent and/or one or more of its Wholly-Owned Restricted Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Parent and/or one or more of its Wholly-Owned Restricted Subsidiaries).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify, or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits, and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements, and other writings, however evidenced, whether in physical or electronic form, and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

SECTION 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Restricted Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders, and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein; provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements.

SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents), and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, the Trading with the Enemy Act of the United States, or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Law.

SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8 Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

SECTION 1.9 Covenant Compliance Generally. For purposes of determining compliance with this Agreement, including without limitation any ratios or baskets contained herein, including, without limitation, each Collateral Coverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, and the Consolidated Total Gross Leverage Ratio or any basket or threshold contained in Article VIII and Article IX, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating cash on the most recent balance sheet of the Parent and its Subsidiaries delivered pursuant to Section 7.1(a) or Section 5.1(h), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with any such ratio or basket, with respect to any amount of Indebtedness, Liens, Restricted Payment, Asset Disposition, Investment or other transaction in a currency other than Dollars, no Default, Event of Default or breach of any ratio or basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Liens or Investment is incurred or such Restricted Payment, Asset Disposition or other transaction is made; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

SECTION 1.10 Rates; LIBOR Notification. The interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Rate Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate). In light of this eventuality, public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.8(c), such Section 4.8(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower in advance, pursuant to Section 4.8(c), of any change to the reference rate upon which the interest rate on LIBOR Rate Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.8(c), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation, or composition of any Benchmark Replacement Conforming Changes.

SECTION 1.11 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

TERM LOAN FACILITY

SECTION 2.1 Term Loans.Subject to the terms and conditions of this Agreement, the other Loan Documents, and the Confirmation Order, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, on the Closing Date (i) $100,000,000 of the Prepetition Loans held by the Lenders as of the Petition Date shall be deemed exchanged for, repaid by, and converted into Loans to the Borrower hereunder (such Loans, the “Refinanced Loans”), in each case, on a dollar-for-dollar basis, which exchange and conversion, for the avoidance of doubt, shall not be a novation, and such Refinanced Loans shall, on the Closing Date, be deemed to be Loans hereunder, and (ii) each Lender shall be deemed to have made a Loan in Dollars to the Borrower on the Closing Date in a principal amount equal to such Lender’s Pro Rata Share of the Refinanced Loans. Any Loans that are repaid or prepaid may not be reborrowed.

SECTION 2.2 Procedure for Advances of Loans. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (a) on the same Business Day as any Base Rate Loan and (b) at least three (3) Business Days before any LIBOR Rate Loan, of its intention to borrow (by deemed borrowing of Loans on the Closing Date), which Notice of Borrowing shall include:

(a) the date of such deemed borrowing, which shall be the Closing Date,

(b) the amount of such borrowing, which shall be, $100,000,000,

(c) whether such Loan is to be a LIBOR Rate Loan or a Base Rate Loan,

(d) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto, and

(e) a certification of a Financial Officer certifying as to the satisfaction of all other conditions to such borrowing set forth in Section 5.1.

If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of any Notice of Borrowing.

SECTION 2.3 Repayment and Prepayment of Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of all Loans in full on the Maturity Date, with all accrued and unpaid interest thereon, and such prepayment shall be made in a manner such that all Loans comprising part of the same borrowing are paid in whole or ratably in part.

(b) Mandatory Prepayments. Subject to any applicable limitations set forth in the Intercreditor Agreement and the First Out RCF Credit Agreement:

(i) Excess Proceeds.

(A) If the Borrower, the Parent, or any Restricted Subsidiary thereof consummates any Qualified Asset Disposition, then within 450 days after the later of (x) the date of consummation of such Qualified Asset Disposition and (y) the receipt of Net Cash Proceeds from such Qualified Asset Disposition, the Borrower, the Parent or such Restricted Subsidiary, at its option, may apply the Net Cash Proceeds from such Qualified Asset Disposition,

(1) to:

(I) reduce Indebtedness outstanding under a revolving credit facility (including under the Revolving Loan Credit Agreement Agreement) to the extent required pursuant to the terms of such revolving credit facility;

(II) permanently reduce the First Out RCF Obligations, and to correspondingly reduce commitments with respect thereto;

(III) permanently reduce the Last Out Notes Obligations or any Last Out Incremental Debt Obligations; provided that in the case of this clause (III), such Person shall equally and ratably repay the Loans as provided in Section 2.3(b)(ii) below; or

(IV) permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;

(2) to make (I) an Investment in any one or more businesses to the extent permitted by Section 8.3; provided that such Investment in any business is in the form of the acquisition of Equity Interests and results in the Borrower, the Parent or a Restricted Subsidiary, as the case may be, owning an amount of the Equity Interests of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (II) Capital Expenditures or (III) acquisitions of other assets that, in each of (I), (I) and (III), either (x) are used or useful in a Similar Business or (y) replace in whole or in part the businesses or assets that are the subject of such Qualified Asset Disposition; or

(3) any combination of the foregoing;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment so long as the Borrower, the Parent, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds shall be applied to satisfy such commitment within the later of (x) 180 days of such commitment and (y) 450 days after the date of the applicable Qualified Asset Disposition (an “Acceptable Commitment”) and in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, then such Net Cash Proceeds shall constitute Excess Proceeds (as defined below) after the later of (x) 450 days after the date of the applicable Qualified Asset Disposition and (y) the termination of such Acceptable Commitment (unless another Acceptable Commitment is entered into with respect thereto prior to such later date).

(B) Notwithstanding the foregoing, to the extent that any of or all the Net Cash Proceeds of any Qualified Asset Dispositions by an Exempt Entity would have a material adverse tax consequence to the Lenders, the Borrower, the Parent or any of its Restricted Subsidiaries (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation or expatriation) or is prohibited or subject to limitation by applicable local law, order, decree or determination of any arbitrator, court or governmental authority from being repatriated or expatriated to the United States or distributed to the Parent, the Borrower, or any Restricted Subsidiary that is not an Exempt Entity, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section, and such amounts may be retained by the applicable Exempt Entity so long, but only so long, as applicable, as such material adverse tax consequence exists or the applicable local law will not permit repatriation or expatriation to the United States or distribution to the Parent, the Borrower, or any Guarantor (the Borrower hereby agreeing to use reasonable efforts to cause the applicable Exempt Entity to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation, expatriation or distribution), and if such repatriation or expatriation of any of such affected Net Cash Proceeds, as applicable, no longer has material adverse tax consequences or is permitted under the applicable local law, such repatriation or expatriation will be promptly effected and such repatriated or expatriated Net Cash Proceeds will be applied (whether or not repatriation or expatriation actually occurs) in compliance with this Section.

(C) Any Net Cash Proceeds from a Qualified Asset Disposition that are not invested or applied as provided and within the time period set forth in clause (A) above shall be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds an aggregate of $10,000,000 in any fiscal year (the “Excess Proceeds Threshold”), the Borrower shall prepay the Loans and, if and to the extent required by the terms of any Indebtedness that is pari passu in right of payment with the Loans, including, without limitation, the Last Out Notes (“Pari Passu Indebtedness”), any such Pari Passu Indebtedness, in an aggregate principal amount equal to the amount of such Excess Proceeds such that the repayment (or tender, as applicable) of the Loans and such Pari Passu Indebtedness on such date are made on a pro rata basis, according to the relative outstanding principal amounts of the Loans and such Pari Passu Indebtedness (the “Excess Proceeds Payment Amount”).

(D) If the aggregate principal amount of the Loans or the Pari Passu Indebtedness outstanding at the time of repayment pursuant to clause (C) exceeds the amount of Excess Proceeds, the Borrower shall repay (or tender, as applicable) the Loans and such Pari Passu Indebtedness on a pro rata basis based on the principal amount (or accreted value, as applicable) of the Loans or such Pari Passu Indebtedness repaid or tendered with adjustments as necessary so that no Loans or Pari Passu Indebtedness, as the case may be, shall be repurchased in part in an unauthorized denomination. Upon completion of any such prepayment pursuant to clause (C) above, the amount of Excess Proceeds shall be reset at zero.

(E) Pending the final application of an amount equal to the Net Cash Proceeds pursuant to this Section, the holder of such Net Cash Proceeds may apply such Net Cash Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility (including under the First Out RCF Credit Agreement) or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.

(ii) Other Last Out Debt Payment. If the Borrower, the Parent, or any Restricted Subsidiary thereof is required to, or elects to, prepay, repay, redeem, purchase, defease, or acquire for value (whether such action is mandatory or optional and including by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness consisting of any principal amount outstanding under the Last Out Notes or the Last Out Incremental Debt (other than to prepay, repay, redeem, purchase, defease or acquire for value the Last Out Notes with Permitted Refinancing Indebtedness permitted by Section 8.1(c) or any Last Out Incremental Debt with Permitted Refinancing Indebtedness permitted by Section 8.1(d)) (each, an “Other Last Out Debt Payment”), such Person shall also repay the Loans on the date of such Other Last Out Debt Payment in an aggregate principal amount such that the repayment of Loans and the Other Last Out Debt Payment on such date are made on a pro rata basis, according to the relative outstanding principal amounts of the Loans, the Last Out Notes, and any Last Out Incremental Debt.

Each prepayment made pursuant to this Section 2.3(b) shall be (i) accompanied by all accrued and unpaid interest on the amount prepaid, (ii) made in a manner such that all Loans comprising part of the same borrowing are paid in whole or ratably in part, and (iii) subject to any applicable limitations set forth in the Intercreditor Agreement and the First Out RCF Credit Agreement. The principal portion of each such prepayment made pursuant to this Section 2.3(b) shall be applied to the principal amount of outstanding Loans.

(c) Optional Prepayments. Subject to any applicable limitations set forth in the Intercreditor Agreement and the First Out RCF Credit Agreement, the Borrower may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $500,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $2,500,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans (or, in each case, if less than $500,000, in the amount of the Loans outstanding at such time or in the amount of any catch-up payment made in order to avoid “applicable high yield discount obligations” pursuant to the Code). A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 4.9). Each prepayment made pursuant to this Section 2.3(c) shall be accompanied by all accrued and unpaid interest on the amount prepaid. Each payment of any Loan pursuant to this Section 2.3(c) shall be made in a manner such that all Loans comprising part of the same borrowing are paid in whole or ratably in part.

SECTION 2.4 [Reserved.]

SECTION 2.5 Termination of Credit Facility. The Credit Facility shall terminate on the Maturity Date.

SECTION 2.6 AHYDO Prepayment. The Borrower shall pay on the first Interest Payment Date (as defined below) occurring after the fifth anniversary of the Closing Date and on each subsequent Interest Payment Date (or, if earlier, before the close of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after five (5) years from the Closing Date) a portion of the accrued but unpaid interest on the Loans (including any such accrued interest added to principal pursuant to Section 4.1 hereof) in an amount sufficient to ensure that the Loans shall not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code (each payment, a “Special Mandatory Repayment”) and that the Loans shall be treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code. Any such Special Mandatory Repayment that constitutes payment of principal or capitalized interest will not be accompanied by the payment of the then applicable premium thereon.

ARTICLE III

[RESERVED.]

ARTICLE IV

GENERAL LOAN PROVISIONS

SECTION 4.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, Loans shall bear interest at a rate per annum equal to (i) the Base Rate plus the Applicable Margin or (ii) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 4.9 of this Agreement). The Borrower shall (A) select the rate of interest and Interest Period, if any, applicable to any Loan, and (B) specify whether it has made a PIK Election for the applicable Loans (and, if a PIK Election is made, whether such PIK Election is a Partial PIK Election or a Full PIK Election), in each case, at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.

(b) Default Rate; Availability of LIBOR. Subject to Section 9.3, (i) immediately upon the occurrence and during the continuation of an Event of Default under Section 9.1(a), (b), (h), or (i), or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuation of any other Event of Default, (A) the Borrower shall no longer have the option to request the conversion or continuation of any Loan that is to be a LIBOR Rate Loan, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable

Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Term Loan Secured Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Term Loan Secured Obligations arising hereunder or under any other Loan Document, and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Term Loan Secured Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment; PIK Election; and Computation.

(i) Interest on each Base Rate Loan shall be due and payable in arrears in cash on the last Business Day of each calendar quarter commencing on the last day of the first fiscal quarter ending after the Closing Date; and (ii) interest on each LIBOR Rate Loan shall be due and payable in arrears in cash on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period (each such date under clauses (i) and (ii), an “Interest Payment Date”); provided that, if the Borrower has made a PIK Election in accordance with Section 4.1(a) for any Loan (A) in the case of any Partial PIK Election (x) 50% of the interest with respect to such Loan shall be paid in kind on such Interest Payment Date (in lieu of payment in cash of such portion of such accrued interest) and (y) 50% of the interest with respect to such Loan shall be paid in cash to the Administrative Agent on such Interest Payment Date, and (B) in the case of any Full PIK Election, all interest with respect to such Loan shall be paid in kind (in lieu of payment in cash of all such accrued interest). The payment in kind of any interest pursuant to this clause (c) shall be made by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of such Loan on the applicable Interest Payment Date, which capitalized interest shall constitute principal of such Loan and shall bear interest as provided hereunder.

(ii) In the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be due and payable on the date of such repayment or prepayment. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Term Loan Secured Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Subject to Section 4.1(b), the Borrower shall have the option to (a) convert at any time following the third (3rd) Business Day after the Closing Date (or earlier if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 4.9 of this Agreement) all or any portion of any outstanding Base Rate Loans in a principal amount equal to $500,000 or any whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the Base Rate Loans then outstanding) into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $2,500,000 or a whole multiple of $500,000 in excess thereof (or such lesser amount as shall represent all of the LIBOR Rate Loans then outstanding) into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective containing (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request a conversion into or continuation of LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to give a timely Notice of Conversion/Continuation in compliance with this Section prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 4.3 Fees. The Borrower shall pay to the Arrangers, the Administrative Agent, and the Collateral Agent for their own respective accounts, and to the Administrative Agent for the account of the Lenders, fees in the amounts and at the times specified in the Fee Letters.

SECTION 4.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission, or other amounts payable to the Lenders under this Agreement shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim, recoupment, or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Pro Rata Share in respect of the Credit

Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Collateral Agent of Collateral Agent’s fees or expenses shall be made for the account of the Collateral Agent. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11, or 11.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender, each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 4.14(a)(ii).

SECTION 4.5 Evidence of Indebtedness. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and its Restricted Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Term Loan Secured Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount, and maturity of its Loans and payments with respect thereto.

SECTION 4.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.9, 4.10, 4.11, or 11.3) greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b) the provisions of this Section 4.6 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), or (B) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans to any assignee or participant, other than to the Parent or any of its Subsidiaries or Affiliates (other than pursuant to Section 11.9(g)), as to which the provisions of this Section 4.6 shall apply.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 4.7 Administrative Agent’s Clawback.

(a) [Reserved.]

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make payments under this Section, Section 4.11(e), Section 10.12, Section 11.3(c), or Section 11.7, as applicable, are several and are not joint or joint and several.

SECTION 4.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate Availability. Subject to clause (c) below, in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 4.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c) Benchmark Replacement Setting.

(i) (A) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 4.8(c)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.8(c)(iv) below, and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.8(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to, or continuation of LIBOR Rate Loans to be made, converted, or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(d) Illegality. If, in any applicable jurisdiction, the Administrative Agent or any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan, or (iii) issue, make, maintain, fund, or charge interest or fees with respect to any Extension of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrower, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund, or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by Applicable Law, cancelled. Upon receipt of such notice, the Credit Parties shall, (A) repay that Person’s participation in the Loans or other applicable Term Loan Secured Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

SECTION 4.9 Indemnity. The Borrower hereby agrees to reimburse the Lenders for and indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating, or employing deposits or other funds acquired to effect, fund, or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow or continue a LIBOR Rate Loan or convert to a LIBOR Rate Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, or (c) due to any payment, prepayment, or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Pro Rata Share of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 4.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Credit Facility and the repayment, satisfaction, or discharge of all obligations under any Loan Document.

SECTION 4.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for the account of, or advances, loans, or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing, or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest, or any other amount) then, upon written request of such Lender or such other Recipient, the Borrower shall promptly pay to any such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender such other Recipient, or any of their respective holding companies, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Survival. All of the obligations of the Credit Parties under this Section 4.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Credit Facility, and the repayment, satisfaction, or discharge of all obligations under any Loan Document.

SECTION 4.11 Taxes.

(a) Defined Terms. For purposes of this Section 4.11, the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, including all value added Taxes that are chargeable on any “supply” to the Borrower or any other Credit Party under the Loan Documents (as determined under Applicable Law) upon the receipt of a value added Tax invoice.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.11, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (including United States federal withholding tax in the event such payments were determined to be derived from U.S. sources under Section 861 of the Code) shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 4.11(g)(ii)(A), (ii)(B), and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, regardless of whether the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), to the extent such Lender is legally entitled to do so, executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding Tax;

(B) any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), to the extent such Foreign Lender is legally entitled to do so, whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.11 (including by the payment of additional amounts pursuant to this Section 4.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 4.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Credit Facility and the repayment, satisfaction, or discharge of all obligations under any Loan Document.

SECTION 4.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 4.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.10 or Section 4.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.9;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment is reasonably expected in the Borrower’s good faith determination to result in a reduction in such compensation or payments thereafter (or in the probability of a requirement to make such payments);

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver, or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 4.12 may be effected pursuant to an Assignment and Assumption or an Affiliated Lender Assignment and Assumption, as applicable, executed by the Borrower, the Administrative Agent, and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Selection of Lending Office. Subject to Section 4.12(a), each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

SECTION 4.13 [Reserved.]

SECTION 4.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X, or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with each such Lender’s Pro Rata Share (without giving effect to Section 4.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE V

CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1 Conditions to Closing and Initial Extensions of Credit. Except for those items that are permitted to be satisfied on a post-closing basis pursuant to Section 7.21, the obligation of the Lenders to close this Agreement and the deemed funding of the Loans hereunder is subject to the satisfaction of each of the following conditions:

(a) Loan Documents; Security Documents; Guaranties. This Agreement, a Note in favor of each Lender requesting a Note, the Perfection Certificate, the Intercreditor Agreement, the Intercompany Subordination Agreement, the Security Documents, the Guaranty Agreement, the Fee Letter, and related agreements, instruments, certificates, transfer powers, legal opinions, and other documents reasonably requested to be delivered on the Closing Date by the Administrative Agent or the Collateral Agent in accordance with the Agreed Security Principles, together with any other applicable Loan Documents, in each case, in a form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent, as applicable, shall have been duly authorized, executed and delivered to the Administrative Agent and/or the Collateral Agent, as applicable, by the parties thereto, shall be in full force and effect and no Default or Event of Default thereunder shall have occurred and be continuing.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Parent and the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) after giving effect to the entry of the Confirmation Order and the Transactions, no Default has occurred and is continuing; (C) since January 22, 2021, no Closing Date Material Adverse Effect has occurred; (D) all material governmental and third party approvals necessary in connection with the consummation of the Plan and the Transactions contemplated thereby, and the continuing operations of the Parent and each other Credit Party shall have been obtained (or will be substantially concurrently obtained) and be in full force and effect; (E) no material litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity of this Agreement, the other Loan Documents, or any of the Transactions; (F) attached thereto is a complete, true, and correct organizational structure chart of the Parent and each of its Subsidiaries, which shall identify whether each entity on such chart is a Borrower, Guarantor, Restricted Subsidiary, Unrestricted Subsidiary, Immaterial Subsidiary, Material Subsidiary, Excluded Subsidiary, Rig Subsidiary, and/or such other type of entity under the Loan Documents, along with a description of why each entity designated as an Excluded Subsidiary is considered to be an Excluded Subsidiary, and showing which Rigs and related contracts are held at each such entity; and (G) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in this Section 5.1.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer and/or director of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, issued by or certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws, memorandum and articles of association or governing documents of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other equivalent governing body) or, if applicable, general meeting of shareholders of such Credit Party authorizing and approving the Transactions and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(iii).

(iii) Certificates of Good Standing. Certificates of the existence, good standing, and qualification dated as of a recent date (or such corresponding certificates of other documents to the extent the concept of good standing exists in the applicable jurisdiction) of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent).

(iv) Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate dated as of the Closing Date and signed by a Responsible Officer of the Parent, the Borrower, and each other Credit Party, together with all attachments contemplated thereby.

(v) [Reserved.]

(vi) [Reserved.]

(vii) Financial Condition/Solvency Certificate. The Parent shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of Parent, that (A) after giving effect to the Transactions (including any Loans deemed made on the Closing Date), the Parent and all Restricted Subsidiaries, on a Consolidated basis, are Solvent, and (B) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Parent and its Restricted Subsidiaries.

(viii) Opinions of Counsel. Opinions of counsel to the Credit Parties, including opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agent to be delivered on the Closing Date, which shall be addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.

(c) Personal Property Collateral.

(i) Filings and Recordings. Subject to the limitations and qualifications in the Security Documents and subject to the Agreed Security Principles, the Collateral Agent shall have received all filings and recordations, and the Parent and its Restricted Subsidiaries shall have taken all actions, that are necessary to perfect the security interests of the Collateral Agent, on behalf of the Secured Parties, in the Collateral and the Collateral Agent shall have received evidence reasonably satisfactory to the Collateral Agent that upon such filings, recordations, and other actions such security interests constitute valid and perfected first priority Liens thereon (subject to Specified Permitted Liens).

(ii) Pledged Collateral. Subject to the Agreed Security Principles, the Collateral Agent shall have received (A) if applicable, original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search. Subject to the Agreed Security Principles, the Collateral Agent shall have received the results of a Lien search or equivalent lien, maritime lien, judgment, pending litigation, tax and intellectual property searches, in each case in form and substance reasonably satisfactory to the Collateral Agent, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket or equivalent database) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv) Insurance. The Collateral Agent shall have received, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, evidence of the insurance required by Section 7.7 hereof, covering each Credit Party and its respective Properties and dated not more than ten (10) Business Days prior to the Closing Date (with any endorsements required by Section 7.7).

(v) Other Collateral Documentation. The Collateral Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents that are reasonably requested to be delivered on the Closing Date by the Administrative Agent or the Collateral Agent in accordance with the Agreed Security Principles, to evidence its security interest in the Collateral or as are reasonable and customary under applicable legal requirements or custom in connection with a Guarantee given by a foreign Credit Party.

(d) Rig-Related Deliverables. The Administrative Agent shall have received (i) certificates of registry dated on or before the Closing Date with respect to each Rig, (ii) certificates of ownership and encumbrance dated as of the Closing Date with respect to each Rig evidencing the registered ownership of each Rig in the name of the relevant Rig Subsidiary shown on Schedule 1.1(c) hereto and an absence of any recorded Liens on the Rigs (other than Permitted Liens), (iii) a Fleet Status Certificate dated as of the Closing Date, (iv) a Rig Value Certificate dated as of the Closing Date, and (v) confirmation class certificates, free of any overdue conditions or recommendations, from an Acceptable Classification Society that are effective as of the Closing Date for each Rig (other than any stacked Rig).

(e) Material Contracts. The Administrative Agent shall have (i) received executed copies of all Material Contracts certified by a Responsible Officer of the Parent as true, correct, and complete as of the Closing Date, other than any such Material Contract which the applicable Credit Party is prohibited from disclosing pursuant to the terms thereof (provided that such Credit Party shall disclose the existence thereof and the contract counterparty information and, if reasonably requested by the Administrative Agent, shall use commercially reasonable efforts to obtain consent that would permit disclosure, including negotiating a non-disclosure agreement or a confidentiality agreement with the relevant contract counterparty) and (ii) completed a satisfactory review of all such Material Contracts.

(f) Closing Date Appraisal. The Administrative Agent shall have received an Acceptable Appraisal performed by Arctic Offshore with respect to each Rig.

(g) Consents; Litigation.

(i) Governmental and Third Party Approvals. All material governmental and third party approvals necessary in connection with the Plan and the transactions contemplated thereby, and the continuing operations of the Parent and each other Credit Party, have been obtained (or will be obtained substantially concurrently with the Closing Date), and are in full force and effect.

(ii) No Proceeding or Litigation. There shall be no material litigation, arbitration, or similar proceeding pending or threatened which calls into question the validity of this Agreement, the other Loan Documents, or any of the Transactions.

(h) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received (A) the audited Consolidated balance sheet and the related audited statements of income and retained earnings, stockholders’ equity, and cash flows of the Parent and its Subsidiaries for the three most recently completed Fiscal Years ended at least ninety (90) days before the Closing Date (together with the consolidating balance sheet and statement of income of any Unrestricted Subsidiary), (B) unaudited Consolidated balance sheet of the Parent and its Subsidiaries and related unaudited interim statements of income and retained earnings for each fiscal quarter subsequent to the Fiscal Year for which audited financial statements were delivered under clause (A) above, ended at least forty-five (45) days before the Closing Date, in each case together with the corresponding comparative period from the prior fiscal year (together with the consolidating balance sheet and interim statement of income of any Unrestricted Subsidiary), (C) unaudited interim monthly Consolidated financial statements of the Parent and its Subsidiaries prepared by management of the Parent and its Subsidiaries, for each calendar month subsequent to the Fiscal Year for which audited financial statements were delivered under clause (A) above, ending at least ten (10) Business Days before the Closing Date (together with the consolidating balance sheet and interim statement of income of any Unrestricted Subsidiary), (D) a pro forma unaudited Consolidated balance sheet of the Parent and its Restricted Subsidiaries as of the Closing Date (as if the Closing Date had occurred on the last date of the most recently ended fiscal quarter or calendar month for which financial statements are required to be provided pursuant to clauses (B) or (C) above, adjusted to give effect to the funding (or deemed funding) of the initial Extensions of Credit under this Agreement, the application of the proceeds thereof, and to the other transactions contemplated to occur on the Closing Date pursuant to the Plan), which balance sheet shall (1) not reflect any pro forma adjustments to give effect to the application of fresh start accounting, (2) not be required to meet the requirements of Regulation S-X of the Securities Act, (3) be certified by the chief financial officer of the Parent as being prepared in good faith by the Parent, and (4) reflect no Indebtedness other than (x) the Loans and other Extensions of Credit under this Agreement, (y) the First Out RCF Loans and L/C Obligations and Last Out Notes, and (z) any other Indebtedness permitted under Section 8.1 of this Agreement, and (E) a summary setting forth the adjustments made to the financial information contained in the Consolidated balance sheet for the most recently ended fiscal quarter or calendar month previously delivered to the Arrangers pursuant to clauses (B) or (C) above that are reflected in the pro forma balance sheet referred to in clause (D) above, in each of the cases (A) through (E) above, in form and substance satisfactory to the Administrative Agent.

(ii) Financial Projections. The Administrative Agent shall have received financial projections of the Parent and its Restricted Subsidiaries prepared by management of the Parent for the 24-month period commencing December 31, 2020 (including actual figures for the period of time that has elapsed since December 31, 2020, and projected figures for the period subsequent thereto), on a quarterly basis, which shall be in form and substance satisfactory to the Administrative Agent; provided that the financial projections previously delivered to the Administrative Agent prior to the Closing Date are in a form and level of detail sufficient to satisfy the condition set forth in this Section 5.1(h)(ii).

(iii) Budget. The Administrative Agent shall have received a budget for the Parent and its Restricted Subsidiaries for the fiscal year ending December 31, 2021 (including actual figures for the period of time that has elapsed since December 31, 2020, and projected figures for the period subsequent thereto), on a monthly basis, which shall be in form and substance satisfactory to the Administrative Agent.

(iv) Payment at Closing. The Borrower shall have paid or shall have caused to be paid contemporaneously with closing (1) to the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 4.3, including any fees set forth in any Fee Letter, and any other accrued and unpaid fees or commissions due hereunder, (2) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), and (3) to any other Person such amount as may be due thereto in connection with the Transactions contemplated hereby, including all Other Taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents, in each case to the extent invoiced at least two (2) Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree).

(v) Funds Flow Memorandum. The Borrower shall have delivered to the Administrative Agent a funds flow memorandum reflecting all payments to be made on the Closing Date in form and substance reasonably acceptable to the Administrative Agent.

(i) Other Indebtedness.

(i) Prepetition Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other obligations outstanding under the Prepetition Credit Agreement (other than the HSBC Letters of Credit, which shall be deemed issued under the First Out RCF Credit Agreement on the Closing Date) are being repaid substantially concurrently with the entering into this Agreement or otherwise satisfied in full and terminated in a manner consistent with the Plan.

(ii) Other Permitted Indebtedness. The Administrative Agent shall have received evidence that (A) the Borrower has received, substantially simultaneously with the Closing Date, no less than $75,000,000 in new gross cash proceeds from the Initial Last Out Notes pursuant to the Last Out Notes Indenture (which shall be in a form and substance satisfactory to the Administrative Agent and shall, for the avoidance of doubt, include a commitment from the noteholders thereunder to provide no less than $39,675,000 of Additional Last Out Notes to the Borrower at a later date subject to certain specified conditions acceptable to the Administrative Agent), and (B) the First Out RCF Credit Agreement shall have become effective substantially simultaneously with the Closing Date, with aggregate commitments from lenders thereunder equal to or in excess of $300,000,000 (before giving effect to any upfront fees paid in kind pursuant thereto).

(iii) No Other Indebtedness. Immediately after giving effect to the Transactions contemplated to occur on the Closing Date, the Parent and its Restricted Subsidiaries shall have no Indebtedness outstanding other than (A) the Loans and other Extensions of Credit under the Credit Facility, (B) the First Out RCF Loans and L/C Obligations and Initial Last Out Notes, and (C) any other Indebtedness permitted under Section 8.1 of this Agreement.

(j) Bankruptcy Reorganization, Etc.

(i) Plan and Plan Support Agreement. The terms of the Plan shall be substantially consistent with the Plan Support Agreement and otherwise reasonably satisfactory to the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement) and such Plan Support Agreement shall not have been amended or modified in any manner that is adverse (as determined in good faith by the Administrative Agent) to the rights and interests of the Arrangers, the Administrative Agent, or any Lender and their respective Affiliates, in their capacities as such, relative to the version filed with the Bankruptcy Court on January 22, 2021, without written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement).

(ii) Confirmation Order. The Confirmation Order shall have been entered confirming the Plan and shall have become a final order of the Bankruptcy Court, which order shall not have been stayed, reversed, vacated, amended, supplemented or otherwise modified in any manner that would reasonably be expected (as determined in good faith by the Administrative Agent) to adversely affect the interests of the Arrangers, the Administrative Agent or the Lenders and their respective Affiliates, in their capacity as such, or the treatment contemplated by the Plan to the Prepetition Lenders under the Prepetition Credit Agreement without the written consent of the Administrative Agent and the Requisite Consenting RCF Lenders (as defined in the Plan Support Agreement); provided that the possibility that an appeal or a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause such order to not be a final order; provided further, that any appeal by the United States Trustee of the Bankruptcy Court’s April 8, 2021 order overruling the Limited Objection of United States Trustee to Debtors’ Joint Chapter 11 Plan of Reorganization filed on March 30, 2021 Dkt. No. 1176 in connection with its confirmation of the Plan that is timely filed in the Chapter 11 Cases (any such appeal, a “US Trustee Appeal”) shall not cause such order to not be a final order.

(iii) Plan of Reorganization Conditions. Each of the conditions to effectiveness of the Plan shall have been satisfied (or waived) in accordance with the terms thereof and shall be in full force and effect or waived in accordance with the provisions thereof, and the Plan and all transactions contemplated therein, or in the Confirmation Order, to occur on the effective date of the Plan shall have been (or substantially concurrently with the Closing Date, shall be) substantially consummated (as defined in Section 1101 of the Bankruptcy Code) in accordance with the terms thereof and in compliance with Applicable Law and Bankruptcy Court and regulatory approvals.

(iv) General Unsecured Claims. With respect to the Chapter 11 Cases, the overall size of the claims pool for general unsecured claims (excluding any claims resulting from the rejection or recharacterization of the BOP Lease Agreement) to be unimpaired and paid in full pursuant to the Plan on the effective date of the Plan is reasonably acceptable to the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement) (for the avoidance of doubt, if the overall size is materially consistent with the estimate provided by the Debtors to the Consenting Stakeholders’ Advisors (as defined in the Plan Support Agreement) on November 14, 2020, then such size shall be deemed reasonably acceptable).1

(v) PCbtH Contracts. Each of the PCbtH Service Contract and the BOP Lease Agreement shall have received treatment in the Chapter 11 Cases, including under the Plan, that is reasonably acceptable to the Requisite Consenting Stakeholders (as defined in the Plan Support Agreement); provided that the treatment set forth in the Amended PCbtH Contract MOU and the PCbtH Assumption Order is reasonably acceptable to the Requisite Consenting Stakeholders.

(k) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in form and substance satisfactory to it, duly executed by the Borrower.

(l) Closing Date Material Adverse Effect. Since January 22, 2021, no Closing Date Material Adverse Effect shall have occurred.

(m) Miscellaneous.

(i) Corporate Structure. The organizational structure of the Parent and its Subsidiaries and their jurisdictions of organization, the Borrower, and the Guarantors must all be satisfactory to the Administrative agent and the Lenders in their discretion.

(ii) PATRIOT Act, etc. The Administrative Agent and each Lender who has requested the same shall have received, at least fifteen (15) Business Days prior to the Closing Date (or such later date as the Administrative Agent may agree):

(A) all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B) a Beneficial Ownership Certification in relation to the Borrower (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations) in form and substance reasonably satisfactory to the Administrative Agent and each requesting Lender.

[1]

The November 14, 2020 estimate included approximately $26 million of general unsecured trade claims (excluding any claims resulting from the rejection or recharacterization of the PCbtH Contracts (as defined in the Plan), administrative claims related to cure amounts, and priority claims under section 503(b)(9) of the Bankruptcy Code, excluding any postpetition interest that may be payable on account of such claims pursuant to the Plan, if any, to be unimpaired and paid in full pursuant to the Plan on the Effective Date (as defined in the Plan). For the avoidance of doubt, such estimate does not include any Priority Tax Claims (as defined in the Plan).

(iii) Process Agent Appointment. To the extent that any Credit Party is not organized under the laws of a State of the United States, the Borrower shall have furnished, or shall have caused to be furnished, evidence of appointment by such foreign Credit Party of the Process Agent as its domestic process agent in accordance with Section 11.22.

Without limiting the generality of the provisions of Section 10.3(c) and Section 10.4, for purposes of determining compliance with the conditions specified in this Section 5.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 5.2 Conditions to Deemed Funding of Loans. The obligations of the Lenders to permit any Loan to be deemed made hereunder, are subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

(a) Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, and except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b) No Default. No Default shall have occurred and be continuing on the deemed borrowing date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date.

(c) Solvency. Both immediately before and after giving effect thereto, (w) the Parent, on an individual basis, is Solvent, (x) the Borrower, on an individual basis, is Solvent, (y) the Parent and the Credit Parties, on a Consolidated basis, are Solvent, and (z) the Parent and all Restricted Subsidiaries, on a Consolidated basis, are Solvent.

(d) Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a).

Each Notice of Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 5.2 have been satisfied on and as of the date of the applicable Extension of Credit.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to permit the Extensions of Credit to be deemed made, each of the Parent and the Borrower hereby represents and warrants to the Administrative Agent, the Lenders, and the other Term Loan Secured Parties, as to itself and each of the other Credit Parties, both before and after giving effect to the Transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 5.2, this Article VI, and any Loan Document entered into in connection with this Agreement from time to time, that:

SECTION 6.1 Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted, and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except (1) in the case of clauses (a) (other than with respect to a Credit Party), (b) (other than with respect to a Credit Party) and (c), to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) in the cases of clauses (a) and (b), to the extent that the applicable Credit Party or Restricted Subsidiary is diligently pursuing any such permit, authorization or qualification in good faith. The jurisdictions in which each Credit Party and each Restricted Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 6.1. Schedule 6.1 identifies each Subsidiary Guarantor as of the Closing Date. No Credit Party nor any Subsidiary thereof is an Affected Financial Institution.

SECTION 6.2 Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 6.2, and each Borrower, Guarantor, Restricted Subsidiary, Unrestricted Subsidiary, Immaterial Subsidiary, Material Subsidiary, Excluded Subsidiary, Rig Subsidiary, and/or such other type of entity under the Loan Documents as of the Closing Date has been so designated on Schedule 6.2. As of the Closing Date, the capitalization of each Credit Party and its Restricted Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 6.2. The shareholders or other owners, as applicable, of each Credit Party and its Restricted Subsidiaries and the number of shares owned by each as of the Closing Date are described on Schedule 6.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Restricted Subsidiary thereof, except as described on Schedule 6.2.

SECTION 6.3 Authorization; Enforceability. Such Transactions or Loan Transactions are within each of the Credit Party’s and each Restricted Subsidiary’s corporate powers and each Credit Party and each Restricted Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party and each Restricted Subsidiary thereof that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 6.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party and each Restricted Subsidiary thereof of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the Transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval, except such as have been obtained and are in full force and effect or any filings that any Credit Party may be required to make with the SEC, or violate any Applicable Law relating to any Credit Party or any Restricted Subsidiary thereof, (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of any Credit Party or any Restricted Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, loan agreement, or Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens, or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents or filings under the UCC, (ii) such as have been obtained and are in full force and effect or any filings that any Credit Party may be required to make with the SEC, (iii) consents, organizations, filings or other acts or consents for which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) Mortgage and Rig Mortgage filings with the applicable recording office or register of deeds.

SECTION 6.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Restricted Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a) through (c), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.6 Tax Returns and Payments. The Parent and each Restricted Subsidiary thereof has duly filed or caused to be filed all income and other material Tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all income and other material Taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the Parent or Restricted Subsidiary). As of the Closing Date, except as set forth on Schedule 6.6, there is no ongoing audit or examination or, to the knowledge of the Parent, other investigation by any Governmental Authority of the Tax liability of the Parent or any of its Restricted Subsidiaries. No Governmental Authority has asserted any Lien or other claim against the Parent or any Restricted Subsidiary thereof with respect to Taxes which has not been discharged or resolved (other than Permitted Liens).

SECTION 6.7 Intellectual Property Matters. Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights and, to the knowledge of the Parent or any Restricted Subsidiary, no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

SECTION 6.8 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a) The properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof now or, in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of or require notice, further investigation, or response actions pursuant to applicable Environmental Laws;

(b) Each Credit Party and each Restricted Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(c) No Credit Party nor any Restricted Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Credit Party or any Restricted Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Parent, threatened, under any Environmental Law to which any Credit Party or any Restricted Subsidiary thereof is or, to their knowledge, will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party or any Restricted Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Restricted Subsidiary thereof or operations conducted in connection therewith; and

(f) There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws.

SECTION 6.9 Employee Benefit Matters.

(a) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code, and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where a failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based upon benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c) Except where the failure of any of the following representations to be correct could not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code with respect to any Employee Benefit Plan, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(d) No Termination Event has occurred or is reasonably expected to occur;

(e) Except as could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to each Credit Party’s knowledge, threatened concerning or involving any Employee Benefit Plan; and

(f) As of the Closing Date, no Credit Party nor any Restricted Subsidiary thereof will be using “plan assets” (within the meaning of 29 CFR § 2510.3 -101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans.

SECTION 6.10 Margin Stock. No Credit Party nor any Restricted Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). No part of the proceeds of any Extension of Credit will be used to purchase or carry any margin stock or for any other purpose in violation of Regulation T, U or X. Following the application of the proceeds of each Extension of Credit, not more than 25% of the value of the Property of the Parent and its Subsidiaries will be “margin stock.”

SECTION 6.11 Government Regulation. No Credit Party nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Credit Party nor any Restricted Subsidiary is, or after giving effect to any Extension of Credit will be, subject to any Applicable Law which limits its ability to incur or consummate the Transactions contemplated hereby.

SECTION 6.12 Material Contracts. Schedule 6.12 (as Schedule 6.12 may be amended or supplemented from time to time by giving the Administrative Agent prior written notice thereof) sets forth a complete and accurate list of all Material Contracts of each Credit Party and each Restricted Subsidiary thereof. Other than as set forth in Schedule 6.12, as of the Closing Date, each such Material Contract is, and after giving effect to the consummation of the Transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, each Credit Party and each Restricted Subsidiary thereof has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.12 or any other Schedule hereto other than any such Material Contract which the applicable Credit Party is prohibited from disclosing pursuant to the terms thereof (provided that such Credit Party shall disclose the existence thereof and the contract counterparty information and, if reasonably requested by the Administrative Agent, shall use commercially reasonable efforts to obtain consent that would permit disclosure, including negotiating a non-disclosure agreement or a confidentiality agreement with the relevant contract counterparty). No Credit Party nor any Restricted Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

SECTION 6.13 Employee Relations. As of the Closing Date, to the knowledge of the Parent, no Credit Party nor any Restricted Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.13. The Parent knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 6.14 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 5.1(h)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Parent and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As of the Closing Date, the Parent and its Subsidiaries, taken as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a Consolidated balance sheet of the Parent that were not included in the pro forma Consolidated balance sheet delivered pursuant to Section 5.1(h)(i) or disclosed in writing to the Administrative Agent. The projections delivered pursuant to Section 5.1(h)(ii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

SECTION 6.15 No Material Adverse Change. (a) As of the Closing Date, there has been no Closing Date Material Adverse Effect since January 22, 2021 and (b) as of any date after the Closing Date, there has been no material adverse change since January 22, 2021 in the business, assets, properties, operations, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent and its Restricted Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.

SECTION 6.16 Solvency. (a) The Parent, on an individual basis, is Solvent, (b) the Borrower, on an individual basis, is Solvent, (c) the Parent and the Credit Parties, on a Consolidated basis, are Solvent, and (d) the Parent and all Restricted Subsidiaries, on a Consolidated basis, are Solvent.

SECTION 6.17 Title to Properties. As of the Closing Date, the real property listed on Schedule 6.17 constitutes all of the real property that is owned, leased, subleased or used by any Credit Party or any of its Restricted Subsidiaries and identifies any Material Real Property. Each Credit Party and each Restricted Subsidiary thereof has good and marketable title to, or good and valid leasehold interests in, the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Restricted Subsidiaries subsequent to the date on which such dispositions have been consummated in the ordinary course of business or as otherwise expressly permitted hereunder.

SECTION 6.18 Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.18, there are no actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Credit Party or any Restricted Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) would reasonably be expected to have a Material Adverse Effect or (ii) challenges the validity or enforceability of any Loan Document or the Transactions.

SECTION 6.19 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a) None of (i) any Credit Party, any Subsidiary or, to the knowledge of any such Credit Party or such Subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of any such Credit Party, any agent or representative of any Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b) Each Credit Party and each of their Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by such Credit Party and such Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each Credit Party and each of their Subsidiaries, and to the knowledge of such Credit Party, each director, officer, employee, and agent of such Credit Party and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 7.16.

SECTION 6.20 Absence of Defaults. No event has occurred or is continuing which constitutes a Default.

SECTION 6.21 Senior Indebtedness Status. The Term Loan Secured Obligations of each Credit Party and each Restricted Subsidiary thereof under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” (or any other similar term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of such Person.

SECTION 6.22 Disclosure; Beneficial Ownership Certification. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Credit Party or any Restricted Subsidiary thereof to the Administrative Agent or any Lender in connection with the Transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). As of the Closing Date, all of the information included in any Beneficial Ownership Certification delivered by or on behalf of the Borrower is true and correct in all respects.

SECTION 6.23 Mortgaged Rigs and Operators. As of the Closing Date, the name and official number and jurisdiction of registration and flag of each Rig is as set forth on Schedule 1.1(c). Each Rig is (a) subject to a Rig Mortgage and not to any other Lien other than Permitted Liens, (b) wholly owned by a Subsidiary Guarantor that is the true, lawful, and registered owner of the whole of such Rig, (c) operated by a Subsidiary Guarantor in all material respects in compliance with all Applicable Laws (including, in the case of each Rig (other than a stacked Rig), in compliance in all material respects with all requirements of such Rig’s classification as required by the relevant Acceptable Classification Society for such Rig), (d) other than a stacked Rig, maintained in all material respects in accordance with all requirements set forth in the Security Documents, and (e) covered by all such insurance as is required by Section 7.7. Each Subsidiary Guarantor that owns or operates one or more Rigs is qualified to own and operate such Rig under the laws of such Person’s jurisdiction of incorporation and the jurisdiction in which such Rig is flagged.

SECTION 6.24 Insurance. Each Credit Party and each of their Restricted Subsidiaries carries insurance or maintains appropriate risk management programs in such amounts, covering such risks and liabilities as is required by Section 7.7.

SECTION 6.25 Security Documents.

(a) Subject to any items permitted to be delivered post-closing pursuant to Section 7.21 and the making of or procuring of appropriate registrations, filings, and/or acknowledgments of the Security Documents and/or the Liens created thereby, as required pursuant to Section 7.14 and subject to the Agreed Security Principles, each Security Document is effective to create in favor of the Collateral Agent, and the Collateral Agent shall hold, for the ratable benefit of the Secured Parties referred to therein, an Acceptable Security Interest in the Collateral described therein.

(b) Each Rig Mortgage is or, when executed, will be in proper legal form under the laws of the jurisdiction of the flag under which such Rig is registered in the name of the applicable Rig Subsidiary that owns such Rig for the enforcement thereof under such laws and the laws of the jurisdiction of organization of the applicable Rig Subsidiary that owns such Rig that is party thereto. To ensure the legality, validity, enforceability, or admissibility in evidence of each such Rig Mortgage in the jurisdiction in which such Rig is flagged or the jurisdiction of the applicable Credit Party mortgagor thereto, it is not necessary that any Rig Mortgage or any other document be filed or recorded with any court or other authority in any such jurisdiction, except for those filings as have been, or will be, made.

SECTION 6.26 No Immunity. No Credit Party nor any Restricted Subsidiary thereof is a sovereign entity or has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, setoff, or otherwise) with respect to itself or its Property.

SECTION 6.27 Accounts. Schedule 6.27 (as Schedule 6.27 may be amended or supplemented from time to time by giving the Administrative Agent prior written notice thereof) lists all deposit accounts, securities accounts, and commodity accounts maintained by or for the benefit of any Credit Party or any Restricted Subsidiary thereof and identifies any Excluded Accounts and the basis on which such account qualifies as an Excluded Account.

SECTION 6.28 Other Indebtedness and/or Liens. As of the Closing Date, (a) there is no Indebtedness of the Credit Parties or any of their Restricted Subsidiaries outstanding other than (i) the Loans and other Extensions of Credit under the Credit Facility, (ii) the First Out RCF Loans and L/C Obligations and the Initial Last Out Notes, and (iii) any other Indebtedness permitted under Section 8.1 of this Agreement and (b) there are no Liens existing on any Property of the Credit Parties or any of their Restricted Subsidiaries other than (i) the Liens granted to the Collateral Agent pursuant to the terms of the Security Documents and (ii) any other Liens permitted under Section 8.2 of this Agreement.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until the Discharge Date has occurred, each of the Parent and the Borrower shall, and shall cause each of their respective Restricted Subsidiaries, to:

SECTION 7.1 Financial Statements and Forecasts. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2021) an audited Consolidated balance sheet of the Parent and its Subsidiaries (together with the consolidating balance sheet of any Unrestricted Subsidiary) as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries including the notes thereto (together with the consolidating statement of income of any Unrestricted Subsidiary), all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual Consolidated financial statements shall be audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Parent or any of its Subsidiaries not in accordance with GAAP (other than with respect to, or resulting from, an upcoming maturity date under any series of indebtedness, any breach of a financial maintenance covenant or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

(b) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended June 30, 2021) an unaudited Consolidated balance sheet of the Parent and its Subsidiaries (together with the consolidating balance sheet of any Unrestricted Subsidiary) as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal quarter then ended and that portion of the Fiscal Year then ended (together with the consolidating statement of income of any Unrestricted Subsidiary), all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Parent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Parent to present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Parent and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c) Annual Financial Forecast. As soon as practicable and in any event by no later than December 31 of each Fiscal Year, a financial forecast (including a summary debt schedule) of the Parent and its Restricted Subsidiaries for the ensuing twenty-four (24) month period, such plan to be prepared on a quarterly basis for the period covered by such forecast (it being understood that for purposes of compliance with this subclause (c), the financial forecasts delivered to the Lenders prior to the Closing Date are in a form and level of detail sufficient for the covenant, except that the forecasts required under this clause shall be required to include a summary projected debt schedule).

(d) Annual Budget. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, a budget of the Parent and its Restricted Subsidiaries for the ensuing Fiscal Year, such budget to be approved by the board of directors (or other governing body) of the Parent, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.2 Certificates; Other Reports and Notices. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Compliance Certificate. At each time financial statements are delivered (or are required to be delivered) pursuant to Sections 7.1(a) or (b), a duly completed Compliance Certificate that, among other things, (i) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Parent proposes to take with respect thereto, (ii) states that all representations and warranties in this Agreement and in the other Loan Documents (other than as described in any schedules to such Compliance Certificate, which description shall include a statement of the nature thereof and the action the Parent proposes to take with respect thereto) are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects, on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, and except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects as of such earlier date), and (iii) certifies that there have been no changes in the identity of the Restricted Subsidiaries, Subsidiary Guarantors, Immaterial Subsidiaries, Material Subsidiaries, Excluded Subsidiaries, Rig Subsidiaries, and Unrestricted Subsidiaries as at the end of such fiscal quarter from such Restricted Subsidiaries, Subsidiary Guarantors, Immaterial Subsidiaries, Material Subsidiaries, Excluded Subsidiaries, Rig Subsidiaries, and Unrestricted Subsidiaries as of the end of the immediately preceding fiscal quarter, other than as disclosed on a schedule thereto and attaches a spreadsheet in the form (and including the information) attached to Exhibit F showing the calculation of amounts needed to determine the identity of Immaterial Subsidiaries; provided that, prior to the RCF Discharge Date, no Compliance Certificate shall be required to be delivered pursuant to this Section 7.2(a) unless a Compliance Certificate is required to be delivered pursuant to the First Out RCF Credit Agreement.

(b) Monthly Cash Balances. Monthly, on or before the tenth (10th) Business Day after the last day of each full calendar month ending after the Closing Date, (A) a report setting forth (1) the account balances, as of the last day of such calendar month, of each bank account of the Parent and its Restricted Subsidiaries that has held any portion of cash or Cash Equivalents during such calendar month, and (2) the average account balance over such calendar month of each bank account of the Parent and its Restricted Subsidiaries that has held any portion of cash and Cash Equivalents during such calendar month and that is not subject to an Account Control Agreement and (B) an updated Schedule 6.27 as of the last day of such calendar month.

(c) Rig Value Certificates; Fleet Status Certificates. Quarterly, on or before the date that financial statements are delivered (or are required to be delivered) pursuant to Section 7.1(a) or (b), (i) a Rig Value Certificate dated as of the date of such financial statements, and (ii) a Fleet Status Certificate dated as of the date of such financial statements; provided that, prior to the RCF Discharge Date, no certificate shall be required to be delivered pursuant to this Section 7.2(c) unless such certificate is required to be delivered pursuant to the First Out RCF Credit Agreement.

(d) Appraisals. Semi-annually, on or before June 30 and December 31 of each year, two (2) Acceptable Appraisals setting forth values for each Rig (other than any cold-stacked Rig, unless such cold-stacked Rig is given a Rig Value in accordance with the definition thereof); provided that, if the difference between the aggregate appraised value (in each case, calculated as the midpoint of any range provided) of all Rigs pursuant to each Acceptable Appraisal for any semi-annual appraisal cycle is not greater than 15% of the lower of such aggregate appraisal value, then, at the Parent’s option, only one Acceptable Appraisal shall be required for the next semi-annual Acceptable Appraisal required to be delivered to this clause (d), which Acceptable Appraisal must be performed by the Approved Firm whose Acceptable Appraisal for such prior Acceptable Appraisal reflected the lower mid-point aggregate appraisal value for the Rigs); provided that, prior to the RCF Discharge Date, no Acceptable Appraisal shall be required to be delivered pursuant to this Section 7.2(d) unless an Acceptable Appraisal is required to be delivered pursuant to the First Out RCF Credit Agreement.

(e) Supplements to Perfection Certificate. Annually, on or before the date that financial statements are delivered (or are required to be delivered) pursuant to Section 7.1(a), a Perfection Certificate dated as of such date of delivery;

(f) Summary Insurance Certificate. Annually, on or before the date that financial statements are delivered (or are required to be delivered) pursuant to Section 7.1(a), a summary insurance certificate from the Parent’s insurance broker(s) in form and substance substantially similar to the certificate provided to the Administrative Agent in form and substance substantially reasonably satisfactory to the Administrative Agent, together with customary insurance certificates and/or endorsements;

(g) Permitted Holdco Compliance Certificate. On and after any Permitted Holdco Event, for so long as the conditions set forth in the definition of Permitted Holdco Event continue to be satisfied, quarterly, on or before the date that financial statements are delivered (or are required to be delivered) pursuant to Section 7.1(a) or (b), a certificate from a Responsible Officer of each of the Permitted Holdco and the Parent certifying compliance with the requirements set forth in clause (f) of the definition of Permitted Holdco Event and covenanting to comply with such requirements on an ongoing basis;

(h) Audits and Management Reports. Promptly upon receipt thereof, copies of any reports submitted to any Credit Party, any Restricted Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with the auditing function of such independent public accountant, including any management report and any management responses thereto;

(i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to or any notices from the holders of any Material Indebtedness pursuant to the terms of any indenture, loan or credit or similar agreement evidencing or governing such Material Indebtedness;

(j) Environmental Notices. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Restricted Subsidiary thereof with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Property described in the Mortgages or the Rig Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(k) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Restricted Subsidiary thereof;

(l) Information Regarding KYC; Anti-Money Laundering Laws; or Anti-Corruption Laws. Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and

(m) Further Assurances. Such other information regarding the operations, business affairs and financial condition of any Credit Party or any Restricted Subsidiary thereof (including, without limitation, updated corporate structure charts, copies of Tax returns, special periodic survey reports with respect to Rigs, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral) as the Administrative Agent, the Collateral Agent, or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 7.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) including, without limitation, www.sec.gov; provided that, the Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Parent shall be required to provide copies of the Compliance Certificate required by Section 7.2(a) to the Administrative Agent in accordance with the procedures set forth in Section 11.1. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Parent, the Borrower, or any of their Restricted Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

SECTION 7.3 Notice of Certain Matters.

(a) Promptly (but in no event later than five (5) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(i) the occurrence of any Default;

(ii) any notice of any of the following events with respect to any Rig reported in the most recently furnished Fleet Status Certificate pursuant to Section 7.2(c): (i) an Asset Disposition with respect to such Rig, (ii) a material adverse change to the estimated contract start date or estimated contract expiration date with respect to any Drilling Contract applicable to such Rig, or (iii) a change of such Rig’s status to “warm stacked,” “cold stacked,” “preservation stacked,” “held for sale,” “held at a shipyard,” or other non-marketed classification;

(iii) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Restricted Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined would reasonably be expected to result in a Material Adverse Effect;

(iv) any notice of any violation received by any Credit Party or any Restricted Subsidiary thereof from any Governmental Authority including any notice of violation of Environmental Laws which in any such case would reasonably be expected to have a Material Adverse Effect;

(v) [reserved];

(vi) [reserved];

(vii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Restricted Subsidiary thereof or any of their respective properties may be bound which would reasonably be expected to result in a Material Adverse Effect;

(viii) (A) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (B) the receipt by any Credit Party or any ERISA Affiliate of notice of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) the receipt by any Credit Party or any ERISA Affiliate of notice from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, and (D) the Parent obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(ix) the occurrence of any other event or development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice pursuant to this Section 7.3(a) shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.3(a)(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

(b) Notify the Administrative Agent in writing within fifteen (15) days if any jurisdiction becomes a Subject Jurisdiction (other than as a result of the formation or incorporation of a Required Guarantor in such jurisdiction, which shall be governed by clause (c) below), which notice shall include the date of such event and a description of the Property owned by any Restricted Subsidiary in such jurisdiction or by such Restricted Subsidiary, as applicable.

(c) Notify the Administrative Agent in writing if any Restricted Subsidiary becomes a Required Guarantor (i) because it ceases to be an Immaterial Subsidiary, on or prior to the earlier of (A) the date that the Compliance Certificate for the period in which such Restricted Subsidiary became a Required Guarantor is required to be delivered pursuant to Section 7.2(a) and (B) the Parent’s or any Restricted Subsidiary’s knowledge thereof, and (ii) for a reason other than that described in clause (i), on or prior to the date such Restricted Subsidiary is formed or otherwise becomes a Required Guarantor.

(d) To the extent not previously disclosed to the Administrative Agent in writing, notify the Administrative Agent in writing that a Required Guarantor has material operations, or owns assets (other than Rigs and intercompany obligations owing to Credit Parties) with a fair market value in excess of $5,000,000 that are reasonably capable of becoming Collateral, in each case, in a jurisdiction that is not a Subject Jurisdiction.

(e) On or prior to the date a change to the jurisdiction in which a Rig that was reported in the most recently furnished Fleet Status Certificate pursuant to Section 7.2(c) is located (other than any change in the ordinary course of business of such Rig or other temporary or short-term change or to the extent such change is contemplated by the most recently furnished Fleet Status Certificate delivered pursuant to Section 7.2(c)), notify the Administrative Agent in writing of such event, which notice shall set forth details of the occurrence referred to therein.

(f) (i) On or prior to the date a change is intended to be made to open, close, suspend, or otherwise affect the operational status of any deposit account, securities account, and commodity account of any Credit Party or any of its Restricted Subsidiaries, notify the Administrative Agent in writing of such event, which notice shall set forth in reasonable detail the details of the occurrence referred to therein and (ii) within five (5) Business Days of the date that such notice is required to be delivered pursuant to clause (i) is delivered (or is required to be delivered), deliver an updated Schedule 6.27, showing a current list of all such deposit accounts, securities accounts, and commodity accounts of the Credit Parties and their Restricted Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.4 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 8.4, preserve and maintain its separate corporate existence or equivalent form and all rights, franchises, licenses, permits and privileges material to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law, except, in the case of any Restricted Subsidiary other than a Credit Party, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.5 Maintenance of Property and Licenses.

(a) In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including Material Intellectual Property; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that, nothing in this Section shall limit the requirements with respect to Rigs set forth in Section 7.6 below; provided further that this Section 7.5 shall not apply to any assets that are disposed of pursuant to Section 8.5.

(b) Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted.

SECTION 7.6 Classification and Operation of Rigs.

(a) With respect to each Rig (other than any stacked Rig), shall, or shall cause the relevant Rig Subsidiary to (i) maintain and preserve, or cause to be maintained and preserved, such Rig and its material equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and fit for intended service (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) ensure that each such Rig is classified by an Acceptable Classification Society, at minimum at the same standard of classification as is applicable for rigs of comparable age and type, free of any overdue conditions or recommendations affecting the classification of such Rig, (iii) make all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Rig will not be materially impaired, (iv) promptly address any actual or alleged violations or incidents of noncompliance, (v) use good oilfield practices in the installation, maintenance, and repair of pollution prevention and spill response equipment, including the engagement of qualified and experienced spill and incident response contractors, and (vi) except as otherwise contemplated by this Agreement or the applicable Rig Mortgage, not remove any material part of, or item of, equipment owned by the Credit Parties installed on such Rig except in the ordinary course of the operation and maintenance of such Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Rig, the property of the Credit Parties and subject to an Acceptable Security Interest pursuant to a Rig Mortgage, or (y) the removal will not materially diminish the value of such Rig.

(b) Promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages, and liabilities whatsoever in respect of each Rig which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on, or claims enforceable against, such Rig, other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, diligently pursue the release of such Rig.

(c) With respect to each Rig, shall, or shall cause the relevant Rig Subsidiary to, comply, at all times, with all Applicable Laws of the jurisdiction in which such Rig is flagged in all material respects, and shall have on board, as and when required thereby, valid certificates showing compliance therewith, including without limitation, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act (as amended by the Oil Pollution Act of 1990) to the extent that such certificate may be required by Applicable Law for such Rig, and such other similar certificates as may be required in the course of operations of any such Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other Applicable Law.

(d) To the extent applicable, with respect to each Rig shall, or shall cause the relevant Rig Subsidiary to, ensure that such Rig is subject to a safety management system which complies with the ISM Code and ISPS Code, and such system may be established or implemented for any Rig pursuant to any agreement that provides the applicable Rig Subsidiary the use of the applicable safety management systems of the Parent or an Affiliate of the Parent.

(e) Promptly (i) notify the Administrative Agent of any accident or accident involving repairs (except to the extent any such accident would not reasonably be expected to result in a Material Adverse Effect), and (ii) furnish the Administrative Agent with any information reasonably requested by the Administrative Agent with respect thereto (promptly after becoming available), including copies of any reports and surveys so requested.

(f) Use commercially reasonable efforts to perform any and all Material Contracts which are, or may be, entered into with respect to any Rig or any other mobile offshore drilling unit (including, without limitation, any jackup rig, semi-submersible rig, drillship, and barge rig), except to the extent any such nonperformance would not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.7 Insurance. The Parent shall, and shall cause each of its Restricted Subsidiaries, as applicable, to comply with the requirements set forth in Schedule 7.7.

SECTION 7.8 Books and Records. (a) Maintain a system of accounting, and keep proper books, records and accounts (which shall include full, true and correct entries of all dealings and transactions in relation to each Person’s business in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties, (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity (except pursuant to cash management systems reasonably acceptable to the Administrative Agent) and (c) provide that its board of directors (or equivalent governing body) will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of any other entity which is an Affiliate of such entity. For the purposes of this Section 7.8, “Affiliate” shall not include the Parent or any Restricted Subsidiary thereof.

SECTION 7.9 Payment of Taxes and Other Obligations. Pay and perform before the same shall become delinquent (a) all Taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property; provided, that the Borrower or such Restricted Subsidiary may contest any item described in foregoing clause in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP, and (b) all other Indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to pay or perform such items described in clauses (a) or (b) of this Section could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.10 Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.11 Environmental Laws. In addition to and without limiting the generality of Section 7.10, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, in each case, except where the failure to do so would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 7.12 Compliance with ERISA. In addition to and without limiting the generality of Section 7.10, (a) except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) timely pay and discharge, and cause each ERISA Affiliate to timely pay and discharge, all obligations and liabilities arising under ERISA or otherwise with respect to each Employee Benefit Plan of a character which if unpaid or unperformed might result in the imposition of a Lien against any properties of assets of the Credit Parties or any ERISA Affiliate and otherwise comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action, and cause each ERISA Affiliate not to take any action or fail to take action, the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan and (iii) not participate, and cause each ERISA Affiliate not to participate, in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent, and (c) promptly notify the Administrative Agent upon an officer of the Parent becoming aware thereof, of (i) the occurrence of any Termination Event, (ii) the receipt by the Parent or any other Credit Party of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than routine claims for benefits), fine or penalty to the Parent or any other Credit Party, or any plan amendment that could reasonably be expected to increase the contingent liability of the Parent or any Credit Party, taken as a whole, in either case in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment would not reasonably be expected to have a Material Adverse Effect, (iii) any material contributions to a Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect, (iv) any Foreign Plan that is not funded to the extent required by law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (v) any material change anticipated to any Foreign Plan that would reasonably be expected to have a Material Adverse Effect.

SECTION 7.13 [Reserved].

SECTION 7.14 Guaranty and Collateral Matters.

(a) Closing Date Deliverables. Deliver to the Collateral Agent, on the Closing Date, duly executed copies or originals, as reasonably requested by the Collateral Agent or the Administrative Agent to be delivered on the Closing Date in accordance with the Agreed Security Principles, of the Security Documents, Guaranty Agreement, and related agreements, instruments, certificates, transfer powers, legal opinions, and other documents so requested.

(b) Additional Subsidiaries.

(i) Promptly (and, in any event, within five (5) Business Days, as such time period may be extended by the Administrative Agent in its sole discretion) notify the Administrative Agent and the Collateral Agent in writing if (A) the Parent forms or acquires (including by division) any Subsidiary after the Closing Date (and whether such Subsidiary constitutes an Excluded Subsidiary, a Required Guarantor, a Rig Subsidiary, a Restricted Subsidiary or an Unrestricted Subsidiary, and/or a Material Subsidiary or an Immaterial Subsidiary, along with a description of why any entity designated as an Excluded Subsidiary is considered to be an Excluded Subsidiary), (B) any Unrestricted Subsidiary is designated as a Restricted Subsidiary pursuant to Section 8.18, (C) any Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, or (D) the Parent elects to have any Excluded Subsidiary become a Discretionary Guarantor (any event described in clauses (A) through (D) above being an “Additional Subsidiary Event”); and

(ii) Within thirty (30) days of any Additional Subsidiary Event (as such time period may be extended by the Administrative Agent in its sole discretion), if the applicable Restricted Subsidiary subject to the Additional Subsidiary Event is a Required Guarantor or a Discretionary Guarantor, cause such applicable Restricted Subsidiary to, in accordance with and subject to the Agreed Security Principles:

(A) become a Subsidiary Guarantor by delivering to the Collateral Agent a duly executed joinder agreement to the Guaranty Agreement or such new guaranty agreement or similar agreement as the Collateral Agent and the Administrative Agent shall deem appropriate for such purpose;

(B) cause there to be an Acceptable Security Interest in all Property (other than Excluded Property) of such Restricted Subsidiary by delivering to the Collateral Agent a duly executed joinder agreement to each applicable Security Document or such new Security Documents as the Collateral Agent and the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document;

(C) deliver to the Collateral Agent and the Administrative Agent a counterpart or supplement to the Intercompany Subordination Agreement and to the Collateral Agent any applicable debt instrument evidencing such obligations and any instruments of transfer;

(D) deliver to the Collateral Agent and the Administrative Agent an updated Perfection Certificate (or supplement thereto), in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent;

(E) deliver to the Collateral Agent and the Administrative Agent such updated insurance certificates and endorsements as the Administrative Agent may reasonably request to demonstrate compliance with Section 7.7;

(F) deliver to the Collateral Agent and the Administrative Agent any legal opinions, lien searches, resolutions or written consents, good standing certificates, officer’s certificates, and certificates of incumbency as may be reasonably requested by the Collateral Agent and the Administrative Agent, all in form, content, and detail reasonably satisfactory to the Collateral Agent and/or the Administrative Agent in connection with the foregoing;

(G) deliver to the Administrative Agent updated versions of Schedules 6.1, 6.2, 6.12, 6.17, and 6.27, all in form, content, and detail reasonably satisfactory to the Administrative Agent, adding the applicable information related to such Restricted Subsidiary; and

(H) deliver to the Administrative Agent and/or the Collateral Agent such other documents, agreements, registers, instruments, and certificates as may be reasonably requested by the Administrative Agent or the Collateral Agent, all in form, content, and detail reasonably satisfactory to the Administrative Agent or the Collateral Agent, as applicable, in connection with the foregoing; and

(I) within fifteen (15) days of any Additional Subsidiary Event (as may be extended by the Administrative Agent in its sole discretion), if any Equity Interests of such Restricted Subsidiary are owned by or on behalf of any Credit Party, cause, in accordance with, and subject to, the Agreed Security Principles, such Equity Interests to be pledged by delivering to the Collateral Agent a duly executed supplement to each applicable Security Document or such new Security Documents as the Collateral Agent and the Administrative Agent shall deem appropriate for such purpose.

In addition to the foregoing, the Parent shall cause such Restricted Subsidiary (and the direct parent(s) entity(ies) of such Restricted Subsidiary) to, and such Restricted Subsidiary (and the direct parent(s) entity(ies) of such Restricted Subsidiary) shall (x) deliver, at such times set forth in the Security Documents, all updated schedules, certificated Equity Interests and related transfer powers executed in blank, UCC financing statements, and other documents and instruments as required by the Security Documents or as otherwise requested by the Collateral Agent or the Administrative Agent to cause there to be an Acceptable Security Interest in all Property of such Restricted Subsidiary (other than Excluded Property and subject to the other limitations specified in the applicable Security Documents) or to comply or to be consistent with Applicable Law or local custom or market practice and (y) take such actions (or not take such actions) necessary to create an Acceptable Security Interest in the Collateral described in the Security Documents.

(c) Real Property Collateral. Promptly (and in no event less than five (5) Business Days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) notify the Administrative Agent and the Collateral Agent in writing of (i)(x) the acquisition of any Material Real Property by any Credit Party or any of its Restricted Subsidiaries that is not subject to a Mortgage or (y) any owned real property of any Credit Party or any of its Restricted Subsidiaries not subject to a Mortgage becoming, to the knowledge of the Parent or any Restricted Subsidiary, Material Real Property, and (ii) the creation or acquisition of any Restricted Subsidiary that owns any Material Real Property and, in accordance with and subject to the Agreed Security Principles, within sixty (60) days of such acquisition or creation, as such time period may be extended by the Administrative Agent in its sole discretion, deliver the following with respect such Material Real Property:

(i) a Mortgage duly executed and delivered by the record owner of such Material Real Property (together with UCC fixture filings, if requested by the Collateral Agent);

(ii) if requested by the Administrative Agent, a policy or policies of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) in the amount equal to the fair market value of such Material Real Property, as determined by the Parent in good faith, or such other amount as is acceptable to the Administrative Agent and issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) insuring the Lien of each such Mortgage as a first priority mortgage Lien on the Material Real Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements as the Administrative Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Material Real Property is located, together with evidence reasonably satisfactory to the Administrative Agent of payment of all expenses and premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording fees and stamp Taxes (including mortgage recording and intangible Taxes) payable in connection with recording such Mortgage in the appropriate real estate records;

(iii) such affidavits, certificates, information (including financial data and environmental reports if requested by the Title Company), and instruments of indemnification as shall be reasonably required to induce the Title Company to issue the title policies and endorsements contemplated above and which are reasonably requested by such Title Company;

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance, which, if applicable, shall be duly executed by the applicable Credit Party or Restricted Subsidiary relating to such Material Real Property);

(v) if any such Material Real Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under Applicable Law, including Regulation H of the FRB and the other Flood Insurance Laws and as required under Section 7.7;

(vi) a survey or such survey alternatives as may be reasonably acceptable to the Administrative Agent (including, without limitation, express maps), as applicable, for each such Material Real Property, together with an affidavit of no change, if applicable, in favor of the Title Company, sufficient to allow the Title Company to issue the applicable policy of title insurance without a standard survey exception;

(vii) customary legal opinions and evidence of organizational approval, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, with respect to such Mortgage and the Restricted Subsidiary that is the mortgagor under such Mortgage; and

(viii) such other documents, agreements, instruments, and/or certificates as may be necessary or advisable, in connection with the foregoing, (x) in the reasonable discretion of the Administrative Agent or the Collateral Agent or (y) under the Applicable Law, customs, or market practice of the jurisdiction where such Material Real Property is located or such other applicable jurisdiction.

(d) Flood Insurance Matters. The parties hereto acknowledge and agree that, if there is any Mortgaged Property or any increase, extension, or renewal of any of the Loans or the Credit Facility, the Mortgaged Property may be subject to (and any increase, extension, or renewal shall be conditioned upon): (i) the prior delivery of all flood zone determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Property reasonably sufficient to evidence compliance with Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and the Collateral Agent and (ii) the earlier to occur of (A) the date that occurs thirty (30) days after the Administrative Agent has delivered the documentation set forth in clause (i) of this Section to the Lenders (which may be delivered electronically) and (B) the Administrative Agent’s and the Collateral Agent’s receipt of written confirmation from each of the Lenders that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably withheld, conditioned or delayed).

(e) Rigs. (i) Prior to (A) the creation or acquisition of any Rig Subsidiary by the Parent or its Restricted Subsidiaries, (B) any Restricted Subsidiary that was not previously a Rig Subsidiary becoming a Rig Subsidiary, (C) the acquisition of any Rig by the Parent or any Restricted Subsidiary, (D) the delivery of any Rig under construction to the Parent or any of its Restricted Subsidiaries as owner thereof, (E) any change to the direct owner or operator of any Rig, (F) any transfer of the registered flag jurisdiction of any Rig, or (G) any other event that would, in any case, result in the Collateral Agent not having an Acceptable Security Interest in any Rig, notify the Administrative Agent and the Collateral Agent in writing of such event, and (ii) prior to or concurrently with the occurrence of such event (or at such later time as may be agreed by the Administrative Agent in its sole discretion), deliver the following with respect to each applicable Rig:

(i) a Rig Mortgage duly executed and delivered by the record owner of such Rig creating an Acceptable Security Interest in such Rig, which Rig Mortgage shall have been filed and recorded (or subject to arrangements satisfactory to the Administrative Agent and the Collateral Agent for the filing for recording thereof) in the appropriate vessel or ship registry, along with any other applicable security documents, agreements, or instruments reasonably deemed necessary by the Administrative Agent or the Collateral Agent to create an Acceptable Security Interest in all of such Rig Subsidiary’s right, title, and interest in, under, and to the Rig and other related Property (other than Excluded Property and subject to the other limitations specified in the applicable Security Documents);

(ii) solely in the case of the acquisition of any Rig not owned by the Credit Parties as of the Closing Date, the most recent special periodic survey report that has been conducted with respect to such Rig and that is available to the Parent and its Restricted Subsidiaries, if any;

(iii) customary legal opinions and evidence of organizational approval, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, with respect to such Rig Mortgage and the Rig Subsidiary that is the mortgagor under such Rig Mortgage (including, without limitation, customary legal opinions of counsel relating to matters governed by the laws of the jurisdiction of the flag under which the applicable Rig is registered);

(iv) such other documents, agreements, instruments, and/or certificates as may be necessary or advisable, in connection with the foregoing, (x) in the reasonable discretion of the Administrative Agent or the Collateral Agent or (y) under the Applicable Law, customs, or market practice of the jurisdiction under which such Rig is or is to be flagged or such other applicable jurisdiction, including, without limitation, evidence of insurance and insurance certificates in accordance with Section 7.7, class certificates, certificates of ownership and encumbrances; and

(v) any consents or authorizations of, filing with, or any other act in respect of any Governmental Authority and any consent from or notice to any other Person, in each case necessary or desirable (under Applicable Law or contract) in connection with such Rig Mortgage and reasonably requested by the Administrative Agent or the Collateral Agent.

(f) Additional Collateral Actions. (i) Comply with the requirements set forth in the Security Documents with respect to any Property constituting Collateral thereunder and (ii) in respect of any of the events giving rise to notice requirements under Sections 7.3(b), (c), or (d), and upon and during the continuation of any Default, take all necessary actions and steps in cooperation with the Administrative Agent and Collateral Agent in order to ensure that the Collateral Agent is granted or maintains, as applicable, an Acceptable Security Interest in any Property that is required to be Collateral pursuant to this Agreement or any of the other Loan Documents, subject to Agreed Security Principles.

(g) RCF Collateral Limitation. Notwithstanding anything to the contrary in this Section 7.14, at any time prior to the RCF Discharge Date, the Parent and its Restricted Subsidiaries shall not be required to take any action pursuant to this Section 7.14 to cause any Restricted Subsidiary to become a Subsidiary Guarantor, or to create or perfect any Lien on any of its Property, or take any other action required pursuant to this Section 7.14, unless and until the Parent or such Restricted Subsidiary is required to cause such Restricted Subsidiary to become a guarantor of any First Out RCF Obligations, or to create or perfect such Lien to secure the First Out RCF Obligations, or to otherwise take such action, in each case, pursuant to the terms of the First Out RCF Credit Agreement (whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment or waiver of the terms of the First Out RCF Credit Agreement, or otherwise).

SECTION 7.15 Visits and Inspections. Permit representatives of the Administrative Agent, the Collateral Agent, or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, once per calendar year for any location or Rig, to visit and inspect any of the Rigs; to visit and inspect the Credit Parties’ or any of their Restricted Subsidiaries’ properties; inspect, audit and make extracts from their books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with their principal officers, and their independent accountants, their business, assets, liabilities, financial condition, results of operations and business prospects; provided that (i) the Parent will reimburse reasonable out-of-pocket costs incurred by the Administrative Agent, Collateral Agent and any Lender in connection with this Section 7.15 (provided that, as used in this clause (i), in the case of any visits to or inspections of Rigs, costs of more than two such visits or inspections per calendar year or for more than three representatives per visit or inspection, in each case of the Administrative Agent, Collateral Agent and the Lenders, taken as a group, shall be deemed to be unreasonable (and shall be the responsibility of the Administrative Agent, Collateral Agent or such Lender, as applicable)), (ii) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, or any Lender may do any of the foregoing at any time without advance notice, all at the expense of the Parent, and (iii) any inspection of any Rig shall be (a) subject to the requirements of the operator of such Rig (acting reasonably), including compliance with any safety and training protocols, and any applicable Governmental Authority and shall not interfere with the day to day operations of such Rig in any material respect and (b) subject to Section 11.10. Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at such location as may be agreed to by the Parent and the Administrative Agent at such time as may be agreed by the Parent and the Administrative Agent.

SECTION 7.16 Use of Proceeds.

(a) Use the proceeds of the Extensions of Credit to repay certain existing Indebtedness under the Prepetition Credit Agreement; provided that no part of the proceeds of any of the Loans shall be used for purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the FRB) or for any purpose which violates the provisions of Regulation T, U or X of the FRB.

(b) Not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Restricted Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7.17 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. (a) Maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) promptly, upon the request of the Administrative Agent, notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

SECTION 7.18 Intercompany Subordination Agreement. With respect to any intercompany obligations for payments among the Credit Parties and any of their Restricted Subsidiaries, shall execute and deliver, and maintain in full force and effect, the Intercompany Subordination Agreement (and including any applicable debt instrument evidencing such obligations required to be pledged to the Collateral Agent thereunder and applicable instruments of transfer or endorsement).

SECTION 7.19 Accounts; Drilling Contracts and Rig Operator Contracts.

(a) Subject to the post-closing period provided for causing certain deposit accounts, securities accounts, and commodity accounts to be subject to an Acceptable Security Interest pursuant to Section 7.21 and the Agreed Security Principles, (i) deposit or cause to be deposited directly, all cash and Cash Equivalents into (A) one or more deposit accounts maintained with the Administrative Agent or any Lender (or any other commercial bank reasonably acceptable to the Administrative Agent) and in which the Collateral Agent has an Acceptable Security Interest, subject to Agreed Security Principles or (B) an Excluded Account (to the extent such deposits do not cause such account to cease to be an Excluded Account), and in each case, which is listed on Schedule 6.27 hereto, as updated in writing by the Parent from time to time, (ii) deposit or credit or cause to be deposited or credited directly, all securities and financial assets held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties (including, without limitation, all marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper) into one or more securities accounts in which the Collateral Agent has an Acceptable Security Interest or an Excluded Account, subject to Agreed Security Principles and that, in each case, is listed on Schedule 6.27 hereto, as updated in writing by the Parent from time to time, and (iii) cause all commodity contracts held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Credit Parties, to be carried or held in one or more commodity accounts in which the Collateral Agent has an Acceptable Security Interest, subject to Agreed Security Principles and that, in each case, is listed on Schedule 6.27 hereto, as updated in writing by the Parent from time to time; provided, that, at any time prior to the RCF Discharge Date, the Parent and its Restricted Subsidiaries shall not be required to cause an account to be subject to an Acceptable Security Interest pursuant to this Section 7.19 unless and until the Parent or such Restricted Subsidiary is required to cause such account to be subject to a Lien to secure the First Out RCF Obligations pursuant to the terms of the First Out RCF Credit Agreement (whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment or waiver of the terms of the First Out RCF Credit Agreement, or otherwise).

(b)

(i) (A) Prior to or substantially concurrently with the Parent’s or any Restricted Subsidiary’s entry into any Drilling Contract following the Closing Date (or by such later date as may be acceptable to the Administrative Agent in its reasonable discretion), the Parent or such Restricted Subsidiary shall provide written notice to each counterparty to each such Drilling Contract of the Liens granted to the Collateral Agent for the benefit of the Secured Parties by the owner of the relevant Rig (the “Rig Owner”) and the Parent or the Restricted Subsidiary party to such Drilling Contract (the “Charterer”), including the Liens on such Rig and all other Collateral owned by such Rig Owner or such Charterer, which notice shall be in a form and substance reasonably satisfactory to the Administrative Agent (unless the Administrative Agent shall agree in its reasonable discretion after consultation with the Borrower that such contract counterparty has been sufficiently notified of such Liens on one or more prior occasions), and (B) not later than 5 Business Days after the date such Drilling Contract has been entered into and copies thereof are available to the Parent or such Restricted Subsidiary (or such later date as may be acceptable to the Administrative Agent in its reasonable discretion), provide the Administrative Agent with a copy of such Drilling Contract (in each case, other than any such Drilling Contract which the Parent or the applicable Restricted Subsidiary is prohibited from disclosing pursuant to the terms thereof (provided that the Parent or such Restricted Subsidiary shall disclose the existence thereof and the contract counterparty information and, if reasonably requested by the Administrative Agent, shall use commercially reasonable efforts to obtain consent that would permit disclosure, including negotiating a non-disclosure agreement or a confidentiality agreement with the relevant contract counterparty)) and a copy of each notice delivered in accordance with clause (A) of this paragraph (i).

(ii) (A) Prior to or substantially concurrently with the Parent’s or any Restricted Subsidiary’s execution of a Rig Mortgage following the Closing Date (or by such later date as may be acceptable to the Administrative Agent in its reasonable discretion), the Parent or such Restricted Subsidiary shall (I) provide a copy of all Drilling Contracts relating to the Rig that is subject to such Rig Mortgage to the Administrative Agent (in each case, other than any such Drilling Contract which the Parent or the applicable Restricted Subsidiary is prohibited from disclosing pursuant to the terms thereof (provided that the Parent or such Restricted Subsidiary shall disclose the existence thereof and the contract counterparty information and, if reasonably requested by the Administrative Agent, shall use commercially reasonable efforts to obtain consent that would permit disclosure, including negotiating a non-disclosure agreement or a confidentiality agreement with the relevant contract counterparty)), and (II) provide written notice to each counterparty to each such Drilling Contract of the Liens granted to the Collateral Agent for the benefit of the Secured Parties by the Rig Owner and the Charterer, including the Liens on such Rig and all other Collateral owned by such Rig Owner or such Charterer, which notice shall be in a form and substance reasonably satisfactory to the Administrative Agent (unless the Administrative Agent shall agree in its reasonable discretion after consultation with the Borrower that such contract counterparty has been sufficiently notified of such Liens on one or more prior occasions), and (B) not later than 5 Business Days after entry into such Rig Mortgage (or such later date as may be acceptable to the Administrative Agent in its reasonable discretion), provide the Administrative Agent with a copy of each notice delivered in accordance with clause (A)(II) of this paragraph (ii) to the Administrative Agent.

(iii) (A) Prior to or substantially concurrently with the Parent’s or any Restricted Subsidiary’s entry into any Rig Operator Contract following the Closing Date (or by such later date as may be acceptable to the Administrative Agent in its reasonable discretion), the Parent or such Restricted Subsidiary shall provide written notice to each counterparty to each such Rig Operator Contract of the Liens granted to the Collateral Agent for the benefit of the Secured Parties by the Parent or such Restricted Subsidiary, which notice shall be in a form and substance reasonably satisfactory to the Administrative Agent (in each case, unless the Administrative Agent shall agree in its reasonable discretion after consultation with the Borrower that such contract counterparty has been sufficiently notified of such Liens on one or more prior occasions), and (B) not later than 5 Business Days after entry into such Rig Operator Contract (or such later date as may be acceptable to the Administrative Agent in its reasonable discretion), provide the Administrative Agent with a copy of such Rig Operator Contract (in each case, other than any such Rig Operator Contract which the Parent or the applicable Restricted Subsidiary is prohibited from disclosing pursuant to the terms thereof (provided that the Parent or such Restricted Subsidiary shall disclose the existence thereof and the contract counterparty information and, if reasonably requested by the Administrative Agent, shall use commercially reasonable efforts to obtain consent that would permit disclosure, including negotiating a non-disclosure agreement or a confidentiality agreement with the relevant contract counterparty)) and a copy of each notice delivered in accordance with clause (A) of this paragraph (iii).

SECTION 7.20 Further Assurances. Subject to the Agreed Security Principles, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including register updates, the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent, the Collateral Agent, or the Required Lenders may reasonably request, to effectuate the Transactions contemplated by the Loan Documents or to grant, preserve, protect, or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent and the Collateral Agent, from time to time upon the reasonable request by the Administrative Agent or Collateral Agent, evidence reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable, as to the perfection and priority of the Liens created or intended to be created by the Security Documents; provided that, at any time prior to the RCF Discharge Date, the Parent and its Restricted Subsidiaries shall not be required to take any further actions pursuant to this Section 7.20 unless and until required to take such further actions pursuant to the terms of the First Out RCF Credit Agreement (whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment or waiver of the terms of the First Out RCF Credit Agreement, or otherwise).

SECTION 7.21 Post-Closing Matters. Execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 7.21, in each case within the applicable corresponding time limits specified on such schedule.

SECTION 7.22 Credit Rating. To the extent that a credit rating is obtained from either of Moody’s or S&P with respect to the Last Out Notes Obligations or the Last Out Incremental Debt Obligations, the Parent shall concurrently therewith obtain, a comparable credit rating from the same rating agency with respect to this Credit Facility.

ARTICLE VIII

NEGATIVE COVENANTS

Until the Discharge Date has occurred, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any of its respective Restricted Subsidiaries to:

SECTION 8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Term Loan Secured Obligations;

(b) Indebtedness outstanding under the First Out RCF Credit Agreement and any Permitted Refinancing Indebtedness in respect of such Indebtedness; provided, that (i) the aggregate principal amount of any Indebtedness outstanding at any time pursuant to this Section 8.1(b) does not to exceed the sum of (x) $400,000,000, plus (y) any upfront fees paid-in-kind in accordance with the terms of the First Out RCF Credit Agreement as in effect on the Closing Date, (ii) no Restricted Subsidiary of the Parent (other than the Borrower and other Credit Parties) is an obligor in respect of such Indebtedness, (iii) the terms of such Indebtedness do not restrict the ability of the Credit Parties to guarantee the Term Loan Secured Obligations or to pledge assets as collateral security for the Term Loan Secured Obligations on a last out basis, and (iv) such Indebtedness is subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

(c) Indebtedness outstanding under the Last Out Notes and any Permitted Refinancing Indebtedness in respect of such Indebtedness; provided, that (i) the aggregate principal amount of any Indebtedness outstanding at any time pursuant to this Section 8.1(c) does not to exceed (x) $75,000,000 of Initial Last Out Notes, plus (y) up to $39,675,000 of Additional Last Out Notes, plus (z) any interest thereon and up to $10,320,750 in fees thereunder, in each case, paid-in-kind in accordance with the terms of the Last Out Notes Indenture as in effect on the Closing Date; (ii) the Parent shall be in Pro Forma Compliance with the Total Collateral Coverage Ratio Requirement both before and after giving effect to the incurrence of any Indebtedness under any Additional Last Out Notes issued after the Closing Date (other than payments in kind of interest) (as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date such Indebtedness is incurred, and received by the Administrative Agent on or prior to such date); (iii) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption, or sinking fund obligation prior to the later of (A) the Maturity Date and (B) the 365th day after the “Maturity Date” under the First Out RCF Credit Agreement, other than payments as part of an “applicable high yield discount obligation” catch-up payment, customary offers to purchase upon a change of control, asset sale, or casualty or condemnation event and customary acceleration rights following an event of default (however denominated), in each case, subject to the ratable repayment in full in cash of the RCF Secured Obligations (as defined in the First Out RCF Credit Agreement) (other than contingent indemnification obligations not then due), (iv) the covenants, events of default, guarantees, collateral requirements, and other terms of such Indebtedness (other than interest rate, fees, funding discounts, and redemption or prepayment premiums and other pricing terms determined by the Borrower to be “market” rates, fees, discounts, and other premiums at the time of issuance or incurrence of any such notes), taken as a whole, are not more restrictive or burdensome than those set forth in this Agreement and the other Loan Documents and do not contain any financial ratio that is more restrictive in respect of the corresponding ratio in this Agreement or that is not contained in this Agreement, (v) no Restricted Subsidiary of the Parent (other than the Borrower and other Credit Parties) is an obligor in respect of such Indebtedness, (vi) the terms of such Indebtedness do not restrict the ability of the Credit Parties to guarantee the

Term Loan Secured Obligations or to pledge assets as collateral security for the Term Loan Secured Obligations, (vii) the terms of such Indebtedness do not prohibit the repayment or prepayment of the Loans (but may provide that, concurrently with the repayment or prepayment of the Loans, the Borrower shall be required to repay principal under the Last Out Notes ratably with such payment of the Loans), (viii) such Indebtedness is subject to the Intercreditor Agreement, and (ix) in the case of the incurrence of any Additional Last Out Notes, the Parent and its Restricted Subsidiaries shall be in compliance with the requirements of clause (r) of the Agreed Security Principles upon the incurrence of such Indebtedness;

(d) any Last Out Incremental Debt and any Permitted Refinancing Indebtedness in respect of such Indebtedness in an aggregate principal amount outstanding not to exceed at any time the sum of (i) $135,000,000, plus (ii) any interest thereon paid-in-kind in accordance with the terms of such Last Out Incremental Debt; provided, that the Parent shall be in Pro Forma Compliance with the Total Collateral Coverage Ratio Requirement both before and after giving effect to the incurrence of any such Indebtedness (other than payments in kind of interest) (as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date such Indebtedness is incurred, and received by the Administrative Agent on or prior to such date);

(e) (i) Capital Lease Obligations with respect to any Property of the Parent or its Restricted Subsidiaries other than a Rig, (ii) Indebtedness incurred solely to finance the acquisition, construction, improvement, alteration or repair of any fixed or capital asset of the Parent or its Restricted Subsidiaries other than a Rig, and (iii) Rig Debt; provided, in each case that (A) the aggregate principal amount of all Indebtedness outstanding at any time under this clause (e) shall not exceed $100,000,000, (B) such Indebtedness is incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered, or repaired, (C) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing, improving, altering, or repairing such fixed or capital assets, as the case may be (plus reasonable fees and expenses related thereto), (D) such Indebtedness shall not have any financial maintenance covenants, (E) any Liens securing such Indebtedness are permitted under Section 8.2(b), (c) or (d), as applicable, (F), such Indebtedness is non-recourse to the Parent and its Restricted Subsidiaries (other than the Restricted Subsidiary that owns such fixed or capital assets and incurred such financing), and (G) with respect to the incurrence of Rig Debt, the Parent has demonstrated in a certificate of a Financial Officer of the Parent that (x) the Consolidated Total Gross Leverage Ratio is less than 2.5 to 1.0, calculated on a Pro Forma Basis as of the date such Rig Debt is incurred after giving effect thereto and (y) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement as of the date such Rig Debt is incurred after giving effect thereto;

(f) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary in connection with a Permitted Acquisition permitted pursuant to Section 8.3 and Permitted Refinancing Indebtedness in respect of such Indebtedness; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, (ii) neither the Parent nor any Restricted Subsidiary (other than such Person or any other Person that such Person merges with (other than a Credit Party)) shall have any liability or other obligation with respect to such Indebtedness, (iii) any Lien securing such Indebtedness is permitted under Section 8.2(k), and (iv) no Default or Event of Default exists at the time of or would occur as a result of the incurrence of such Indebtedness (with such Indebtedness being deemed incurred upon consummation of such transaction);

(g) Indebtedness (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate, or commodity price risks and not for speculative purposes and (ii) in respect of Cash Management Agreements entered into in the ordinary course of business;

(h) unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, or (ii) owed by the Parent or any Restricted Subsidiary of the Parent to the Parent or any other Restricted Subsidiary of the Parent; provided, that (x) all such Indebtedness of the type described in clause (i) or clause (ii) above shall be subordinated to the Term Loan Secured Obligations pursuant to the Intercompany Subordination Agreement and (y) all such Indebtedness of the type described in clause (ii) above may not be paid when a Default exists, unless such payment is being made to a Credit Party;

(i) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; provided that such Indebtedness is reimbursed or extinguished within five (5) Business Days of being matured or drawn;

(j) other Indebtedness of any Credit Party or any Restricted Subsidiary thereof in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(k) Guarantees (i) by any Credit Party of Indebtedness of another Credit Party incurred pursuant to clauses (a) to (j) of this Section 8.1 not otherwise prohibited pursuant to this Section 8.1, (ii) by any Credit Party of Indebtedness otherwise permitted hereunder of any Restricted Subsidiary that is not a Credit Party to the extent such Guarantees are permitted by Section 8.3 (other than clause (d) of Section 8.3) and (iii) by any Restricted Subsidiary that is not a Credit Party of Indebtedness of the Parent or any Restricted Subsidiary incurred pursuant to clauses (a) through (j) of this Section 8.1 and not otherwise prohibited pursuant to this Section 8.1; and

(l) to the extent constituting Indebtedness, the obligations of the Parent and any Restricted Subsidiary under the BOP Lease Agreement as in effect on January 22, 2021, or as amended thereafter in a manner that does not materially increase the Parent’s or any of its Restricted Subsidiary’s obligations thereunder; provided that any extension of the term of such BOP Lease Agreement shall not be considered to materially increase the Parent’s or any of its Restricted Subsidiary’s obligations thereunder for purposes of this clause.

SECTION 8.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) (i) Liens created pursuant to the Loan Documents in favor of the Collateral Agent, for the benefit of the Secured Parties and subject to the Intercreditor Agreement, and (ii) Liens created pursuant to the First Out RCF Loan Documents in favor of the Issuing Lenders (as defined in the First Out RCF Credit Agreement) on the RCF Cash Collateral;

(b) Liens securing Indebtedness permitted under Section 8.1(e)(i); provided that (i) the Indebtedness secured by such Liens is secured only by the Property subject to such Capital Lease Obligations and not any other Property of the Borrower or any of its Restricted Subsidiaries (although individual financings of equipment (other than Rigs) may be cross-collateralized to other financings of equipment by the same lender), (ii) such Liens securing such Indebtedness are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or the date of commercial operation of the assets constructed, and (iii) such Liens securing Indebtedness shall not attach to any Rig;

(c) Liens securing Indebtedness permitted under Section 8.1(e)(ii); provided that, (i) the Indebtedness secured by such Liens is secured only by the fixed or capital assets acquired, constructed, improved, altered, or repaired with the proceeds of such Indebtedness and any related contracts, intangibles and other assets incidental thereto (including accessions thereto and replacements thereof) (although individual financings of equipment (other than Rigs) may be cross-collateralized to other financings of equipment by the same lender), (ii) such Liens securing such Indebtedness are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or the date of commercial operation of the assets constructed, and (iii) such Liens securing Indebtedness shall not attach to any Rig;

(d) Liens securing Rig Debt permitted under Section 8.1(e)(iii); provided that, (i) the Liens securing such Rig Debt shall attach only to such Rig and related contracts, intangibles, and other assets that are incidental thereto (including accessions thereto and replacements thereof) or that otherwise arise therefrom and not any other Property of the Parent or its Restricted Subsidiaries, (ii) such Liens securing such Indebtedness are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction or the date of commercial operation of the assets constructed, (iii) such Liens securing such Indebtedness shall not apply to any other Property or assets of the Parent or any Restricted Subsidiary, and (iv) such Liens securing Indebtedness shall not attach to any Rig (other than a Rig acquired or constructed with the proceeds of such Indebtedness) (although individual financings of equipment (other than Rigs) may be cross-collateralized to other financings of equipment by the same lender);

(e) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(f) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than (x) thirty (30) days in respect of assets located in the United States and (y) sixty (60) days in respect of assets located outside of the United States, or such Liens are being contested in good faith and by appropriate proceedings, and adequate reserves are maintained therefor to the extent required by GAAP, and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Parent or any of its Subsidiaries;

(g) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, other than Indebtedness and so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(h) encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(i) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business;

(j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(l) or securing appeal or other surety bonds relating to such judgments;

(k) Liens on Property of a Person that becomes a Restricted Subsidiary existing at the time that such Person becomes a Restricted Subsidiary in connection with a Permitted Acquisition; provided that, (i) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, (ii) such Liens do not encumber any Property other than Property encumbered at the time of such Permitted Acquisition or such Person becoming a Restricted Subsidiary and the proceeds and products thereof, (iii) such Liens do not attach to any other Property of the Parent or any of its Subsidiaries and (iv) such Liens will secure only (A) those obligations which it secures at the time such acquisition occurs, and (B) extensions, renewals, and replacements thereof which, if such Lien secures Indebtedness, constitute Permitted Refinancing Indebtedness in respect thereof;

(l) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of any Credit Party or any Restricted Subsidiary thereof, except as provided otherwise in an Account Control Agreement with respect to such deposit account;

(m) Liens on cash and Cash Equivalents securing (i) such Credit Party’s or Restricted Subsidiary’s obligations in respect of a purchase card program with Wells Fargo (or its Affiliates) or (ii) obligations under any purchase card program with a local bank outside of the United States in an aggregate amount not to exceed $250,000;

(n) maritime Liens, whether now existing or hereafter arising, in the ordinary course of business during normal operations, maintenance, or repair of a Rig, (i) for damages arising out of a maritime tort which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the relevant Credit Party with the appropriate court or other tribunal to prevent the arrest or secure the release of the Rig from arrest, (ii) for wages of stevedores when employed directly by a Rig Subsidiary, any charterer or sub-charterer of any Rig, or the master or agent of any Rig, in each case, which have accrued for not more than sixty days, (iii) for crew’s wages (including wages of the master of any Rig) that are discharged in the ordinary course of business and have accrued for not more than sixty days, (iv) for salvage and general average (including contract salvage), which have accrued for not more than sixty days, (v) for charters or subcharters or leases or subleases permitted under this Agreement, or (vi) otherwise arising by operation of law;

(o) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person, which do not in any case materially detract from the value of such property or impair the use thereof in the ordinary course of business; and

(p) other Liens securing Indebtedness or other obligations expressly subordinated to the Term Loan Secured Obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided that, prior to or substantially simultaneously with the incurrence thereof, such Liens shall have been expressly subordinated to the Liens securing the Term Loan Secured Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 8.3 Investments. Make, hold or otherwise permit to exist any Investment, except:

(a) Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 8.3 and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 8.3;

(b) Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) made after the Closing Date by any Credit Party in any other Credit Party, (iii) made after the Closing Date by any Excluded Subsidiary in any Credit Party and (iv) made after the Closing Date by any Excluded Subsidiary in any other Excluded Subsidiary; provided that any such Investment that is an Acquisition of a Person or business that was not owned by the Parent and its Restricted Subsidiary’s immediately prior to such transaction must be separately permitted pursuant to Section 8.3(f);

(c) Investments in cash and Cash Equivalents in the ordinary course of business;

(d) Guarantees permitted pursuant to Section 8.1(k);

(e) non-cash consideration received in connection with Asset Dispositions expressly permitted by Section 8.5 (other than Section 8.5(g));

(f) Investments by the Parent or any Restricted Subsidiary in the form of a Permitted Acquisition;

(g) Investments made at any time after March 31, 2023, in an amount not to exceed the Discretionary Basket at such time; provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Investment, (iii) the Consolidated Total Net Leverage Ratio does not exceed 2.0 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (iv) Liquidity would greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such Investment and any concurrent incurrence of Indebtedness (in the case of each of clauses (i) to (iv), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Investment and received by the Administrative Agent on or prior to such date);

(h) Investments made solely with, or solely with the proceeds of, new Qualified Equity Interests of the Parent (or any parent company thereof) issued concurrently with such Investment; provided, that (i) no Default has occurred and is continuing or would result therefrom, and (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Investment (in the case of each of clauses (i) to (ii), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Investment and received by the Administrative Agent on or prior to such date);

(i) other Investments in an aggregate amount not to exceed $5,000,000 since the Closing Date; provided, that (i) no Default has occurred and is continuing or would result therefrom, and (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Investment (in the case of each of clauses (i) to (ii), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Investment and received by the Administrative Agent on or prior to such date);

(j) any other Investment; provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Investment, (iii) the Consolidated Total Net Leverage Ratio does not exceed 1.50 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (iv) Liquidity would be greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such Investment and any concurrent incurrence of Indebtedness (in the case of each of clauses (i) to (iv), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Investment and received by the Administrative Agent on or prior to such date); and

(k) (i) Investments in any Restricted Subsidiary of Parent to fund ordinary course operating costs and expenses, including but not limited to payroll expenses and accrued and unpaid taxes, (ii) Investments in the Parent or any Restricted Subsidiary of the Parent in connection with any Dutch fiscal unity (fiscale eenheid) to which the Parent or such Restricted Subsidiary is a member that is entered into solely among the Parent and/or any of its Restricted Subsidiaries, and (iii) Investments in the Parent or any Restricted Subsidiary of the Parent incurred in connection with a declaration of joint and several liability (hoofdelijke aansprakelijkheid) issued by the Parent or any Restricted Subsidiary in accordance with section 2:403 of the Dutch Civil Code (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

provided that, in each case, (x) any Restricted Subsidiary acquired or formed in connection with an Investment permitted to be made pursuant to this Section 8.3 shall become a Guarantor to the extent required by the definition of “Required Guarantor” and (y) any Property, including Equity Interests, acquired in connection with such Investment shall become Collateral to the extent required by Section 7.14.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 8.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

SECTION 8.4 Fundamental Changes. Merge, consolidate, amalgamate or enter into any similar combination with (including by division), or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:

(a) (i) any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Parent may be merged, amalgamated, liquidated, dissolved, wound up or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Parent (other than the Borrower) may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (other than the Borrower) (provided that when any Subsidiary Guarantor is merging, amalgamating, liquidating, dissolving, winding up or consolidating with another Subsidiary, a Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Subsidiary Guarantor to the extent required under, and within the time period set forth in Section 7.14, with which the Parent shall comply in connection with such transaction);

(b) any Excluded Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Excluded Subsidiary;

(c) any Restricted Subsidiary (other than the Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to the Parent or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Excluded Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d) any Excluded Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to any other Excluded Subsidiary, so long as, if the surviving Excluded Subsidiary ceases to be an Excluded Subsidiary as a result of such transaction, such Excluded Subsidiary shall comply with Section 7.14;

(e) any Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Parent may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or a Subsidiary Guarantor, as applicable, or (ii) in the case of a merger involving any Restricted Subsidiary that is not the Borrower or a Subsidiary Guarantor, simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Parent and its Restricted Subsidiaries shall comply with Section 7.14 in connection therewith; and

(f) any Permitted Holdco Event.

SECTION 8.5 Asset Dispositions. Subject to the final paragraph of this Section 8.5, make any Asset Disposition, except:

(a) any Asset Disposition in the ordinary course of business of obsolete, worn-out or surplus assets no longer used or useful in the business of the Parent or any of its Restricted Subsidiaries, in each case other than a Rig;

(b) the sale, transfer or other disposition of assets to the Parent or any Subsidiary Guarantor pursuant to any other transaction expressly permitted pursuant to Section 8.4;

(c) dispositions of cash and Cash Equivalents in the ordinary course of business;

(d) Asset Dispositions (i) between or among Credit Parties, (ii) by any Excluded Subsidiary to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith by the Parent at the time of such transfer) and (iii) by any Excluded Subsidiary to any other Excluded Subsidiary;

(e) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the business of the Borrower and its Subsidiaries;

(f) Asset Dispositions in connection with Insurance and Condemnation Events;

(g) Asset Dispositions of property (other than a Rig or Rig Subsidiary) in the form of an Investment permitted pursuant to Section 8.3 (other than clause (e) thereof);

(h) any Asset Disposition of any Property other than any Rig or Rig Subsidiary, (i) that is made for fair market value to a third party on arm’s-length terms and the consideration received for such Asset Disposition is no less than 85% in cash, (ii) in respect of which any Net Cash Proceeds and other consideration are pledged as Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14 on the date such transaction is consummated (or such later date as may be reasonably acceptable to the Administrative Agent in its discretion), and (iii) for consideration in an amount that does not cause the aggregate consideration for all Asset Dispositions under this clause (h) (other than the sale of the Mexico Office Building) since the Closing Date to exceed $5,000,000;

(i) the sale of:

(i) either of the Ocean America and the Ocean Valiant; provided, that (A) such Rig (x) is cold-stacked at the time of such Asset Disposition, and (y) is sold for at least fair market value to a third-party on arm’s-length terms and the consideration received from such Asset Disposition is no less than 85% in cash, (B) the Net Cash Proceeds and other consideration of such Asset Disposition are pledged as Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14 on or prior to the date such transaction is consummated (or such later date as may be reasonably acceptable to the Administrative Agent in its discretion), (C) no Default has occurred and is continuing or would result therefrom, (D) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Asset Disposition, and (E) the Parent and any relevant Restricted Subsidiary have complied with the requirements under Section 2.3(b) (in the case of each of clauses (A) through (E), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such transaction and received by the Administrative Agent on or prior to such date); and

(ii) the Ocean Valor, so long as (A) an Acceptable Appraisal has been conducted in respect thereof as of the Closing Date and in the most recent Acceptable Appraisal(s) delivered to the Administrative Agent, (B) such Rig is sold for at least fair market value to a third party on arm’s-length terms and the consideration received is no less than 85% in cash, (C) the Net Cash Proceeds and other consideration of such Asset Disposition are pledged as Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14 on or prior to the date such transaction is consummated (or such later date as may be reasonably acceptable to the Administrative Agent in its discretion), (D) no Default has occurred and is continuing or would result therefrom, (E) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Asset Disposition, and (F) the Parent and any relevant Restricted Subsidiary have complied with the requirements under Section 2.3(b) (in the case of each of clauses (A) through (F), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such transaction and received by the Administrative Agent on or prior to such date);

(j) [reserved];

(k) any “asset swap” for which (i) the replacement assets received in connection therewith have an appraised value greater than or equal to the appraised value of the replaced assets as reflected in the most recent Acceptable Appraisal(s) in respect of any replacement Rig (with such appraised value to include, for this purpose, the value of net cash flows through any then-existing contracted backlog), (ii) the Administrative Agent and the Required Lenders consent to such transaction, (iii) all assets received as consideration for such “asset swap” or acquired with the Net Cash Proceeds therefrom, shall be pledged as Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14 on the date such transaction is consummated (or such later date as may be reasonably acceptable to the Administrative Agent in its discretion), (iv) no Default has occurred and is continuing or would result therefrom, (v) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such “asset swap”, and (vi) the Parent and any relevant Restricted Subsidiary have complied with the requirements under Section 2.3(b) (in the case of each of clauses (i) through (vi), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such transaction and received by the Administrative Agent on or prior to such date); and

(l) any Asset Disposition of any Property for scrap in the ordinary course of business, (i) that is made for at least fair market value to a third party on arm’s-length terms and the consideration received is no less than 85% in cash, (ii) that does not cause the consideration for each such transaction or series of related transactions under this clause (l) to exceed $500,000, and (iii) in respect of which any Net Cash Proceeds and other consideration are pledged as Collateral subject to an Acceptable Security Interest to the extent required by Section 7.14 on or prior to the date such transaction is consummated (or such later date as may be reasonably acceptable to the Administrative Agent in its discretion).

Notwithstanding anything to the contrary set forth in this Section 8.5, prior to the RCF Discharge Date, any Asset Disposition that is permitted under the First Out RCF Credit Agreement (whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment or waiver of the terms of the First Out RCF Credit Agreement, or otherwise) shall be permitted under this Agreement and the other Loan Documents without any further action required by any party hereto.

SECTION 8.6 Restricted Payments. Declare or make any Restricted Payments, except:

(a) (i) any Credit Party may make Restricted Payments to any other Credit Party, and (ii) any Excluded Subsidiary may make Restricted Payments to the Parent or any other Restricted Subsidiary;

(b) at any time after a Permitted Holdco Event has occurred and for so long as the conditions set forth in the definition of “Permitted Holdco Event” are met, the Parent may make Tax Distributions;

(c) Restricted Payments made at any time after March 31, 2023, in an amount not to exceed the Discretionary Basket at such time; provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect thereto, (iii) the Consolidated Total Net Leverage Ratio does not exceed 2.0 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (iv) Liquidity would be greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such Restricted Payment and any concurrent incurrence of Indebtedness (in the case of each of clauses (i) to (iv), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Restricted Payment and received by the Administrative Agent on or prior to such date); and

(d) any other Restricted Payment; provided, that (i) no Default has occurred and is continuing or would result therefrom, (ii) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such Restricted Payment, (iii) the Consolidated Total Net Leverage Ratio does not exceed 1.50 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (iv) Liquidity would be greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such Restricted Payment and any concurrent incurrence of Indebtedness (in the case of each of clauses (i) to (iv), as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such Restricted Payment and received by the Administrative Agent on or prior to such date).

SECTION 8.7 Transactions with Affiliates. Directly or indirectly enter into any transaction (including without limitation any transaction with the Permitted Holdco), including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees (including all guaranties and assumptions of obligations thereof), with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Parent, the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than:

(a) transactions existing on the Closing Date and described on Schedule 8.7;

(b) transactions among Credit Parties not prohibited hereunder;

(c) other transactions in the ordinary course of business on terms at least as favorable to the Credit Parties and their respective Restricted Subsidiaries as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Parent;

(d) employment, severance and other similar compensation arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers, directors, and employees in the ordinary course of business;

(e) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Parent, the Borrower and the Parent’s other Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Parent and its Restricted Subsidiaries;

(f) payments or reimbursements to any Restricted Subsidiary of Parent to fund ordinary course operating costs and expenses, including but not limited to intercompany services, payroll expenses and accrued and unpaid taxes; and

(g) Restricted Payments (including payments to Parent or its direct or indirect parent) permitted by Section 8.6.

SECTION 8.8 Accounting Changes; Organizational Documents; Legal Name.

(a) Change its Fiscal Year end or make any material change in its accounting treatment and reporting practices except as required by GAAP, in each case without prompt written notice thereof to the Administrative Agent.

(b) Amend, modify or change its Organizational Documents in any manner materially adverse to the rights or interests of the Lenders or other Term Loan Secured Parties.

(c) Amend, modify or change its legal name, type of organization, or jurisdiction of organization in any manner without (i) prompt written notice thereof to the Administrative Agent and (ii) with respect to the Credit Parties, ensuring that the Collateral Agent has a continuing Acceptable Security Interest in Collateral owned by such Credit Party notwithstanding such modification or change.

SECTION 8.9 Payments and Modifications of Other Indebtedness.

(a) Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any other Indebtedness (including, without limitation, the First Out RCF Credit Agreement, the Last Out Notes Indenture, and any Last Out Incremental Debt Documents) in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder or would violate any subordination terms thereof or the subordination agreement applicable thereto, including, without limitation, the Intercreditor Agreement.

(b) Prepay, repay, redeem, purchase, defease or acquire for value, in each case, prior to its scheduled maturity date, any Junior Indebtedness, or make any payment in respect of any Junior Indebtedness, except:

(i) with proceeds of any Permitted Refinancing Indebtedness permitted by Section 8.1 and in compliance with any subordination provisions thereof or the subordination agreement applicable thereto; provided that, (A) no Default has occurred and is continuing or would result therefrom and (B) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such prepayment, repayment, redemption, purchase, or defeasance thereof (as demonstrated in a certificate duly executed by a Financial Officer dated as of the date of such prepayment, repayment, redemption, purchase, or defeasance and received by the Administrative Agent on or prior to such date);

(ii) payments and prepayments of any Junior Indebtedness made solely with the proceeds of new, concurrent Qualified Equity Interests issued by or any capital contribution in respect of Qualified Equity Interests of the Parent; provided that (A) no Default has occurred and is continuing or would result therefrom and (B) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such prepayment, repayment, redemption, purchase, or defeasance thereof (as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such prepayment, repayment, redemption, purchase, or defeasance and received by the Administrative Agent on or prior to such date);

(iii) payments of interest in respect of Junior Indebtedness in the form of payment in kind interest constituting Indebtedness permitted pursuant to Section 8.1;

(iv) the payment in cash of interest, expenses and indemnities in respect of Junior Indebtedness (other than cash payments of any principal constituting original issue discount or interest paid in kind); provided that no Default has occurred and is continuing or would result therefrom;

(v) payments and prepayments of any intercompany Indebtedness subordinated to the Obligations pursuant to the Intercompany Subordination Agreement so long as (A) such payment or prepayment is permitted under the Intercompany Subordination Agreement, and (B) no Default has occurred and is continuing or would result therefrom;

(vi) repayments, repurchases, redemptions or defeasances of Junior Indebtedness at any time after March 31, 2023, in an amount not to exceed the Discretionary Basket at such time; provided, that (A) no Default has occurred and is continuing or would result therefrom and (B) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such prepayment, repayment, redemption, purchase, or defeasance thereof, (C) the Consolidated Total Net Leverage Ratio does not exceed 2.0 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (D) Liquidity would greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such transaction and any concurrent incurrence of Indebtedness (in each case, as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such repayment, repurchase, redemption or defeasance of Junior Indebtedness and received by the Administrative Agent on or prior to such date);

(vii) any other repayment, repurchase, redemption or defeasance of Junior Indebtedness; provided, that (A) no Default has occurred and is continuing or would result therefrom and (B) the Parent is in Pro Forma Compliance with each Collateral Coverage Ratio Requirement, both before and after giving effect to such prepayment, repayment, redemption, purchase, or defeasance thereof, (C) the Consolidated Total Net Leverage Ratio does not exceed 1.50 to 1.0 on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter after giving effect thereto, and (D) Liquidity would be greater than or equal to $150,000,000 on a Pro Forma Basis after giving effect to such transaction and any concurrent incurrence of Indebtedness (in each case, as demonstrated in a certificate duly executed by a Financial Officer of the Parent dated as of the date of such repayment, repurchase, redemption or defeasance of Junior Indebtedness and received by the Administrative Agent on or prior to such date); and

(viii) payments as part of an “applicable high yield discount obligation” catchup payment made pursuant to the Code and in a manner consistent with Section 2.6;

in each case, except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto, including, without limitation, the Intercreditor Agreement and the Intercompany Subordination Agreement.

(c) Make or permit to occur any Other Last Out Debt Payment, unless the Borrower, the Parent, or the applicable Restricted Subsidiary thereof has complied with Section 2.3(b)(ii).

SECTION 8.10 No Further Negative Pledges; Restrictive Agreements.

(a) Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to the First Out RCF Loan Documents, the Last Out Notes Indenture, and the Last Out Incremental Debt Documents, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(e) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iv) customary restrictions contained in the Organizational Documents of any Excluded Subsidiary as of the Closing Date or, in the case of a Subsidiary acquired after the Closing Date, any such restrictions in effect immediately prior to such acquisition and not created in contemplation thereof and (v) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien); provided, in each case under this clause (a), that no such prohibition or restriction shall prohibit a Lien on the Collateral securing the Secured Obligations.

(b) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the First Out RCF Loan Documents, the Last Out Notes Indenture, and the Last Out Incremental Debt Documents, and (C) Applicable Law.

(c) Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Restricted Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the First Out RCF Loan Documents, the Last Out Notes Indenture, and the Last Out Incremental Debt Documents, (C) Applicable Law, (D) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(e) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (E) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (F) obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (G) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 8.5) that limit the transfer of such Property pending the consummation of such sale, (H) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, and (I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 8.11 Nature of Business. Engage in any business other than the businesses conducted by the Parent, the Borrower and its Restricted Subsidiaries as of the Closing Date and businesses and business activities reasonably related or ancillary thereto.

SECTION 8.12 Amendments of Other Documents. Amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions of any Material Contract, which would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder, taken as a whole, in each case, without the prior written consent of the Administrative Agent.

SECTION 8.13 Sale Leasebacks. Except as permitted by Section 8.1(e) or Section 8.1(m), directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease, a finance lease or a capital lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, which any Credit Party or any Restricted Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Restricted Subsidiary of a Credit Party.

SECTION 8.14 Use of Proceeds. Use the proceeds of the Extensions of Credit for any purpose not permitted under Section 7.16.

SECTION 8.15 [Reserved.]

SECTION 8.16 Accounts. Open, establish, or otherwise permit to exist, or deposit, credit, or transfer any cash or Cash Equivalents, securities, financial assets, or any other property into, any deposit account, securities account, or commodity account other than an account that subject to the Agreed Security Principles and Section 7.2(b), is (a) either (i) subject to an Acceptable Security Interest in accordance with Agreed Security Principles or (ii) an Excluded Account, and (b) listed on a Schedule 6.27 hereto (as such Schedule may be updated by the Credit Parties from time to time in accordance with this Agreement); provided, that, at any time prior to the RCF Discharge Date, the Parent and its Restricted Subsidiaries shall not be required to cause an account to be subject to an Acceptable Security Interest pursuant to this Section 7.19 unless and until the Parent or such Restricted Subsidiary is required to cause such account to be subject to a Lien to secure the First Out RCF Obligations pursuant to the terms of the First Out RCF Credit Agreement (whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment or waiver of the terms of the First Out RCF Credit Agreement, or otherwise).

SECTION 8.17 Change of Ownership or Operator of any Rig; Change of Registered Flag Registry of Rigs.

(a) Change, or permit any change to, the direct owner or operator of any Rig, except:

(i) from a Subsidiary Guarantor to another Subsidiary Guarantor with reasonable prior notice to the Administrative Agent and Collateral Agent, so long as, amendments, supplements, or other modifications to the Security Documents in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent in order to maintain a continuing, uninterrupted Acceptable Security Interest in such Rig and all contracts, equipment, and other assets incidental or otherwise related thereto in compliance with Section 7.14 (or if the existing Lien in the Rigs and other assets being transferred cannot be assumed or continued following the proposed transfer, new Security Documents to create an Acceptable Security Interest in such Rig and all contracts, equipment, and other assets incidental or otherwise related thereto in compliance with Section 7.14) are delivered to the Administrative Agent and Collateral Agent prior to or substantially simultaneously with the consummation of such change (or, with the approval of the Administrative Agent and Collateral Agent, each in its reasonable discretion, as soon as practicable thereafter under Applicable Law); or

(ii) in connection with any Asset Disposition permitted pursuant to Section 8.5.

(b) Change, or permit any change to, the registered flag jurisdiction of any Rig, except any change of registered flag jurisdiction of any Rig, with reasonable prior notice to the Administrative Agent and the Collateral Agent, to the Marshall Islands, the United States, or any other jurisdiction approved by the Administrative Agent and Collateral Agent (such approval not to be unreasonably withheld, conditioned, or delayed), so long as amendments, supplements, or other modifications to the Security Documents in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent in order to maintain a continuing, uninterrupted Acceptable Security Interest in such Rig and all contracts, equipment, and other assets incidental or otherwise related thereto in compliance with Section 7.14 (or if the existing Lien in such Rig and other assets cannot be assumed or continued following the proposed transfer, new Security Documents to create an Acceptable Security Interest in such Rig and all contracts, equipment, and other assets incidental or otherwise related thereto, in compliance with Section 7.14) delivered to the Administrative Agent and Collateral Agent prior to or substantially simultaneously with the consummation of such change (or, with the approval of the Administrative Agent and Collateral Agent, each in its reasonable discretion, as soon as practicable thereafter under Applicable Law).

SECTION 8.18 Designation and Redesignation of Restricted and Unrestricted Subsidiaries; Indebtedness of Unrestricted Subsidiaries. Unless designated as an Unrestricted Subsidiary on Schedule 6.2 as of the Closing Date or designated as such thereafter in accordance with clause (a) below, permit any Person that is or becomes a Subsidiary of the Parent or any of its Restricted Subsidiaries to be an Unrestricted Subsidiary; provided that:

(a) the Parent may designate by written notice to the Administrative Agent, any Subsidiary (other than a Rig Subsidiary or any Subsidiary of the Parent that directly or indirectly owns Equity Interests in a Rig Subsidiary or other Credit Party), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary; provided that (i) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the fair market value of the Parent’s direct or indirect Investment therein on such date and such designation shall be permitted only to the extent such Investment is permitted under Section 8.3 on the date of such designation, (ii) no Default exists prior to, or would result from, such designation, and (iii) such Subsidiary is not a “restricted subsidiary” or a borrower, issuer, or guarantor of the First Out RCF Loans and L/C Obligations, Last Out Notes, and/or Last Out Incremental Debt (if any);

(b) any such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Disposition, which shall be limited by Section 8.5;

(c) the Parent may re-designate, by written notice to the Administrative Agent, any Unrestricted Subsidiary as a Restricted Subsidiary (a “Subsidiary Redesignation”); provided that (i) such re-designation is deemed to be the incurrence at such time of any Investments, Indebtedness, and Liens of such Subsidiary existing at such time, (ii) such Investments, Indebtedness, and Liens would be permitted to be made or incurred at the time of such redesignation under each of Section 8.1, Section 8.2, and Section 8.3, (iii) and each such Subsidiary shall comply with the requirements of this Agreement, including, without limitation, Section 7.14, and (iv) no Default exists or would result from such Subsidiary Redesignation; and

(d) no Unrestricted Subsidiary shall (i) have any Indebtedness other than Indebtedness that is non-recourse to the Parent and its Restricted Subsidiaries, or (ii) hold any Equity Interest in, or any Indebtedness of, any Restricted Subsidiary.

ARTICLE IX

DEFAULT AND REMEDIES

SECTION 9.1 Events of Default. Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Loans. The Borrower or any other Credit Party shall default in any payment of principal of any Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document, or in any certificate, report, or other document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Restricted Subsidiary thereof in this Agreement, in any other Loan Document, or in any certificate, report, or other document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d) Default in Performance of Certain Covenants. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2, 7.3, 7.4, 7.14, 7.16, 7.17, 7.18, 7.19, 7.20, or 7.21 or Article VIII.

(e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Restricted Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically otherwise provided for in this Section 9.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f) Indebtedness Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall (i) default in the payment of (x) any Material Indebtedness (other than the Loans) or (y) any Hedge Agreement, the Hedge Termination Value of which is in excess of the Threshold Amount, in each case beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to (x) any Material Indebtedness (other than the Loans) or (y) any Hedge Agreement, the Hedge Termination Value of which is in excess of the Threshold Amount, in each case or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) other than a usual and customary asset sale tender offer, or (B) be cash collateralized.

(g) Change in Control. Any Change in Control shall occur.

(h) Voluntary Bankruptcy Proceeding. Any Credit Party or any Significant Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator (or analogous officer) of itself or of a substantial part of its Property, domestic or foreign, (v) file an answer admitting the material allegations of a petition filed against it in any such proceeding described in clauses (iii) and (iv), (vi) become unable, admit in writing its inability, or fail generally, to pay its debts as they become due, (vii) make a general assignment for the benefit of creditors, or (viii) take any action in furtherance of or for the purpose of effecting any of the foregoing.

(i) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Significant Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Significant Subsidiary thereof or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding under such Debtor Relief Laws shall be entered.

(j) Failure of Agreements or Security Interest. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be in full force and effect and valid, enforceable, and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Specified Permitted Liens) on, or security interest in, any of the Collateral (or any material portion of the Collateral) purported to be covered thereby or any Credit Party or any Restricted Subsidiary shall so state in writing, in each case other than in accordance with the express terms hereof or thereof.

(k) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto and such non-payment would reasonably be expected to result in a Material Adverse Effect, or (ii) a Termination Event.

(l) Judgment. One or more judgments, orders or decrees not covered by undisputed insurance (subject to customary deductible) shall be entered against any Credit Party or any Significant Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days (or sixty (60) consecutive days with respect to any judgment rendered outside of the United States) after the entry thereof and such judgments, orders or decrees (i) in the case of the payment of money, are individually or in the aggregate (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged the claim and has not disputed coverage), in excess of the Threshold Amount or (ii) in the case of injunctive or other non-monetary relief, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of a Credit Party or any Restricted Subsidiary to enforce such judgment.

(m) Permitted Holdco Limitation. After a Permitted Holdco Event has occurred and for so long as the conditions set forth in the definition of Permitted Holdco Event are met, (i) the Permitted Holdco, the Parent, or any other related party shall fail to comply with the terms of the Permitted Holdco Undertaking or (ii) the Permitted Holdco Undertaking shall cease to be in full force and effect for any reason.

(n) PCbtH Service Contract or BOP Lease Agreement Cross-Default. Any Credit Party or any Restricted Subsidiary thereof shall default in any material respect in the observance or performance of any other agreement or condition relating to the PCbtH Service Contract or BOP Lease Agreement, or any other event shall occur or condition exist in relation to the PCbtH Service Contract or BOP Lease Agreement, if such default or other event or condition could reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate for all such defaults, events, or conditions.

SECTION 9.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Credit Facility. Terminate the Credit Facility and declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Term Loan Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 9.1(h) or (i), the Credit Facility shall be automatically terminated and all Term Loan Secured Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) [Reserved.]

(c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 9.3 Rights and Remedies Cumulative; Non-Waiver; etc.

(a) The enumeration of the rights and remedies of the Administrative Agent, the Collateral Agent, and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent, the Collateral Agent, and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent, the Collateral Agent, or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent, the Collateral Agent, and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 and Section 10.1(a) and the Collateral Agent in accordance with Section 10.1(b) for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 11.4 (subject to the terms of Section 4.6), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 9.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.4 Crediting of Payments and Proceeds. In the event that the Term Loan Secured Obligations have been accelerated pursuant to Section 9.2 or the Administrative Agent, the Collateral Agent, or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Term Loan Secured Obligations and all net proceeds from the enforcement of the Term Loan Secured Obligations shall, subject to the provisions of Sections 4.13 and 4.14, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Term Loan Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent and/or the Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Term Loan Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Term Loan Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Term Loan Secured Obligations constituting unpaid principal of the Loans then owing, ratably among the holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Term Loan Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

SECTION 9.5 Administrative Agent and Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, each of the Administrative Agent and Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Term Loan Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 4.3 and 11.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, and the Collateral Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, and the Collateral Agent, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 11.3.

SECTION 9.6 Credit Bidding.

(a) The Administrative Agent, on behalf of itself, the Collateral Agent, and the Term Loan Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Term Loan Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Term Loan Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Term Loan Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Term Loan Secured Parties on the basis of the Term Loan Secured Obligations so assigned by each Term Loan Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.2.

(b) Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Term Loan Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Term Loan Secured Party that is not a party to this Agreement shall agree to the terms of this Section 9.6.

ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints, designates, and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including, for the avoidance of doubt, to enter into the Intercreditor Agreement and any other collateral agency agreements with the Collateral Agent). Each of the Lenders hereby irrevocably appoints, designates, and authorizes Wells Fargo to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 10.6) are solely for the benefit of the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, and their respective Related Parties, and neither the Parent nor any Restricted Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

(b) The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Term Loan Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents and the Intercreditor Agreement on behalf of the Secured Parties) and to take such actions on its behalf and to exercise powers as are delegated to the Collateral Agent by the terms hereof or thereof. In this connection, the Collateral Agent and any co-agents, sub-agents, and attorneys-in-fact appointed by the Collateral Agent pursuant to this Article X for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article and Article XI (including Section 11.3, as though such co-agents, sub-agents, and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 10.2 Rights as a Lender. The Person serving as the Administrative Agent or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets, or other business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 10.3 Exculpatory Provisions.

(a) The Administrative Agent, the Collateral Agent, the Arrangers, and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent, the Arrangers, and their respective Related Parties:

(i) shall not be subject to any agency, trust, fiduciary, or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent and/or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or Applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification, or termination of Property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii) shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender or any other Person, any credit or other information relating concerning the business, prospects, operations, Properties, assets, financial or other condition, or creditworthiness of the Parent, the Borrower, or any of their respective Subsidiaries or Affiliates that is communicated to, obtained by, or otherwise in the possession of the Person serving as the Administrative Agent, the Collateral Agent, the Arrangers, or their respective Related Parties in any capacity, except for notices, reports, and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv) shall not be required to account to any Lender for any sum or profit received by the Administrative Agent for its own account.

(b) The Administrative Agent, the Collateral Agent, the Arrangers, and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the Transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. Neither the Collateral Agent nor the Administrative Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent or the Collateral Agent by the Parent, any other Credit Party, or a Lender.

(c) The Administrative Agent, the Collateral Agent, the Arrangers, and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness, or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument, or document, or the creation, perfection, or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders.

(d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor, or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor, or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 10.4 Reliance by the Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, shall be fully protected in relying, and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 10.9. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the

Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent and Collateral Agent may consult with legal counsel (who may be counsel for the Parent or any of its Subsidiaries), independent accountants, and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, or experts. Each Lender that has signed this Agreement or a signature page to an Assignment and Assumption or an Affiliated Lender Assignment and Assumption, as applicable, or any other Loan Document pursuant to which it is to become a Lender hereunder shall be deemed to have consented to, approved, and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved, or accepted by such Lender or that is to be acceptable or satisfactory to such Lender.

SECTION 10.5 Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent and the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent or Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 10.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, and subject to the consent of the Borrower (which consent is not required if an Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender, an Affiliated Lender, or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, and subject to the consent of the Borrower (which consent is not required if an Event of Default has occurred and is continuing and which consent shall not be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications, and determinations provided to be made by, to, or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges, and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable) and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

SECTION 10.7 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent, any Arranger, or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Collateral Agent, any Arranger, or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Parent, the Borrower, and their Restricted Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Collateral Agent, any Arranger, or any of their respective Related Parties to any Lender or any other Secured Party as to any matter, including whether the Administrative Agent, the Collateral Agent, any Arranger, or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender expressly acknowledges, represents, and warrants to the Administrative Agent, the Collateral Agent, and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing, or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing, and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing, or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase, or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase, or hold such commercial loans is experienced in making, acquiring, purchasing, or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Arranger, any other Lender, or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, Property, assets, liabilities, financial and other condition, and creditworthiness of the Parent, the Borrower, and their Restricted Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions contemplated by this Agreement and the other Loan Documents, and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any Arranger, or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Parent, the Borrower, and their Restricted Subsidiaries and (ii) it will not assert any claim in contravention of this Section 10.7.

SECTION 10.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers, or bookrunners listed on the cover page hereof shall have any powers, duties, or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, an Arranger, or a Lender hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 10.9 Collateral and Guaranty Matters.

(a) Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent, at their option and in their discretion:

(i) prior to the RCF Discharge Date, to release any Lien on any Property that is not pledged to secure (or concurrently therewith will cease to secure) the First Out RCF Obligations and to release any Guarantee by a Guarantor that is not (or concurrently therewith will cease to be) a “Credit Party” under and as defined in the First Out RCF Credit Agreement (in each case, whether pursuant to the terms of the First Out RCF Credit Agreement (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver, or otherwise); and

(ii) following the RCF Discharge Date:

(A) to release any Lien on any Collateral granted to or held by the Collateral Agent, for the ratable benefit of the Term Loan Secured Parties, under any Loan Document (1) upon the termination of the Credit Facility and payment in full of all Term Loan Secured Obligations (other than contingent indemnification obligations not then due), (2) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Credit Party permitted under the Loan Documents, as certified in writing by the Parent to the Administrative Agent and the Collateral Agent (if such certification is requested by the Administrative Agent or the Collateral Agent), (3) of any Person designated as an “Unrestricted Subsidiary” in compliance with Section 8.18, as certified in writing by the Parent to the Administrative Agent and the Collateral Agent (if such certification is requested by the Administrative Agent or the Collateral Agent), (4) of any Subsidiary Guarantor that is not a Required Guarantor and the Parent has requested release of such Person as a Guarantor in a written notice to the Administrative

Agent, or (5) if approved, authorized, or ratified in writing by the Required Lenders in accordance with Section 11.2; provided that any release of all or substantially all of the Collateral shall be subject to Section 11.2(h); provided further that such release shall only be permitted hereunder if such Collateral shall also be released under the Last Out Notes Indenture and the Last Out Incremental Debt Documents substantially simultaneously with the release provided hereunder; and

(B) to release any Subsidiary Guarantor from its obligations under any Loan Documents if (w) such Person ceases to be a Subsidiary of the Parent as a result of a transaction permitted under the Loan Documents as certified in writing by the Parent to the Administrative Agent and the Collateral Agent (if such certification is requested by the Administrative Agent or the Collateral Agent), (x) such Person is designated as an “Unrestricted Subsidiary” in compliance with Section 8.18, as certified in writing by the Parent to the Administrative Agent and the Collateral Agent (if such certification is requested by the Administrative Agent or the Collateral Agent), (y) such Subsidiary Guarantor is not a Required Guarantor, and the Parent has requested release of such Person as a Guarantor in a written notice to the Administrative Agent, or (z) approved, authorized, or ratified in writing by the Required Lenders in accordance with Section 11.2; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Term Loan Secured Obligations, shall be subject to Section 11.2(h); provided further that such release shall only be permitted hereunder if the Guarantor shall also be released from its Guarantee of obligations under the Last Out Notes Indenture and the Last Out Incremental Debt Documents substantially simultaneously with the release provided hereunder; and

(iii) to subordinate any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document to the holder of any Specified Permitted Lien; provided that such subordination shall only be permitted hereunder if such Lien has also been subordinated with respect to the Last Out Notes Indenture and the Last Out Incremental Debt Documents substantially simultaneously with the subordination provided hereunder.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 10.9. In each case as specified in this Section 10.9, the Administrative Agent and the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party, and file with any applicable Governmental Authority, such documents as such Credit Party may reasonably request to evidence or effect the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 10.9 as certified in writing by the Parent to the Administrative Agent and the Collateral Agent (if such certification is requested by the Administrative Agent or the Collateral Agent).

(b) Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 10.10 [Reserved.]

SECTION 10.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Loans and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans and this Agreement; or

(iv) such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty, and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Collateral Agent, any Arranger, and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.12 Erroneous Payments.

(a) Each Lender hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 10.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Lender agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Term Loan Secured Obligations owed by the Borrower or any other Credit Party, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Term Loan Secured Obligations, the Term Loan Secured Obligations or any part thereof that were so credited, and all rights of the applicable Lender, Administrative Agent or other Secured Party, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(d) Each party’s obligations under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Term Loan Secured Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile or e-mail as follows:

If to the Borrower:

Attention of: Treasurer

Telephone No.: 281-647-8025

Facsimile No.: 281-647-2297

E-mail:jcue@dodi.com

With copies to:

Attention of: General Counsel

Telephone No.: 281-646-4987

Facsimile No.: 281-647-2223

E-mail:droland@dodi.com

Attention of: Caith Kushner

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Telephone No.: 212-373-3913

Facsimile No.: 212-492-0913

E-mail: ckushner@paulweiss.com

If to Wells Fargo, as Administrative Agent or Collateral Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2706

Facsimile No.: (844) 879-5899

With copies to:

Wells Fargo Bank, National Association

1000 Louisiana Street, 9th Floor

Houston, TX 77002

Attention of: Jay Buckman

Telephone No.: (713) 319-1849

Facsimile No.: (713) 319-1925

Email: jay.buckman@wellsfargo.com

If to any Lender:

To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. Notices and other communications to the Borrower or any other Credit Party may be delivered by e-mail to the e-mail address for the Borrower provided in clause (a) above. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email, or other communication is not sent during the normal business hours of the recipient, such notice, email, or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d) Change of Address, Etc. Each of the Parent, the Borrower, or the Administrative Agent may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.

(e) Platform.

(i) The Borrower and each other Credit Party and each Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Lenders, and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) are not responsible for approving or vetting the representatives, designees or contacts of any Lender that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower and each Lender party hereto understands and accepts such risks. In no event shall the Agent Parties have any liability to any Credit Party, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract, or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities, or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, or any other Person for indirect, special, incidental, consequential, or punitive damages, losses, or expenses (as opposed to actual damages, losses, or expenses).

SECTION 11.2 Amendments, Waivers, and Consents. Except as set forth below or as specifically provided in any Loan Document (including Section 4.8(c)), any term, covenant, agreement, or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver, or consent is in writing and approved by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver, or consent shall:

(a) [reserved];

(b) increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(c) waive, extend, or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly and adversely affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clauses (iv) and (vii) of the proviso set forth in the last paragraph of this Section 11.2) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 4.1(b) during the existence of an Event of Default;

(e) change Section 4.6, Section 9.4, the definition of “Pro Rata Share,” or any other provision in any Loan Document in a manner that would alter the pro rata treatment of Lenders (including in connection with the sharing of payments to, or disbursements by, Lenders required thereby) without the written consent of each Lender;

(f) alter the manner in which payments or prepayments of principal, interest, or other amounts hereunder shall be applied as among the Lenders or as to the order of application with respect to the Term Loan Secured Obligations, without the written consent of each Lender;

(g) change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive, or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(h) except as provided in Section 10.9, release all of the Guarantors or the Guarantors comprising all or substantially all of the credit support for the Term Loan Secured Obligations from their obligations under any Guaranty, release all or substantially all of the Collateral, or subordinate any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien other than any Specified Permitted Lien, in each case, without the written consent of each Lender; provided that, such release shall only be permitted if the Guarantor shall also be released from its Guarantee of obligations under the First Out RCF Credit Agreement, the Last Out Notes Indenture, and the Last Out Incremental Debt Documents substantially simultaneously with the release provided hereunder;

provided, further, that (i) [reserved], (ii) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document or modify Section 11.1(e), Section 11.21, or Article X hereof; (iii) no amendment, waiver, or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document or modify Section 11.21, or Article X hereof, (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) [reserved], (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect, or inconsistency or omission of a technical or immaterial nature in any such provision, and (vii) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 4.8(c) in accordance with the terms of Section 4.8(c). Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender and (B) no Affiliated Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as set forth in Section 11.9(g)(iii)(A).

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower, the Administrative Agent, and if the Collateral Agent is a party thereto, the Collateral Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), such Lender shall have no other commitment or other obligation hereunder, and such Lender shall have been paid in full all principal, interest, and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into any amendment, supplement, or other modification of or to this Agreement or any other Loan Document or enter into any additional Loan Documents to effect the granting, perfection, protection, expansion, or enhancement of any security interest in any Collateral or Property to become Collateral to secure the Secured Obligations, including, without limitation, the Term Loan Secured Obligations, for the benefit of the Lenders and the other Secured Parties or as required by any Applicable Law to give effect to, protect, or otherwise enhance the rights or benefits of any Lender under the Loan Documents.

SECTION 11.3 Expenses; Indemnity.

(a) Costs and Expenses. The Parent, the Borrower and the other Credit Parties party hereto, jointly and severally, shall, and hereby agree to, pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Collateral Agent, and their respective Affiliates (including the fees, charges, and disbursements of counsel for the Administrative Agent and the Collateral Agent, which shall be limited to one firm of counsel for all such Persons and, if necessary, one firm of local or regulatory counsel in each appropriate jurisdiction and special counsel for each relevant specialty, in each case for such Persons (and in the case of an actual or perceived conflict of interest, where the Person affected by such conflict provides the Borrower written notice of such conflict, of another firm of counsel for such affected Person)), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery, and administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) [reserved], (iii) all reasonable and documented out of pocket expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, or any Lender, (including the fees, charges, and disbursements of any counsel for the Administrative Agent, the Collateral Agent, or any Lender) in connection with any US Trustee Appeal, and (iv) all out of pocket expenses incurred by the Arrangers, the Administrative Agent, the Collateral Agent, or any Lender (including the fees, charges, and disbursements of any counsel for the Administrative Agent, the Collateral Agent, or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans.

(b) Indemnification by the Credit Parties. The Parent and the Borrower shall, and each hereby agrees to, indemnify the Arrangers, the Administrative Agent (and any sub- agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including any Environmental Claims), penalties, damages, liabilities, and related expenses (including the fees, charges, and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the Transactions contemplated hereby or thereby (including the Loan Transactions), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by any Credit Party or any Restricted Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Restricted Subsidiary, (iv) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, (v) any claim (including any Environmental Claims), investigation, litigation, or other proceeding (whether or not the Arrangers, the Administrative Agent, the Collateral Agent, or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein, or the Transactions contemplated hereby or thereby, including reasonable attorneys and consultant’s fees, or (vi) any losses, claims, penalties, damages, liabilities, and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person that are not covered by Article VIII.E of the Plan as a result of any US Trustee Appeal, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses (A) resulted from the gross negligence or willful misconduct of such Indemnitee or with respect to any Indemnitee in its capacity as a Lender, such Indemnitee’s material breach of its funding obligations under any Loan Document, in each case as determined by a court of competent jurisdiction by final and non-appealable judgment or (B) arise out of a dispute solely between two or more Indemnitees not caused by or involving in any way the Parent, the Borrower or any Subsidiary (other than any such dispute which relates to claims against the Administrative Agent or the Collateral Agent, in their respective capacities as such). This Section 11.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Parent, the Borrower, or any Credit Party for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Credit Exposure at such time, or if the Credit Exposure has been reduced to zero, then based on such Lender’s share of the Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, or any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic, or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor (and, in any event, no later than three (3) Business Days after such demand).

(f) Survival. Without prejudice to the survival of any other agreement hereunder, the agreements in this Section 11.3 shall survive the resignation of the Administrative Agent and the Collateral Agent, the replacement of any Lender, the termination of the Credit Facility, and the repayment, satisfaction, or discharge of all other Term Loan Secured Obligations.

SECTION 11.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of their respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.14 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Term Loan Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute, or cause of action (whether in contract, in tort, or otherwise) based upon, arising out of, or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the Transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Parent and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract, in tort, or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the Transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation, or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its Properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 11.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Term Loan Secured Parties or to any Term Loan Secured Party directly or the Administrative Agent or any Term Loan Secured Party

receives any payment or proceeds of the Collateral or any Term Loan Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any Debtor Relief Law, other Applicable Law, or equitable cause, then, to the extent of such payment or proceeds repaid, the Term Loan Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender severally agrees to pay to the Administrative Agent upon demand its (or its applicable Affiliate’s) applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

SECTION 11.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe, or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 11.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section, and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption or Affiliated Lender Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption or Affiliated Lender Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and the Commitments;

(iii) Required Consents. No consent shall be required for any assignment except the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of a Lender, or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption or an Affiliated Lender Assignment and Assumption, as applicable, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of its Subsidiaries or Affiliates, except to Affiliated Lenders as permitted by clause (g) of this Section, (B) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), (C) a Disqualified Institution, (D) any Defaulting Lender or any of its Subsidiaries, or (E) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption or Affiliated Lender Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption or Affiliated Lender Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption or an Affiliated Lender Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11, and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section (other than a purported assignment to a natural Person or the Parent or any of the Parent’s Subsidiaries or Affiliates (other than an assignment or transfer to an Affiliated Lender pursuant to clause (g) of this Section), which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a register for the recordation of the names and addresses of the Lenders, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of a natural Person), a Disqualified Institution, or the Parent or any of the Parent’s Subsidiaries or Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in Section 11.2(b), (c), or (d) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10, and 4.11 (subject to the requirements and limitations therein, including the requirements under Section 4.11(g) (it being understood that the documentation required under Section 4.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.12 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 4.10 or 4.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.12(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.6 and Section 11.4 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification, or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g) Assignments to Affiliated Lenders. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign such Lender’s rights and obligations to an Affiliated Lender through open-market purchases, subject to the following limitations:

(i) In connection with an assignment to an Affiliated Lender, (A) the Affiliated Lender shall have identified itself in writing as such to the assigning Lender and the Administrative Agent prior to the execution of such assignment and (B) the Affiliated Lender shall be deemed to have represented and warranted to the assigning Lender and the Administrative Agent that the requirements set forth in this clause (i) and clause (iv) below, shall have been satisfied upon consummation of the applicable assignment;

(ii) Affiliated Lenders will not (A) have the right to receive information, reports, or other materials provided to the Lenders by the Administrative Agent, the Collateral Agent, or any other Lender, except to the extent made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of Loans required to be delivered to the Lenders), (B) attend or participate (including by telephone) in meetings or discussions (or portions thereof) attended solely by the Lenders, the Administrative Agent, and the Collateral Agent (or any subset of the foregoing parties), to which representatives of the Borrower are not then present, or (C) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent, or the Lenders;

(iii) (A) for purposes of any consent to any amendment, waiver, or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent, or any Lender to undertake any action (or refrain from taking any action) under, this Agreement or any other Loan Document, each Affiliated Lender will be deemed to have consented in the same proportion as the Lenders that are not Affiliated Lenders consented to such matter, unless such matter (y) requires the consent of all affected Lenders and adversely affects such Affiliated Lender (which, for the avoidance of doubt, shall include the extension of any date of interest payments or dates of any scheduled maturity of amounts owed to any Affiliated Lenders) or (z) would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled (which, for the avoidance of doubt, shall include the reduction of any amounts owing to any Affiliated Lender in any manner), (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (each, a “Future Plan of Reorganization”), each Affiliated Lender hereby agrees (x) not to vote on such Future Plan of Reorganization, (y) if such Affiliated Lender does vote on such Future Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Future Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y), in each case under this clause (iii)(B) unless such Future Plan of Reorganization adversely affects such Affiliated Lender more than other Lenders in any material respect, and (C) each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Loans therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this clause (iii), including to ensure that any vote of such Affiliated Lender on any Future Plan of Reorganization is withdrawn or otherwise not counted;

(iv) [reserved];

(v) the Affiliated Lender will not be entitled to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim or action against the Administrative Agent or the Collateral Agent, in each such Person’s role as such, or any Lender or receive advice of counsel or other advisors to the Administrative Agent, the Collateral Agent, or any other Lender or challenge the attorney client privilege of their respective counsel;

(vi) it shall be a condition precedent to each assignment to an Affiliated Lender that such Affiliated Lender shall have (A) represented to the assigning Lender in the applicable Affiliated Lender Assignment and Assumption, and notified the Administrative Agent, that it is (or will be, following the consummation of such assignment) an Affiliated Lender and (B) represented in the applicable Affiliated Lender Assignment and Assumption that it is not in possession of material non-public information (within the meaning of United States federal and state securities laws) with respect to the Parent, the Borrower, or any of their Subsidiaries or their respective securities (or, if the Parent is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Parent were a public reporting company) that (x) has not been disclosed to the assigning Lender or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to the Parent, the Borrower, or their Subsidiaries (or, if the Parent is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Parent were a public reporting company)) and (y) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision make such assignment; and

(vii) the assigning Lender and the Affiliated Lender purchasing such Lender’s Credit Exposure shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption; provided that each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender.

Each Affiliated Lender agrees to comply with the terms of this clause (g) (notwithstanding that it may be granted access to the Platform or any other electronic site established for the Lenders by the Administrative Agent), and agrees that in any subsequent assignment of all or any portion of its Credit Exposure, it shall identify itself in writing to the assignee as an Affiliated Lender prior to the execution of such assignment.

SECTION 11.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties in connection with the Credit Facility, this Agreement, the Transactions contemplated hereby, or in connection with marketing of services by such Affiliate or Related Party to the Parent or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document, or any action or proceeding relating to this Agreement, any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement and, in each case, their respective financing sources, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) a trustee, collateral manager, servicer, backup servicer, noteholder, or secured party in an Approved Fund in connection with the administration, servicing, and reporting on the assets serving as collateral for an Approved Fund, or (v) a nationally recognized rating agency that requires access to information regarding the Parent and/or its Subsidiaries, the Loans, and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent and/or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors, and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Parent or the Borrower, (k) to the extent that such information is independently developed by such Person, (l) to the extent required by an insurance company in connection with providing insurance coverage or providing reimbursement pursuant to this Agreement, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.11 Performance of Duties. Each of the Credit Party’s and each Restricted Subsidiary’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party and Restricted Subsidiary at its sole cost and expense.

SECTION 11.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent, the Collateral Agent, and any Persons designated by the Administrative Agent, the Collateral Agent, or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Term Loan Secured Obligations remain unpaid or unsatisfied (other than contingent indemnification obligations not then due) or the Credit Facility has not been terminated.

SECTION 11.13 Survival.

(a) All representations and warranties set forth in Article VI and all representations and warranties contained in any certificate, or any of the other Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date, and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders, or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XI and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 11.14 Titles and Captions. Titles and captions of Articles, Sections, subsections, and clauses in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 11.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders, and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

SECTION 11.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Collateral Agent, and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery,” and words of like import in or related to this Agreement, any other Loan Document, or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the Transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Administrative Agent, the Lenders, and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity, and enforceability as any paper original, and (ii) waives any argument, defense, or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 11.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the Discharge Date. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 11.18 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 11.19 Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency (the “Specified Currency”) into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with usual and customary banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at any of the Administrative Agent’s offices in the United States on the Business Day immediately preceding the day on which final judgment is given. The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the Term Loan Secured Obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal, reasonable banking procedures purchase the Specified Currency with the Judgment Currency. If the amount of the Specified Currency so purchased is less than the sum originally due to the Applicable Creditor in the Specified Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. If the amount of the Specified Currency so purchased exceeds (a) the sum originally due to the Applicable Creditor in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender, the Applicable Creditor agrees to promptly remit such excess to the Borrower (or to any other Person that may be entitled thereto under Applicable Law). The obligations of the Borrower contained in this Section 11.19 shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

SECTION 11.20 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Article VII or VIII hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VII or VIII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VII or VIII.

SECTION 11.21 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver, or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Collateral Agent, and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks, and conditions of the Transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver, or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers, the Collateral Agent, and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent, or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors, or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers, the Collateral Agent, or the Lenders has assumed or will assume an advisory, agency, or fiduciary responsibility in favor of the Borrower with respect to any of the Transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver, or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers, the Collateral Agent, or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Collateral Agent, or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency, or fiduciary relationship, and (v) the Administrative Agent, the Arrangers, the Collateral Agent, and the Lenders have not provided and will not provide any legal, accounting, regulatory, or Tax advice with respect to any of the Transactions contemplated hereby (including any amendment, waiver, or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory, and Tax advisors to the extent they have deemed appropriate.

(b) Each Credit Party acknowledges and agrees that each Lender, the Arrangers, and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Parent, the Borrower, any Affiliate thereof, or any other Person that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger, or Affiliate thereof were not a Lender, an Arranger, or an Affiliate thereof (or an agent or any other Person with any similar role under the Credit Facility) and without any duty to account therefor to any other Lender, the Arrangers, the Parent, the Borrower, or any Affiliate of the foregoing. Subject to the Intercreditor Agreement, each Lender, Arranger, and any Affiliate thereof may accept fees and other consideration from the Parent, the Borrower, or any Affiliate thereof for services in connection with this Agreement, the Credit Facility, or otherwise without having to account for the same to any other Lender, Arranger, the Borrower, or any Affiliate of the foregoing.

SECTION 11.22 Appointment of Process Agent. Without limiting the generality of Sections 11.1 or 11.5(d), each Credit Party that is not incorporated or organized under the laws of the United States, any State thereof, or the District of Columbia (for purposes hereof, each a “Foreign Credit Party”) hereby appoints and shall maintain the appointment of the Process Agent as its agent to receive on behalf of it service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing by certified mail a copy of such process to any Foreign Credit Party, in care of the Process Agent at the Process Agent’s address, with a copy to such Foreign Credit Party at its address set forth in Section 11.1, and each Foreign Credit Party hereby authorizes and directs the Process Agent to receive such service on its behalf. As an alternative method of service, each Foreign Credit Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address set forth in Section 11.1. Each Foreign Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of any Lender to serve legal process in any other manner permitted by any Applicable Law or affect the right of any Lender to bring any suit, action or proceeding against any Foreign Credit Party or its property in the courts of other jurisdictions.

SECTION 11.23 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Parent or any of its Restricted Subsidiaries or further restricts the rights of the Parent or any of its Restricted Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 11.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 11.26 Intercreditor Matters. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 11.9) and each Affiliate of a Lender that is a Term Loan Secured Party by receiving the benefits of the Liens granted under the Security Documents, hereby authorizes and directs the Administrative Agent and the Collateral Agent to enter into, join, or otherwise become party to the Intercreditor Agreement on behalf of such Lender as needed to effectuate the Transactions permitted by this Agreement and agrees that the Administrative Agent and the Collateral Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. A copy of the Intercreditor Agreement and any other documents evidencing such intercreditor arrangements will be made available to each Lender and each Affiliate of a Lender that is a Term Loan Secured Party upon request. Without limiting the provisions of Sections 10.1 and 11.3(b) and (c), each Lender and each Affiliate of a Lender that is a Term Loan Secured Party by receiving the benefits of the Liens granted under the Security Documents, hereby consents to the Administrative Agent, the Collateral Agent, and any successor or assign serving in its capacity as collateral agent under the Intercreditor Agreement and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, the Collateral Agent, or any such successor or assign, arising from its role as Collateral Agent under the Loan Documents, including, without limitation, the Intercreditor Agreement, so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction). Each Lender and each Affiliate of a Lender that is a Term Loan Secured Party further acknowledges and agrees to the terms of the Intercreditor Agreement and any other documents evidencing such intercreditor arrangements and agrees that the terms thereof shall be binding on such Person and its successors and assigns as if it were a party thereto. In addition, the Administrative Agent, the Collateral Agent, or any such successor or assign, shall be authorized, without the consent of any Lender, to execute or to enter into amendments of, and amendments and restatements of, the Security Documents and the Intercreditor Agreement, in each case in order to effectuate the Transactions permitted by this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ David Roland

Name:	David Roland

Title:	Senior Vice President, General Counsel and Secretary

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:	/s/ David Roland

Name:	David Roland

Title:	Director

Signature Page to Credit Agreement – Diamond Foreign Asset Company

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, and a Lender

By:	/s/ Jay L. Buckman, Jr.
Name: Jay L. Buckman, Jr. Title: Director

Signature Page to Credit Agreement – Diamond Foreign Asset Company

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis Title: Director

Signature Page to Credit Agreement – Diamond Foreign Asset Company

Citicorp North America, Inc., as a Lender

By:	/s/ Peter Baumann
Name: Peter Baumann Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as an Issuing Lender and a Lender

By:	/s/ Temesgen Haile
Name: Temesgen Haile Title: Vice President

Signature Page to Credit Agreement – Diamond Foreign Asset Company

TRUIST BANK, as a Lender

By:	/s/ John L. Sayler
Name: John L. Sayler Title: Senior Vice President

Signature Page to Credit Agreement – Diamond Foreign Asset Company

AVENUE ENERGY OPPORTUNITIES FUND II AIV, L.P., as a Lender

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

AVENUE ENERGY OPPORTUNITIES FUND II, LP, as a Lender

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

AVENUE GLOBAL DISLOCATION OPPORTUNITIES FUND, L.P., as a Lender

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

AVENUE GLOBAL OPPORTUNITIES MASTER FUND, L.P., as a Lender

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

AVENUE RP OPPORTUNITIES FUND, LP, as a Lender

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

Signature Page to Credit Agreement – Diamond Foreign Asset Company

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jacob Elder
Name: Jacob Elder Title: Authorized Signatory

Signature Page to Credit Agreement – Diamond Foreign Asset Company

Annex I

Agreed Security Principles

(a)	The Loan Documents shall not require any party to take steps to create or perfect any Lien in Excluded Property.

(b)

Perfection through Account Control Agreements or other actions (other than the filing of UCC-1 financing statements or other all-asset filings, as applicable) shall not be required with respect to Excluded Perfection Collateral described in clauses (a) through (d) of the definition thereof.

(c)

The Borrower and the other Guarantors shall not be required to take any actions with respect to the creation or perfection of Liens on any Collateral within or subject to the laws of the United States other than actions relating to (i) the delivery of Certificated Securities and Pledged Notes and the subordination of intercompany liabilities, (ii) the execution and delivery of, and performance under, the Security Documents, including, without limitation, any required short-form intellectual property collateral documents and any required Account Control Agreements, (iii) any required security interest filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, (iv) the filing of UCC-1 financing statements, (v) Rig Mortgages (or similar Security Documents) encumbering the Rigs and related Property, (vi) Mortgages and related Security Documents encumbering Material Real Property, and (vii) such other actions as may be reasonably agreed by the Administrative Agent and the Parent.

(d)

Absent a Default that is continuing, the Borrower and the other Guarantors shall not be required to take any actions with respect to the creation or perfection of Liens on any Collateral that are within or subject to the laws of any jurisdiction other than the Subject Jurisdictions.

(e)

General statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, illegality, criminal or civil liability, “thin capitalisation” rules, “earnings stripping,” “controlled foreign corporation” rules, capital maintenance rules, and analogous principles may restrict a Restricted Subsidiary (other than a Rig Subsidiary) from providing a Guarantee or granting Liens on its Property or may require that any Guarantee and/or security be limited to a certain amount. To the extent that any such limitations, rules, and/or principles referred to above require that the Guarantee and/or security is limited by an amount or otherwise in order to make such Guarantee or security granted by a Restricted Subsidiary (other than a Rig Subsidiary) legal, valid, binding, or enforceable or to avoid the relevant Restricted Subsidiary (other than a Rig Subsidiary) from breaching any Applicable Law or otherwise in order to avoid civil or criminal liability of the officers or directors (or equivalent) of any Credit Party, the limit shall be no more than the minimum limit required by those limitations, rules, or principles. To the extent the minimum limit can be increased or eliminated, as applicable, by actions or omissions on the part of any Credit Party, each Credit Party shall use commercially reasonable efforts to take such actions or not to take actions (as appropriate) in order to increase or eliminate the minimum limit required by those limitations, rules, or principles.

(f)

Registration of any Liens created under any Security Document and other legal formalities and perfection steps, if required under Applicable Law or regulation or where customary or consistent with market practice, will be completed by each Credit Party in the relevant Subject Jurisdiction(s) as soon as reasonably practicable in line with applicable market practice after that security is granted and, in any event, within the time periods specified in the relevant Loan Document or within the time periods specified by Applicable Law or regulation, in order to ensure due priority, perfection, and enforceability of the Liens on the Collateral required to be created by the relevant Loan Document.

Annex I to Credit Agreement – Diamond Foreign Asset Company

(g)

Where there is material incremental cost involved in creating or perfecting Liens over all Property of a particular category owned by a Credit Party in a particular jurisdiction, such Credit Party’s grant of security or the steps required to perfect such Liens, as applicable, over such category of Property may be limited to the material Property in that category where determined appropriate by the Parent and the Administrative Agent in light of the Agreed Security Principles.

(h)

No Liens granted in motor vehicles and other Property subject to certificates of title (in each case, other than (a) any Rig subject to a certificate of title and (b) any motor vehicle or other Property with, in the case of this clause (b), a value in excess of $3,000,000) shall be required to be perfected (other than to the extent such rights can be perfected by filing a UCC-1 financing statement or similar composite “all asset” security document under the Applicable Law of a Foreign Subject Jurisdiction).

(i)

The Credit Parties shall pledge, or cause to be pledged, the Equity Interests owned in each Restricted Subsidiary and each Credit Party, unless otherwise excluded from the Collateral in accordance with the Agreed Security Principles. Each Security Document in respect of security over Equity Interests in the Borrower or any Subsidiary Guarantor will be governed by the Applicable Law of the country (or state thereof) in which such Person is incorporated, organized, or formed; provided that each Security Document in respect of security over Equity Interests in (i) any Restricted Subsidiary organized under the laws of any political subdivision of the United States will be governed by the laws of the State of New York or (ii) any Restricted Subsidiary that is not incorporated, organized, or formed in a Subject Jurisdiction may be governed by the laws of the State of New York and/or the laws of a relevant Foreign Subject Jurisdiction, as determined in the sole discretion of the Administrative Agent. Unless an Event of Default exists, no Credit Party or Restricted Subsidiary shall be required to provide any security or take any perfection step (A) under the Applicable Law of any jurisdiction that is not a Subject Jurisdiction, in respect of any Equity Interests held in any direct Restricted Subsidiary of any Credit Party incorporated, organized, or formed outside a Subject Jurisdiction or (B) in respect of any Equity Interests held in any Person which is not a Subsidiary Guarantor or a direct Restricted Subsidiary of a Credit Party, in each case, unless such security can be granted under a customary composite “all asset” security document under the Applicable Law of a Subject Jurisdiction; it being understood and agreed that (1) unless an Event of Default exists, there shall be no requirement (and the Administrative Agent shall not request) that any local law perfection steps (or collateral documents) with respect to Equity Interests be taken in any jurisdiction other than a Subject Jurisdiction (other than the preparation and delivery of local law governed share certificates and customary local law stock transfer powers (or equivalent transfer powers) in respect of pledged Equity Interests in any Subsidiary Guarantor or any direct Restricted Subsidiary of a Credit Party) and (2) the Administrative Agent may require any Credit Party to provide a New York law-governed pledge of the Equity Interests owned in each Restricted Subsidiary held by such Credit Party, unless otherwise excluded from the Collateral in accordance with the Agreed Security Principles, regardless of such Credit Party’s or Restricted Subsidiary’s jurisdiction of incorporation, organization, or formation, in addition to any other documents required or permitted to be requested under this Agreement or the other Loan Documents.

(j)

Information, such as lists of Property, if required by Applicable Law, custom, or market practice to be provided in order to create or perfect any Lien under a Security Document will be specified in that Security Document and all such information shall be provided by the relevant Credit Party at intervals no more frequently than annually (unless it is market practice to provide such information more frequently in order to perfect or protect such security under the applicable Security Document) or, so long as an Event of Default exists, following the Administrative Agent’s request.

Annex I to Credit Agreement – Diamond Foreign Asset Company

(k)

Unless an Event of Default exists, no registration of the Liens on Intellectual Property constituting Collateral (other than Material Intellectual Property) shall be required other than in the relevant federal registries in the United States.

(l)

No Credit Party shall be required to give notice of any Lien on any of its contracts, book debts or accounts receivable to the relevant counterparties or debtors, unless an Event of Default exists; provided that, this restriction shall not apply with respect to notices of Liens over Rig Operator Contracts, Drilling Contracts or other similar Material Contracts that are necessary or desirable to create or perfect any Lien in such asset or to any notice with respect to insurance required pursuant to Section 7.7.

(m)

Each Credit Party shall use commercially reasonable efforts to create and perfect first ranking floating charges and general business charges in the relevant Subject Jurisdictions over its Property that are required to constitute Collateral. Any such floating charges and general business charges shall be in the form and to the extent consistent with local Applicable Law, custom, and market practice in the relevant Subject Jurisdiction. In addition, if requested by the Administrative Agent, each Credit Party shall sign a New York law-governed security agreement, regardless of such Credit Party’s jurisdiction of incorporation, organization, or formation or the location of its Property.

(n)

The Security Documents shall be limited to those documents mutually agreed among counsel for the Borrower and for the Administrative Agent, which Security Documents shall in each case be (i) in form and substance consistent with these principles, (ii) customary for the form of Collateral, and (iii) as mutually agreed between the Administrative Agent and the Parent.

(o)

No documentation with respect to the creation or perfection of Liens shall be required for spare part equipment that is not subject to the Lien created pursuant to a Rig Mortgage over the applicable Rig, except to the extent (i) such security can be granted under a customary composite “all asset” security document under the Applicable Law of a Subject Jurisdiction or (ii) the value of such Property reasonably capable of becoming Collateral exceeds $5,000,000.

(p)

No lien searches shall be required other than (i) customary searches in the United States, (ii) in any other Subject Jurisdiction (but only to the extent (x) the concept of “lien” searches exists therein, (y) such requirement would be customary or consistent with market practice in such Foreign Subject Jurisdiction, and (z) such searches can be obtained at commercially reasonable costs), or (iii) with respect to owned Rigs (which shall be customary registry searches).

(q)

None of the Borrower or any Subsidiary Guarantor shall be required to take any actions with respect to the creation and/or perfection of Liens on any Collateral to the extent the cost of creating and/or perfecting such Lien is excessive in relation to the practical benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent in consultation with the Parent.

(r)

The Credit Parties will enter into such amendments to the terms of the Security Documents (including, without limitation, the Rig Mortgages) as the Administrative Agent or the Collateral Agent may reasonably request to ensure that all Secured Obligations are, at all times, secured by such Security Documents.

Annex I to Credit Agreement – Diamond Foreign Asset Company

Schedule 1.1(a)

Loans and Pro Rata Share

Lender	Pro Rata Share	Loan Amount
Wells Fargo Bank, National Association	13.617021279%	$13,617,021.28
Barclays Bank PLC	13.617021277%	$13,617,021.28
Citicorp North America, Inc.	13.617021277%	$13,617,021.28
HSBC Bank USA, National Association	13.617021277%	$13,617,021.28
Truist Bank	11.354752406%	$11,354,752.41
Avenue Energy Opportunities Fund II, L.P.	12.599000285%	$12,599,000.28
Avenue Energy Opportunities Fund II AIV, L.P.	6.377760891%	$6,377,760.89
Avenue RP Opportunities Fund, LP	6.017635196%	$6,017,635.19
Goldman Sachs Bank USA	4.680851062%	$4,680,851.06
Avenue Global Dislocation Opportunities Fund, LP	3.393403306%	$3,393,403.30
Avenue Global Opportunities Master Fund, L.P.	1.108511747%	$1,108,511.75
Total:	100.00%	$100,000,000

Schedule 1.1(a)

Schedule 1.1(c)

Closing Date Rigs

Rig Name	Official Number	Owner	Jurisdiction of Registration of Owner	Jurisdiction of Flag
Ocean Apex	1747	Diamond Offshore Drilling (UK) Limited	England and Wales	Marshall Islands

Ocean BlackHawk	5061	Diamond Offshore Limited	England and Wales	Marshall Islands

Ocean BlackHornet	5314	Diamond Offshore Limited	England and Wales	Marshall Islands

Ocean BlackLion	5361	Diamond Offshore Limited	England and Wales	Marshall Islands

Ocean BlackRhino	5360	Diamond Offshore Limited	England and Wales	Marshall Islands

Ocean Courage	3627	Diamond Offshore Drilling (UK) Limited	England and Wales	Marshall Islands

Ocean Endeavor	1757	Diamond Offshore Drilling Limited	Cayman Islands	Marshall Islands

Ocean GreatWhite	6218	Diamond Offshore Drilling Limited	Cayman Islands	Marshall Islands

Rig Name	Official Number	Owner	Jurisdiction of Registration of Owner	Jurisdiction of Flag
Ocean Monarch	2469	Diamond Offshore Drilling (UK) Limited	England and Wales	Marshall Islands

Ocean Onyx	1765	Diamond Offshore Drilling (UK) Limited	England and Wales	Marshall Islands

Ocean Patriot	1830	Diamond Offshore Drilling (UK) Limited	England and Wales	Marshall Islands

Ocean Valiant	1763	Diamond Offshore Drilling Limited	Cayman Islands	Marshall Islands

Ocean Valor	3741	Diamond Offshore Limited	England and Wales	Marshall Islands

Schedule 1.1(d)

Closing Date Rig Subsidiaries

Rig Subsidiary	Jurisdiction of Organization
Brasdril Sociedade de Perfurações Ltda.	Brazil

Diamond Foreign Asset Company	Cayman Islands

Diamond Offshore, LLC	Delaware

Diamond Offshore Drilling (UK) Limited	England and Wales

Diamond Offshore Drilling Limited	Cayman Islands

Diamond Offshore Finance Company	Delaware

Diamond Offshore General, LLC	Delaware

Diamond Offshore Limited	England and Wales

Diamond Offshore Netherlands B.V.	Netherlands

Schedule 1.1(e)

Closing Date Subsidiary Guarantors

	Subsidiary Guarantors	Jurisdiction of Incorporation
1.	Brasdril Sociedade de Perfurações Ltda.	Brazil

2.	Diamond Finance, LLC	Delaware

3.	Diamond Offshore (Brazil) L.L.C.	Delaware

4.	Diamond Offshore, LLC	Delaware

5.	Diamond Foreign Asset Company	Cayman Islands

6.	Diamond Offshore Drilling (Overseas) L.L.C.	Delaware

7.	Diamond Offshore Drilling (UK) Limited	England and Wales

8.	Diamond Offshore Drilling Company N.V.	Curacao

9.	Diamond Offshore Drilling Limited	Cayman Islands

10.	Diamond Offshore Enterprises Limited	England and Wales

11.	Diamond Offshore Finance Company	Delaware

12.	Diamond Offshore General, LLC	Delaware

13.	Diamond Offshore Holding, L.L.C.	Delaware

14.	Diamond Offshore International Limited	Cayman Islands

15.	Diamond Offshore International, L.L.C.	Delaware

16.	Diamond Offshore Limited	England and Wales

17.	Diamond Offshore Netherlands B.V.	Netherlands

18.	Diamond Offshore Services, LLC	Delaware

19.	Diamond Rig Investments Limited	England and Wales

Schedule 6.1

Jurisdictions of Organization and Qualification to Do Business of Credit Parties, Restricted Subsidiaries and Subsidiary Guarantors

#	Name of Entity	Status of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification to Do Business
1.	Arethusa Off-Shore, LLC	Restricted Subsidiary	Delaware	None

2.	Brasdril Sociedade de Perfurações Ltda.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Brazil	None

3.	Diamond Finance, LLC	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

4.	Diamond Foreign Asset Company	Restricted Subsidiary, Subsidiary Guarantor, Credit Party and Borrower	Cayman Islands	None

5.	Diamond M Corporation	Restricted Subsidiary	Texas	None

6.	Diamond M Servicios, S.A.	Restricted Subsidiary	Venezuela	None

7.	Diamond Offshore (Bermuda) Limited	Restricted Subsidiary	Bermuda	None

8.	Diamond Offshore (Brazil) L.L.C.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

#	Name of Entity	Status of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification to Do Business
9.	Diamond Offshore (Singapore) Pte Ltd	Restricted Subsidiary	Singapore	Australia

10.	Diamond Offshore (Trinidad) L.L.C.	Restricted Subsidiary	Delaware	Nicaragua, Trinidad and Tobago

11.	Diamond Offshore Development Company	Restricted Subsidiary	Delaware	None

12.	Diamond Offshore Drilling (Bermuda) Limited	Restricted Subsidiary	Bermuda	None

13.	Diamond Offshore Drilling (Cayman Trust) Private Trust Company Limited	Restricted Subsidiary	Cayman Islands	None

14.	Diamond Offshore Drilling (Nigeria) Limited	Restricted Subsidiary	Nigeria	None

15.	Diamond Offshore Drilling (Overseas) L.L.C.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

16.	Diamond Offshore Drilling (UK) Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	England and Wales	Senegal; Switzerland

17.	Diamond Offshore Drilling Company N.V.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Curacao	None

#	Name of Entity	Status of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification to Do Business
18.	Diamond Offshore Drilling Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Cayman Islands	None

19.	Diamond Offshore Drilling Sdn. Bhd.	Restricted Subsidiary	Malaysia	None

20.	Diamond Offshore Drilling, Inc.	Parent and Credit Party	Delaware	None

21.	Diamond Offshore Enterprises Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	England and Wales	None

22.	Diamond Offshore Finance Company	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

23.	Diamond Offshore General, LLC	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	Australia, Myanmar

24.	Diamond Offshore Holding, L.L.C.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

25.	Diamond Offshore International Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Cayman Islands	None

#	Name of Entity	Status of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification to Do Business
26.	Diamond Offshore International, L.L.C.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	Trinidad and Tobago

27.	Diamond Offshore Leasing Ltd.	Restricted Subsidiary	Malaysia	None

28.	Diamond Offshore Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Part	England and Wales	Switzerland

29.	Diamond Offshore Management Company	Restricted Subsidiary	Delaware	None

30.	Diamond Offshore Netherlands B.V.	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Netherlands	Egypt, Romania

31.	Diamond Offshore Services Limited	Restricted Subsidiary	Bermuda	None

32.	Diamond Offshore Services, LLC	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	Colombia, Congo, Mexico, Trinidad and Tobago

33.	Diamond Offshore, LLC	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	Delaware	None

#	Name of Entity	Status of Entity	Jurisdiction of Organization	Jurisdictions of Foreign Qualification to Do Business
34.	Diamond Rig Investments Limited	Restricted Subsidiary, Subsidiary Guarantor and Credit Party	England and Wales	Equatorial Guinea

35.	Mexdrill Offshore, S. de R.L. de C.V.	Restricted Subsidiary	Mexico	None

36.	Mexdrill, L.L.C.	Restricted Subsidiary	Delaware	None

37.	M-S Drilling, S.A.	Restricted Subsidiary	Panama	None

38.	Offshore Drilling Services (Netherlands) B.V.	Restricted Subsidiary	Netherlands	None

39.	Offshore Drilling Services of Mexico, S. de R.L. de C.V.	Restricted Subsidiary	Mexico	None

40.	Storm Nigeria Limited	Restricted Subsidiary	Nigeria	None

41.	Z North Sea, LLC	Restricted Subsidiary	Delaware	Angola

Schedule 6.2

Subsidiaries of Each Credit Party, Borrower, Guarantors, Restricted Subsidiaries, Unrestricted Subsidiaries, Immaterial Subsidiaries, Material Subsidiaries, Excluded Subsidiaries and Rig Subsidiaries and Capitalization

Limited Liability Companies

#	Name of Entity	Type of Entity	Record Owner	Percentage of Equity Interest Owned
1.	Arethusa Off- Shore, LLC	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%

2.	Diamond Finance, LLC	Restricted Subsidiary, Immaterial Subsidiary and Guarantor	Diamond Foreign Asset Company	100%

3.	Diamond Offshore (Brazil) L.L.C.	Restricted Subsidiary, Immaterial Subsidiary and Guarantor	Diamond Offshore International Limited	100%

4.	Diamond Offshore (Trinidad) L.L.C.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%

5.	Diamond Offshore, LLC	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Foreign Asset Company	100%

6.	Diamond Offshore Drilling (Overseas) L.L.C.	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore International Limited	100%

7.	Diamond Offshore General, LLC	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Offshore Drilling Limited	100%

8.	Diamond Offshore Holding, L.L.C.	Restricted Subsidiary, Immaterial Subsidiary and Guarantor	Diamond Offshore International Limited	100%

#	Name of Entity	Type of Entity	Record Owner	Percentage of Equity Interest Owned
9.	Diamond Offshore International, L.L.C.	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore Drilling Limited	100%

10.	Diamond Offshore Services, LLC	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore Finance Company	100%

11.	Mexdrill, L.L.C.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Drilling (Overseas) L.L.C.	100%

12.	Z North Sea, LLC	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%

Corporations

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
13.	Diamond M Corporation	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Finance Company	100%	5,000	100

14.	Diamond Offshore Development Company	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Finance Company	100%	10,000	1,000

15.	Diamond Offshore Finance Company	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Offshore Drilling, Inc.	100%	1,000	1,000

16.	Diamond Offshore Management Company	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Finance Company	100%	1000	100

Foreign Entities

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
17.	Brasdril Sociedade de Perfuraçõe s Ltda.	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Offshore Holding, L.L.C.	74.75%	427,884,446 quotas	427,884,446 quotas
			Diamond Offshore (Brazil) L.L.C.	25.25%	144,536,219 quotas	144,536,219 quotas

18.	Diamond Foreign Asset Company	Restricted Subsidiary, Material Subsidiary, Guarantor, Borrower and Rig Subsidiary	Diamond Offshore Drilling, Inc.	1%	1000	1000
			Diamond Offshore Services, LLC	99%	50,000	50,000

19.	Diamond M Servicios, S.A.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%	66	66

20.	Diamond Offshore (Bermuda) Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore International Limited	100%	12,000	12,000

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
21.	Diamond Offshore Drilling (Bermuda) Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore (Bermuda) Limited	100%	12,000	12,000

22.	Diamond Offshore Drilling (Cayman Trust) Private Trust Company Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Drilling (Bermuda) Limited	100%	12,000	12,000

23.	Diamond Offshore (Singapore ) Pte Ltd	Restricted Subsidiary and Immaterial Subsidiary	Diamond Foreign Asset Company	100%	25,000	25,000

24.	Diamond Offshore Drilling (Nigeria) Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Drilling (Overseas) L.L.C.	100%	100%	N/A

25.	Diamond Offshore Drilling (UK) Limited	Restricted Subsidiary , Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Offshore Enterprises Limited	100%	2	2

26.	Diamond Offshore Drilling Company N.V.	Restricted Subsidiary, Immaterial Subsidiary and Guarantor	Diamond Offshore International Limited	100%	1	1

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
27.	Diamond Offshore Drilling Limited	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Foreign Asset Company	100%	101	101
28.	Diamond Offshore Drilling Sdn. Bhd.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Holding, L.L.C.	100%	500,000	500,000
29.	Diamond Offshore Enterprises Limited	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore International Limited	100%	10,000	10,000
30.	Diamond Offshore International Limited	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore Drilling Limited	100%	1	1
31.	Diamond Offshore Leasing Ltd.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore International Limited	100%	13,000	13,000
32.	Diamond Offshore Limited	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Foreign Asset Company	100%	336,270	336,270

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
33.	Diamond Offshore Netherlands B.V.	Restricted Subsidiary, Material Subsidiary, Guarantor and Rig Subsidiary	Diamond Offshore Drilling Company N.V.	100%	40	40
34.	Diamond Offshore Services Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore International Limited	100%	12,000	12,000
35.	Diamond Rig Investments Limited	Restricted Subsidiary, Material Subsidiary and Guarantor	Diamond Offshore Services, LLC	100%	450,010,000	450,010,000
36.	Mexdrill Offshore, S. de R.L. de C.V.	Restricted Subsidiary and Immaterial Subsidiary	Offshore Drilling Services of Mexico, S. de R.L. de C.V.	99.99%	N/A	N/A
			Mexdrill, L.L.C.	0.01%	N/A	N/A
37.	M-S Drilling, S.A.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%	10,000	10,000
38.	Offshore Drilling Services (Netherlands) B.V.	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Netherlands B.V.	100%	18,000	18,000
39.	Offshore Drilling Services of Mexico, S de R.L. de C.V.	Restricted Subsidiary and	Diamond Offshore Drilling (Overseas) L.L.C.	99.9%	N/A	N/A
		Immaterial Subsidiary	Mexdrill, L.L.C.	0.01%	N/A	N/A

#	Entity	Type of Entity	Record Owner	Percentage of Equity Interests Owned	Number of Shares Authorized	Number of Shares Issued and Outstanding
40.	Storm Nigeria Limited	Restricted Subsidiary and Immaterial Subsidiary	Diamond Offshore Services, LLC	100%	50,000	50,000

Schedule 6.6

Tax Matters

See Annex A to Schedule 6.6 attached hereto

Parent or Any of Its Restricted Subsidiaries	Auditor	Jurisdiction	Proposed Adjustments (if any)	Year(s)
Diamond Offshore Services,LLC	Mexico Servico de Administration Tributaria (SAT)	Mexico	No formal assessment issued to date	Year ended 31 December 2014
Diamond General LLC	Australian Taxation Office	Australia	$9.4 million	Years ended 31 December 2010, 2011, 2012, 2013
Diamond Offshore Netherland B.V.	National Agency for Fiscal Administration	Romania	No proposed adjustments issued to date	Years ended 31 December 2016, 2017, 2018, & 2019
Diamond Offshore Services, LLC	National Agency for Fiscal Administration	Romania	$4.5 million	September 2015 ? December 2018
Diamon Rig Investments Limited	Equatorial Guinea Tax Administration	Equatorial Guinea	No proposed adjustments issued to date	Years ended 31 December 2012 & 2013
Diamond Offshore Services, LLC	Ministry of Finance, Inland Revenue Division	Trinidad and Tobago	No proposed adjustments issued to date	Year ended 31 December 2015
Diamond Offshore Drilling Sdn. Bhd.	Inland Revenue Board of Malaysia	Malaysia	No proposed adjustments issued to date for any outstanding issues	Years ended 31 December 2014, 2015, & 2016
Diamond Offshore Drilling Limited	General Tax Authority	Qatar	$1.4 million in penalties under appeal	Years ended 31 December 2007 & 2008
Brasdril Sociedade de Perfuracoes Ltda.	Receita Federal do Brasil (RFB)	Brazil	$3.3 million	Year ended 31 December 2000
Brasdril Sociedade de Perfuracoes Ltda.	Receita Federal do Brasil (RFB)	Brazil	$63 million	Years ended 31 December 2009 & 2010
Diamond Offshore Netherlands B.V.	Egyptian Tax Authority	Egypt	$35 million	Years ended 31 December 2006, 2007 & 2008
Diamond Offshore Netherlands B.V.	Egyptian Tax Authority	Egypt	No formal assessment issued to date	Years ended 31 December 2009, 2010, 2011, & 2012

Schedule 6.12

Material Contracts

	Diamond Entity	Counterparty	Contract Type	Description	Start Date	End Date
1	Diamond Offshore, LLC	ANADARKO PETROLEUM CORPORATION	Drilling Contract	Ocean BlackHawk	Active	4Q21

2	Diamond Offshore Drilling (UK) Limited	WOODSIDE ENERGY (SENEGAL) B.V.	Drilling Contract	Ocean BlackHawk	2Q22	2Q23

3	Diamond Offshore, LLC	BP EXPLORATION & PRODUCTION INC.	Drilling Contract	Ocean BlackHornet	Active	1Q22

4	Diamond Offshore, LLC	BP EXPLORATION & PRODUCTION INC.	Drilling Contract	Ocean BlackLion	Active	3Q22

5	Diamond Offshore Drilling (UK) Limited	WOODSIDE ENERGY (SENEGAL) B.V.	Drilling Contract	Ocean BlackRhino	3Q21	1Q24

6	Brasdril Sociedade de Perfurações Ltda. / Diamond Offshore Netherlands B.V.	PETRÓLEO BRASILEIRO S.A. - PETROBRAS	Drilling Contract	Ocean Courage	Active	3Q22

7	Diamond Offshore Drilling (UK) Limited	SHELL U.K. LIMITED	Drilling Contract	Ocean Endeavor	Active	4Q22

8	Diamond Offshore Drilling (UK) Limited	APACHE BERYL I LIMITED	Drilling Contract	Ocean Patriot	Active	3Q22

	Diamond Entity	Counterparty	Contract Type	Description	Start Date	End Date
9	Diamond Offshore General, LLC	WOODSIDE ENERGY LIMITED.	Drilling Contract	Ocean Apex	Active	1Q22

10	Diamond Offshore General, LLC	SAPURAOMV UPSTREAM (Western Australia) Pty Ltd	Drilling Contract	Ocean Apex	2Q22	2Q22

11	Diamond Offshore General, LLC	POSCO DAEWOO CORPORATION	Drilling Contract	Ocean Monarch	Active	1Q22

12	Diamond Offshore General, LLC	BEACH ENERGY (OPERATIONS) LIMITED	Drilling Contract	Ocean Onyx	Active	4Q21

13	Diamond Offshore Limited	EFS BOP, LLC	Equipment	Lease for four BOPs per drilling unit on blackships	Active	BlackRhino - 3/31/2026 BlackLion - 3/31/2026 BlackHornet -5/31/2026 BlackHawk - 10/31/2026

14	Diamond Offshore, LLC	Hydril USA Distribution LLC	Service	CSA – maintenance and repairs for BOP units	Active	September 2031

15	Diamond Offshore Limited (Owner)	Diamond Offshore, LLC (Charterer)	Bareboat Charter	Ocean BlackHawk	Active	N/A

16	Diamond Offshore Limited (Owner)	Diamond Offshore, LLC (Charterer)	Bareboat Charter	Ocean BlackHornet	Active	N/A

17	Diamond Offshore Limited (Owner)	Diamond Offshore, LLC (Charterer)	Bareboat Charter	Ocean BlackLion	Active	N/A

	Diamond Entity	Counterparty	Contract Type	Description	Start Date	End Date
18	Diamond Offshore Limited (Owner)	Diamond Offshore Drilling (UK) Limited (Charterer)	Bareboat Charter	Ocean BlackRhino	Active	N/A

19	Diamond Offshore Drilling (UK) Limited (Owner)	Diamond Offshore Netherlands B.V. (Charterer)	Bareboat Charter	Ocean Courage	Active	N/A

20	Diamond Offshore Drilling Limited (Owner)	Diamond Offshore Drilling (UK) Limited (Charterer)	Bareboat Charter	Ocean Endeavor	Active	N/A

21	Diamond Offshore Drilling (UK) Limited (Owner)	Diamond Offshore General, LLC (Charterer)	Bareboat Charter	Ocean Monarch	Active	N/A

22	Diamond Offshore Drilling (UK) Limited, London (UK), Zug Branch (Owner)	Diamond Offshore Limited (Charterer)	Head Lease Agreement	Ocean Apex	Active	N/A

23	Diamond Offshore Drilling (UK) Limited, London (UK), Zug Branch (Owner)	Diamond Offshore Limited (Charterer)	Head Lease Agreement	Ocean Onyx	Active	N/A

24	Diamond Offshore Limited (Lessor)	Diamond Offshore General, LLC (Lessee)	Sublease Agreement	Ocean Apex	Active	N/A

25	Diamond Offshore Limited (Lessor)	Diamond Offshore General, LLC (Lessee)	Sublease Agreement	Ocean Onyx	Active	N/A

	Diamond Entity	Counterparty	Contract Type	Description	Start Date	End Date
26	Diamond Offshore Drilling, Inc.	Seadrill Partners LLC	Framework Agreement	Framework agreement for three Seadrill vessels (West Auriga, West Vela and West Capricorn)	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

27	Diamond Offshore, LLC	Seadrill Auriga Hungary KFT.	Management Agreement	West Auriga (Seadrill drillship)	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

28	Diamond Offshore, LLC	Seadrill Vela Hungary KFT.	Management Agreement	West Vela (Seadrill drillship)	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

29	Diamond Offshore, LLC.	Seabras Rig Holdco KFT.	Management Agreement	West Capricorn (Seadrill semi- submersible	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

30	Diamond Offshore, LLC	Seadrill Auriga Hungary KFT.	Marketing Agreement	West Auriga (Seadrill drillship)	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

31	Diamond Offshore, LLC	Seadrill Vela Hungary KFT.	Marketing Agreement	West Vela (Seadrill drillship)	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

32	Diamond Offshore, LLC	Seabras Rig Holdco KFT.	Marketing Agreement	West Capricorn (Seadrill semi- submersible	Not fixed; determined in accordance with terms of contract	Not fixed; can terminate upon notice by parties thereto

Schedule 6.13

Labor and Collective Bargaining Agreements

Diamond Entity	Agreement Type	Union	Country
Diamond Offshore General, LLC	Enterprise Agreement	Australian Workers’ Union	Australia

Brasdril Sociedade de Perfurações Ltda.	Collective Bargaining Agreement	Sindicato Dos Trabalhadores Offshore Do Brasil	Brazil

Schedule 6.17

Real Property

1. Real property owned by Credit Parties

Schedule 3 (Fee Owned Real Property) to the Perfection Certificate is incorporated herein by reference.

2. Real property owned by Restricted Subsidiaries

Restricted Subsidiary Owner of Real Property	Address
Offshore Drilling Services of Mexico, S de R.L. de C.V.	Carretera Carmen – Puerto Real km 11.3 Col. El Fenix, Cd del Carmen, Campeche, Mexico C.P. 24157

3. Real property leased by Credit Parties

Real property leased by Credit Parties listed in (i) Schedule 2(a) (Credit Parties Address or Place of Business), (ii) Schedule 2(b) (Collateral Locations) to the Perfection Certificate is incorporated herein by reference, or (iii) the following table:

Credit Party Lessee of Real Property	Address
Diamond Offshore General, LLC	12 Trevi Crescent Tullamarine, VIC, Australia 3043

Diamond Offshore Services, LLC	c/o Briggs Marine Burntisland Fife Scotland KY3 9AX

Diamond Offshore Drilling (UK) Limited	c/o AMT Intercargo 2 Puerto de Granadilla Poligono Industrial Granadilla 38619 Granadilla Santa Cruz de Tenerife

Diamond Offshore Drilling (UK) Limited	Astican Reina Sofia – Deepwater Quayside Muelle Gran Canaria, 4, 35008 Las Palmas de Gran Canaria, Las Palmas, Spain

Diamond Offshore General, LLC	Lots 2588 & 2589, Augustus Drive Karratha, WA

Credit Party Lessee of Real Property	Address
Diamond Offshore General, LLC	204 Augustus Drive Karratha, WA

Diamond Offshore Drilling (UK) Limited	C/O RB Ross Moss Side Facility Parkhill Dyce Aberdeen AB21 7AS Scotland

Diamond Offshore Netherlands B.V.	APL Tower, 26th Floor, Unit 2616, Serviced Office Suites Central Park, T 3-85, Jl Letjen S Parman 28 Tanjung Duren Selatan, Grogoi Petamburan Jakarta Barat 11470 Indonesia

Diamond Offshore General, LLC	HAGL Myanmar Centre Tower Tower 2. Level 12A, Units: 15, 17A 192 Kaba Aye Pagoda Road, Bahan Township Yangon, Myanmar

Diamond Offshore General, LLC	Unit 2, 5 Turner Ave. Bentley Perth, WA 6102

Diamond Offshore Netherlands BV	24A Nerko Bldg Partition 3 1st Floor Flat No 14 Cairo Egypt

Diamond Offshore Drilling (UK) Limited	Les Almadies derriere CASINO Dakar Senegal

Diamond Offshore Drilling (UK) Limited	Km 9,2 Routes des hydrocarbures Bel Air, Dakar

4. Real property leased by Restricted Subsidiaries

Restricted Subsidiary Lessee of Real Property	Address

Diamond Offshore (Singapore) Pte Ltd	Spiral Marine Pte Ltd No 2 Sixth Lok Yang Road Singapore 628100

Diamond Offshore (Singapore) Pte Ltd	20 Harbour Drive #04-02 PSA Vista Singapore 117612

Restricted Subsidiary Lessee of Real Property	Address
Diamond Offshore Drilling Sdn. Bhd.	142-C Jalan Ampang EA03A2, 3rd Floor, East Block, Wisma Golden Realty Kuala Lumpur 50450 Malaysia

Diamond Offshore Drilling Sdn. Bhd.	Asian Supply Base Ranca-Ranca Industrial Estate Labuan, Malaysia 87017

Diamond Offshore Development Company	15415 Katy Freeway, Suite 100 Houston TX 77094-1810

5. Real Property Used or Subleased by Credit Parties or Restricted Subsidiaries

Real property used or subleased by Credit Parties or Restricted Subsidiaries listed in Schedule 2(a) (Credit Parties Address or Place of Business) or Schedule 2(b) (Collateral Locations) to the Perfection Certificate is incorporated herein by reference.

Schedule 6.18

Litigation

Brazilian Tax Dispute, as defined and further described in paragraphs 113 through 117 of the Declaration of Nicholas Grossi, Managing Director at Alvarez & Marsal North America, LLC in Support of Chapter 11 Petitions and First Day Motions, which was filed under Docket No. 16 in connection with the Chapter 11 Cases.

Schedule 6.27

Accounts

Account Owner	Account Number	Bank	Currency	Jursidiction	3/19/21 Balance	Type of Account	Excluded Account?	DACA/Local Perfection Action Needed?
Diamond Offshore General Company	700616092	JPMorganChase—US	USD	US	$—	Customer Collections—replaced with HSBC		x
Diamond Offshore Finance Company	9102720209	JPMorganChase—US	USD	US	757,147	Customer Collections—replaced with HSBC (DOC & DOGC)		x
Brasdril-Sociedade de Perfuracoes Ltda.	0941218000	Banco Itau, S.A.	BRL	Brazil	1,831,930	Customer Collections, disbursements		x
Diamond Offshore Netherlands B.V.	304963801	JPMorganChase—US	USD	US	10,000	Customer Collections—replaced with HSBC		x
Diamond Offshore Drilling (UK) Limited	9102678571	JPMorganChase—US	USD	US	640,339	Customer Collections—replaced with HSBC		x
Diamond Offshore Drilling (UK) Limited	GB14MIDL40012521285475	HSBC – Scotland	GBP	Scotland	265,516	Customer Collections		x
Diamond Offshore General Company	TBD—New Acct	HSBC—US	USD	US	—	Customer Collections		x
Diamond Offshore Company	TBD—New Acct	HSBC—US	USD	US	—	Customer Collections		x
Diamond Offshore Drilling (UK) Limited	TBD—New Acct	HSBC—US	USD	US	—	Customer Collections		x
Diamond Offshore Netherlands B.V.	TBD—New Acct	HSBC—US	USD	US	—	Customer Collections		x
Diamond Offshore Drilling (UK) Limited	TBD—New Acct	Citibank	XAF	Senegal	—	Customer Collections—Rhino Senegal account, no history		x
Diamond Offshore Finance Company	1503922742	Signature Bank—will be closed w/in 30 days	USD	US	80,506,736	Prior Cash Pool Leader—Signature accounts to close
Diamond Offshore Finance Company	1402484310	Citizens Bank -will be closed w/in 30 days	USD	US	80,783,000	Prior Cash Pool Leader—Citizens accounts to close
Diamond Offshore International Limited	323414206	JPMorganChase—US	USD	US	338,850	Prior Cash Pool Leader—will eventually close		x
Diamond Offshore International Limited	1402484329	Citizens Bank -will be closed w/in 30 days	USD	US	71,974,050	Prior Cash Pool Leader—Citizens accounts to close
Diamond Offshore International Limited	1503647334	Signature Bank—will be closed w/in 30 days	USD	US	73,258,937	Prior Cash Pool Leader—Signature accounts to close
Diamond Foreign Asset Company	TBD—New Acct	HSBC—US	USD	US	—	Future Cash Pool Leader—Majority of cash on BS will sit here		x
Diamond Foreign Asset Company	TBD—New Acct	Signature Bank—will be closed w/in 30 days	USD	US	—	Will collect RO proceeds and RCF Draw on effective date. Will be closed/replaced with HSBC account
Diamond Offshore Management Company	475047370	JPMorganChase—US	USD	US	324,000	Benefits—will not transition
Diamond Offshore Management Company	475638808	JPMorganChase—US	USD	US	44,507	Dental—will not transition
Diamond Offshore Management Company	475064801	JPMorganChase—US	USD	US	15,000	FSA—will not transition
Diamond Offshore Management Company	825872856	JPMorganChase—US	USD	US	56,701	Payroll & Benefits—Transition to HSBC
Diamond Offshore Management Company	TBD—New Acct	HSBC—US	USD	US	—	Payroll & Benefits
Diamond Offshore Management Company	TBD—New Acct	HSBC—US	USD	US	—	Payroll & Benefits
Diamond Offshore Services Limited	00103414158	JPMorganChase—US	USD	US	56,578	Payroll & Benefits—Transition to HSBC
Diamond Offshore Services Limited	1503903624	Signature Bank—will be closed w/in 30 days	USD	US	10,000	Payroll & Benefits—Signature accounts to close
Diamond Offshore Services Limited	TBD—New Acct	HSBC—US	USD	US	—	Payroll & Benefits
Diamond Offshore Drilling (Bermuda) Limited	323414214	JPMorganChase—US	USD	US	—	Payroll & Benefits—Transition to HSBC
Diamond Offshore Drilling (Bermuda) Limited	TBD—New Acct	HSBC—US	USD	US	—	Payroll & Benefits
Diamond Offshore General Company	0010057887	JPMorganChase – Australia	AUD	Australia	73,570	Disbursements (refunds)—account closed, will use one		x
Diamond Offshore General Company	0010057414	JPMorganChase – Australia	AUD	Australia	596,416	Disbursements incl. payroll & benefits—transition to HSBC		x
Diamond Offshore General Company	500447USD00001	ANZ-Myanmar	USD	Myanmar	419,786	Disbursements
Diamond Offshore General Company	50447MMK00001	ANZ-Myanmar	MMK	Myanmar	—	Disbursements
Diamond Offshore General Company	TBD—New Acct	Citibank	AUD	Australia	—	Payroll & Benefits	x
Diamond Offshore General Company	TBD—New Acct	Citibank	AUD	Australia	—	Disbursements		x
Diamond Offshore Company	601221930	JPMorganChase—US	USD	US	449,775	Disbursements (wires)—Transition to HSBC		x
Diamond Offshore Company	9102786168	JPMorganChase—US	USD	US	385,015	Disbursements (checks)— Transition to HSBC		x
Diamond Offshore Company	4122328529	Wells Fargo Bank	USD	US	14,926	Disbursements	x
Diamond Offshore Company	P-Card	Wells Fargo Bank	USD	US	787,500	Disbursements	x
Diamond Offshore Company	TBD—New Acct	HSBC—US	USD	US	—	Disbursements—checks & wires		x
Diamond Offshore Drilling (UK) Limited	GB44MIDL40051570320504	HSBC – Scotland	USD	Scotland	50,090	Disbursements		x
Diamond Offshore Drilling (UK) Limited	GB54MIDL40051570317705	HSBC – Scotland	EUR	Scotland	45,778	Disbursements		x
Diamond Offshore Drilling (UK) Limited	GB92MIDL40012561314904	HSBC – Scotland	GBP	Scotland	109,243	Disbursements		x
Diamond Offshore Drilling (UK) Limited	GB75MIDL40051574804159	HSBC – Scotland	NOK	Scotland	29,286	Disbursements		x
Diamond Offshore Drilling (UK) Limited	1551759311	Credit Suisse (Switzerland) Ltd	CHF	Switzerland	65,729	Disbursements
Diamond Offshore Drilling (UK) Limited	GB18HBUK40012511594605	HSBC – Scotland	GBP	Scotland	—	Payroll & Benefits	x
Diamond Offshore Drilling (UK) Limited	TBD—New Acct	Citibank	XAF	Senegal	—	Disbursements—Senegal, no history yet		x
Diamond Offshore Finance Company	00100368928	JPMorganChase—US	USD	US	—	Disbursements		x
Diamond Offshore Finance Company	000169285	HSBC—US	USD	US	11,032	Disbursements		x
Diamond Offshore Finance Company	1503903969	Signature Bank—will be closed w/in 30 days	USD	US	32,981,226	Disbursements—Admin Account $0 at emerge then closed
Diamond Offshore Finance Company	1503903896	Signature Bank—will be closed w/in 30 days	USD	US	295,733	Disbursements—will be closed and balance transferred to HSBC
Diamond Offshore Finance Company	1503903667	Signature Bank—will be closed w/in 30 days	USD	US	50,986	Disbursements—Restricted cash utilities, should close post effective date
Diamond Offshore Finance Company	0791362098	Dreyfus Institutional Services	USD	US	—	Money Market
Diamond Offshore Finance Company	1885044686	Goldman Sachs & Company	USD	US	—	Money Market
Diamond Offshore Finance Company	80390297	Fidelity Investments	USD	US	—	Money Market
Diamond Offshore Finance Company	26304	BlackRock	USD	US	—	Money Market
Diamond Offshore Finance Company	619089433	JPMorganChase—US	USD	US	2,590,833	Restricted Cash—Cash Collateral, released on effective date	x
Diamond Offshore Finance Company	5801003152	Zurich Insurance	USD	US	20,918,196	Restricted Cash—Cash Collateral	x
Diamond Offshore Drilling Sdn. Bhd.	6870681472	JPMorganChase – Berhad	MYR	Malaysia	9,002	Disbursements—Transition to HSBC
Diamond Offshore Drilling Sdn. Bhd.	0016870076953070	JPMorganChase – Berhad	USD	Malaysia	10,086	Disbursements—Transition to HSBC
Diamond Offshore Drilling Sdn. Bhd.	TBD—New Acct	Citibank	MYR	Malaysia	—	Disbursements
Diamond Offshore Drilling Sdn. Bhd.	TBD—New Acct	Citibank	USD	Malaysia	—	Disbursements
Diamond Offshore (Singapore) Pte. Ltd.	111873264	JPMorganChase – Singapore	SGD	Singapore	78,543	Disbursements—Transition to HSBC
Diamond Offshore (Singapore) Pte. Ltd.	151873272	JPMorganChase – Singapore	USD	Singapore	33,004	Disbursements—Transition to HSBC
Diamond Offshore (Singapore) Pte. Ltd.	TBD—New Acct	Citibank	SGD	Singapore	—	Disbursements
Diamond Offshore (Singapore) Pte. Ltd.	TBD—New Acct	Citibank	USD	Singapore	—	Disbursements
Diamond Offshore Services Company	304183741	JPMorganChase—US	USD	US	9,982	Disbursements—Transition to HSBC		x
Diamond Offshore Services Company	581942211	JPMorganChase—US	USD	US	497,061	Disbursements—Transition to HSBC		x
Diamond Offshore Services Company	TBD—New Acct	HSBC—US	USD	US	—	Disbursements		x
Diamond Offshore Services Company	1503903977	Signature Bank—will be closed w/in 30 days	USD	US	6,660,631	Mexico Cash—Can’t repatriate due to tax consequences, transferred to HSBC account
Diamond Offshore Services Company	TBD—New Acct	HSBC—US	USD	US	—	Restricted Cash—Mexico, but all sitting in US bank account		x
Diamond Offshore Services Company	4025176017	HSBC – Mexico	MXN	Mexico	4,868	Disbursements
Diamond Offshore Services Company	76795029	Citibank – Colombia	COP	Colombia	558	Disbursements
Diamond Offshore Services Company	4061949079	HSBC – Mexico	MXN	Mexico	0	Disbursements
Diamond Offshore Services Company	26303	BlackRock	USD	US	—	Money Market

Mexdrill Offshore, S de R.L. De C.V.	1503903993	Signature Bank—will be closed w/in 30 days	USD	US	2,387,249	Mexico Cash—Can’t repatriate due to tax consequences, transferred to HSBC account
Mexdrill Offshore, S de R.L. De C.V.	4023984883	HSBC – Mexico	MXN	Mexico	2,036	Disbursements
Mexdrill Offshore, S de R.L. De C.V.	304180181	JPMorganChase—US	USD	US	9,797	Mexico Cash—Can’t repatriate due to tax consequences,
						transferred to HSBC account
Mexdrill Offshore, S de R.L. De C.V.	ILF1786	JPMorganChase Asset Management – Dallas	USD	Luxembourg	—	Disbursements—will close eventually
Mexdrill Offshore, S de R.L. De C.V.	4049693831	HSBC – Mexico	MXN	Mexico	2,501	Disbursements
Mexdrill Offshore, S de R.L. De C.V.	4061949061	HSBC – Mexico	MXN	Mexico	0	Disbursements
Mexdrill Offshore, S de R.L. De C.V.	4061949061	HSBC – Mexico	MXN	Mexico	0	Disbursements
Mexdrill Offshore S de R.L. De C.V.	TBD—New Acct	HSBC—US	USD	US	—	Mexico Cash—Can’t repatriate due to tax consequences
Offshore Drilling Services of Mexico,S de R.L. de C.V.	1503903985	Signature Bank—will be closed w/in 30 days	USD	US	1,971,410	Mexico Cash—Can’t repatriate due to tax consequences, transferred to HSBC account
Offshore Drilling Services of Mexico,S de R.L. de C.V.	4024011967	HSBC – Mexico	MXN	Mexico	11,673	Disbursements
Offshore Drilling Services of Mexico,S de R.L. de C.V.	117286689	JPMorganChase—US	USD	US	—	Disbursements—Transition to HSBC
Offshore Drilling Services of Mexico, S de R.L. De C.V.	TBD—New Acct	HSBC—US	USD	US	—	Mexico Cash—Can’t repatriate due to tax consequences, transferred to HSBC account
Diamond Offshore Netherlands B.V.	6650271577	JPMorganChase – Indonesia	IDR	Indonesia	272	Disbursements
Diamond Offshore Netherlands B.V.	6601266692	JPMorganChase – Indonesia	USD	Indonesia	5,904	Disbursements—Transition to HSBC
Diamond Offshore Netherlands B.V.	TBD—New Acct	Citibank	IDR	Indonesia	—	Disbursements
Diamond Offshore Netherlands B.V.	TBD—New Acct	Citibank	USD	Indonesia	—	Disbursements
Diamond Offshore Netherlands B.V.	0737422742	HSBC – Netherlands	EUR	Netherlands	189,502	Disbursements
Diamond Offshore Netherlands B.V.	RO84CITI0000000755062006	Citibank – Romania Branch	RON	Romania	741	Disbursements
Diamond Offshore Netherlands B.V.	RO62CITI0000000755062014	Citibank – Romania Branch	EUR	Romania	18	Disbursements
Diamond Offshore Netherlands B.V.	071031744002	HSBC – Egypt	EGP	Egypt	3,069,661	Restricted Cash—Egpyt
Diamond Offshore Netherlands B.V.	071031744001	HSBC – Egypt	EGP	Egypt	7,833	Disbursements
Diamond Offshore Netherlands B.V.	071031744110	HSBC – Egypt	USD	Egypt	3,225	Disbursements
Diamond Offshore Leasing Ltd.	801002940	HSBC – Labuan	USD	Malaysia	33,069	Disbursements
Diamond Offshore International Limited	ILF1780	JPMorganChase Asset Management – Dallas	USD	Luxembourg	—	Disbursements—will likely close
Diamond Offshore International Limited	11338	HSBC—US	USD	US	—	Disbursements		x
Diamond Offshore International Limited	0820704792	MUFG Union Bank	USD	US	0	Disbursements
Diamond Offshore International Limited	1885057350	Goldman Sachs & Company	USD	Ireland	—	Disbursements
Diamond Offshore International Limited	ULFTREASC19674	BNY Mellon	USD	Ireland	—	Disbursements
Diamond Offshore International Limited	TBD—New Acct	HSBC—US	USD	US	—	Disbursements—TBD if needed as DOIL historically = cash pool		x
Diamond Offshore Development Company	825872864	JPMorganChase—US	USD	US	102,628	Disbursements—Transition to HSBC
Diamond Offshore Development Company	TBD—New Acct	HSBC—US	USD	US	—	Disbursements
Z North Sea, Ltd.	6524641131001	Banco de Fomento (BFA)	AOA	Angola	580	Disbursements
Z North Sea, Ltd.	65246411311	Banco de Fomento (BFA)	USD	Angola	317	Disbursements
Z North Sea, Ltd.	6524641135001	Banco de Fomento (BFA)	USD	Angola	2	Disbursements
Z North Sea, Ltd.	860318500	JPMorganChase—US	USD	US	—	Disbursements—Transition to HSBC
Z North Sea, Ltd.	TBD—New Acct	HSBC—US	USD	US	—	Disbursements
Diamond Offshore (Bermuda) Limited	GB25MIDL40253492407264	HSBC – Jersey	GBP	Jersey	7,555	Disbursements
Diamond Offshore (Bermuda) Limited	1503922807	Signature Bank—will be closed w/in 30 days	USD	US	100,000	Disbursements—closed and transferred to cash pool leader
Diamond Hungary Leasing L.L.C.	HU54108000072484401700000000	Citibank – Hungary	USD	Hungary	112,423	Disbursements
Diamond Hungary Leasing L.L.C.	657593187	JPMorganChase—US	USD	US	—	Disbursements—will be liquidated, no new HSBC acct opened
Diamond Rig Investments Limited	37151900801-12	Societe Generale de Banques	XAF	Equatorial Guinea	13,344	Disbursements
Diamond Rig Investments Limited	41388944	JPMorganChase – London, England	GBP	England	70,065	Disbursements—will be closed and balance transferred
Diamond Rig Investments Limited	700618874	JPMorganChase—US	USD	US	101,351	Disbursements—Transition to HSBC
Diamond Rig Investments Limited	TBD—New Acct	HSBC—US	USD	US	—	Disbursements
Diamond Offshore International, L.L.C.	0110019009	Citibank – Trinidad	TTD	Trinidad and Tobago	1,087,880	Cannot find FX buyer for TTD
Diamond Offshore International, L.L.C.	496555777	JPMorganChase—US	USD	US	—	Disbursements—Transition to HSBC		x
Diamond Offshore International, L.L.C.	TBD—New Acct	HSBC—US	USD	US	—	Disbursements		x
Diamond Offshore (Trinidad) L.L.C.	496553574	JPMorganChase—US	USD	US	—	Disbursements—Transition to HSBC
Diamond Offshore (Trinidad) L.L.C.	3895561	Scotiabank – Trinidad	TTD	Trinidad and Tobago	7,111,111	Cannot find FX buyer for TTD—eventually will use Citibank for any operating disbursements once TTD sold
Diamond Offshore (Trinidad) L.L.C.	TBD—New Acct	HSBC—US	USD	US	—	Disbursements
Diamond Offshore (Trinidad) L.L.C.	TBD—New Acct	Citibank	TTD	Trinidad and Tobago	—	Will eventually open account here, not open on effective date
Brasdril-Sociedade de Perfuracoes Ltda.	4346-6	CAIXA Economica – Brazil	BRL	Brazil	726	Disbursements
Brasdril-Sociedade de Perfuracoes Ltda.	0057500266213	Banco Bradesco S.A.	BRL	Brazil	182	Disbursements
Brasdril-Sociedade de Perfuracoes Ltda.	1503922793	Signature Bank—will be closed w/in 30 days	USD	US	10,000	Disbursements—will be closed and transferred to cash pool leader
Diamond Offshore Drilling, Inc.	11339	HSBC—US	USD	US	—	Disbursements		x
Diamond Offshore Drilling Limited	878370860	JPMorganChase—US	USD	US	—	Disbursements—Transition to HSBC		x
Diamond Offshore Drilling Limited	TBD—New Acct	HSBC—US	USD	US	—	Disbursements		x
Diamond Offshore Limited	1503922815	Signature Bank—will be closed w/in 30 days	USD	US	10,000	Disbursements—will be closed and transferred to cash pool leader
Diamond Offshore Limited	879113122531	Credit Suisse (Switzerland) Ltd	CHF	Switzerland	89,367	Disbursements
Diamond Foreign Asset Company	878370852	JPMorganChase—US	USD	US	10,000	Disbursements—closed and transferred to cash pool leader		x
Diamond Offshore Drilling Angola (Offshore Drilling) Lda	1001946960	Standard Bank – Angola	USD	Angola	—	Disbursements
Diamond Offshore Drilling Angola (Offshore Drilling) Lda	1001946898	Standard Bank – Angola	AOA	Angola	1,901	Disbursements
Diamond Offshore Company	TBD—New Acct	HSBC—US	USD	US	—	Seadrill MSA collateral account—prefunded amount from SDLP for reimbursable expenses.	x
Diamond Offshore Company	TBD—New Acct	HSBC—US	USD	US	—	Seadrill MSA disbursements account— disbursements accounts used solely for payment of MSA invoices		x
Diamond Offshore Finance Company	9900000843	Evolve Bank & Trust	USD	US	—	Postpetition Interest account—Managed by Prime Clerk	x
Diamond Offshore International, L.L.C.	9900000841	Evolve Bank & Trust	USD	US	—	Professional Fee escrow account—Managed by Prime Clerk	x
Diamond Offshore Management Company	9900000839	Evolve Bank & Trust	USD	US	—	KEIP Escrow account— Managed by Prime Clerk
Diamond Offshore Drilling, Inc.	6868731059	Citibank	USD	US	—	Non-Commitment Parties Rights Offering Account	x
Diamond Offshore Drilling, Inc.	6868776062	Citibank	USD	US	—	Backstop Parties Rights Offering Account	x
Total					$394,576,471

SCHEDULE 7.7

Insurance Requirements

(a) Maintenance of Insurance. The Parent will, and will cause each Restricted Subsidiary, or will cause an Affiliate of the Parent to arrange through a bareboat charterer, agent, or otherwise, on behalf of the Parent and its Restricted Subsidiaries:

(i) to maintain, with independent insurance companies, clubs, associations and/or underwriters that are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance on the Rigs and other material insurable properties of the Parent and its Restricted Subsidiaries in at least such amounts and against all such risks as is consistent and in accordance with normal industry practice for similarly situated insureds and as provided in this Schedule 7.7; provided, however, that nothing in this Schedule 7.7 shall apply to any Rig that is separately insured in any jurisdiction due to local regulation or customer requirements so long as the aggregate total insured values (hull and machinery plus hull interest) of the other Rigs exceeds 110% of an amount equal to the total Credit Exposure, plus the aggregate outstanding amount of the Last Out Term Loans, plus the outstanding principal amount of the Last Out Notes, plus the outstanding principal amount of the Last Out Incremental Debt, if any (for purposes of this Schedule 7.7, collectively, the “First Lien Exposure”);

(ii) to renew or replace all insurances required under this Schedule 7.7, or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire, and to procure that the Parent’s insurance broker and/or the relevant protection and indemnity association or war risks association shall promptly confirm, in writing to the Administrative Agent, upon its written request (at its discretion or upon the direction of the Required Lenders), as and when each such renewal or replacement is effected; and

(iii) to duly and punctually pay, or cause duly and punctually to be paid, all premiums, calls, contributions or other sums due and payable by it in respect of all such insurances required under this Schedule 7.7, to produce or to cause to be produced all relevant receipts with respect to such payments promptly after a reasonable request for such information by the Administrative Agent (at its discretion or upon the direction of the Required Lenders), and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed in all material respects any other obligations and conditions required to be performed or observed by it under all such insurances.

(b) Insurance Certificates and Endorsements. The Parent will, and will cause each Restricted Subsidiary, or will cause an Affiliate of the Parent to arrange through a bareboat charterer, agent, or otherwise, on behalf of the Parent and its Restricted Subsidiaries, at all times to keep the Rigs insured in favor of the Collateral Agent as provided in this Schedule 7.7; and:

(i) all policies or certificates with respect to such insurance (and any other insurance maintained by the Parent or any Rig Subsidiary): (A) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including by naming the Collateral Agent as loss payee and/or additional insured, as its interests may appear, without liability for premiums, or by way of endorsement of a loss payable clause and a notice of assignment in accordance with the requirements of the assignment of insurances for each Rig (including, without limitation, Sections 4.12(b), (c) and (d) of the Security Agreement)) and (B) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Parties;

(ii) to provide that all policies or certificates with respect to such insurance state that such policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent; provided, however, such policies shall be subject to customary cancellation notices for the perils of war and not less than ten days’ written notice to the Collateral Agent for the non-payment of premium; and

(iii) the Parent will deliver certificates evidencing such insurance policies to the Collateral Agent on the Closing Date and from time to time thereafter to the extent reasonably requested by the Collateral Agent, but no more frequently than once each calendar year.

The parties hereto agree that the Administrative Agent and the Collateral Agent shall be under no duty or obligation to verify the adequacy or existence of any such insurance or any such policies or endorsements. None of the Administrative Agent nor the Collateral Agent or their respective successors and assigns shall be responsible for any premiums, club calls, if any, assessments or any other obligations or for the representations and warranties made therein by any Rig Subsidiary, the Parent, any of the Parent’s Subsidiaries or any other Person.

(c) Types of Required Insurance. The Parent will, and will cause each Rig Subsidiary, or will cause an Affiliate of the Parent to, on behalf of the Parent and its Rig Subsidiaries, cause the Rigs to be insured with insurers or protection and indemnity clubs or associations of the type described in clause (a)(i) of this Schedule 7.7, against the risks below:

(i) marine war risk insurance, including P&I war risk insurance and coverage afforded by the London Blocking and Trapping Addendum (or equivalent) and Missing Vessel Clause (or equivalent), and marine hull and machinery risk insurance, plus hull interest and any other usual marine rise such as excess risks, in an amount not less than the lesser of (A) 110% of the total First Lien Exposure, and (B) 110% of (x) the aggregate Rig Value of all Rigs at such time, in each case calculated without giving effect to the first proviso to the definition of “Rig Value” or clause (a) or (b) of the second proviso thereto, plus (y) the aggregate fair market value of all Rigs at such time that were not appraised in the applicable appraisal used to calculate Rig Value pursuant to the preceding clause (x) (the sum of (x) and (y) being the “Insurance Rig Value”). The agreed values for hull and machinery required under this clause (c)(i) in respect of each Rig shall at all times be in an amount not less than 60% of the Insurance Rig Value of such Rig, and the remaining hull and machinery insurance required by this clause (c)(i) may be procured as increased value and/or disbursements insurance;

(ii) full marine protection and indemnity risk insurance, or equivalent through primary and excess liability insurance in an amount not less than the greater of $500,000,000 and 100% of the total First Lien Exposure at such time (including coverage against liability for excess war risk P&I cover, passengers, fines, liability for oil pollution and penalties arising out of the operation of the Rigs (to the extent insurable and customary for similarly situated insureds and reasonably prudent)) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover), or other with written consent from the Administrative Agent; provided, however, that insurance against liability under Applicable Law or international convention arising out of pollution, spillage, or leakage shall be in an amount not less than the amounts required by the laws or regulations of the United States or any applicable jurisdiction in which the Rig may be located from time to time;

(iii) where applicable, workers’ compensation or U.S. Longshore and Harbor Worker’s Act insurance as shall be required by Applicable Law;

(iv) while a Rig is idle or laid up, at the option of the Parent or the applicable Rig Subsidiary and in lieu of the above-mentioned marine and war risk hull insurance, port risk insurance insuring the relevant Rig against the usual risks encountered by like Rigs under similar circumstances; and

(v) such other insurances as a prudent owner of similar vessels of the same age and type would obtain or would legally be required to obtain when operating in the same trade and geographic area as such Rig, as well as any insurances required to meet the requirements of the jurisdiction where such Rig is employed with named windstorm coverage exclusions while a Rig is operating in the Gulf of Mexico.

All insurance maintained under this clause (c) shall be primary insurance without right of contribution against any other insurance maintained by the Administrative Agent or the Collateral Agent. The policy of marine and war risk hull and machinery insurance with respect to the Rigs shall provide that the Collateral Agent shall be named in its capacity as Collateral Agent and as a loss payee and the loss payee clause shall refer to a major casualty amount of $10,000,000, unless otherwise agreed to in writing by the Administrative Agent and the Collateral Agent pursuant to an assignment of insurances or other agreement, and in each case subject to clause (f) of this Schedule 7.7. Any such entry in a marine and war risk protection and indemnity club with respect to the Rigs shall note the interest of the Collateral Agent.

(d) Mortgagees’ Interest, Additional Perils, and Political Risk Insurance. The Collateral Agent, for the benefit of the Secured Parties, shall be entitled to effect, maintain and renew (i) mortgagees’ interest insurance, and/or (ii) extended mortgagee’s interest additional perils insurance, and/or (iii) mortgagee’s political risks / rights insurance covering an amount not less than 110% of the total First Lien Exposure at such time, on terms reasonably satisfactory to the Collateral Agent, which insurance coverage shall be placed by the Collateral Agent for the Parent’s account and expense.

(e) Insurance Documentation. The Parent will, and will cause each Restricted Subsidiary, or will cause an Affiliate of the Parent to, on behalf of the Parent and its Restricted Subsidiaries:

(i) furnish to the Collateral Agent (A) copies of all certificates of insurance, (B) upon the reasonable request of the Required Lenders, copies of all policies, binders, and cover notes of the insurances required under this Schedule 7.7, and (C) an annual summary insurance certificate as required pursuant to Section 7.2(f);

(ii) use commercially reasonable efforts to cause its insurance broker(s) to provide a combined customary broker’s letter of undertaking, which shall be in a form reasonably acceptable to the Collateral Agent; and

(iii) endeavor to cause its insurance broker and/or the protection and indemnity club or association providing protection and indemnity insurance referred to in clause (c)(ii) of this Schedule 7.7 or the underwriters thereof to agree to provide the Collateral Agent with such information as to such insurances as the Collateral Agent may reasonably request with respect to expiration, termination or cancellation of any policy or any default in the payment of any premium via certificates of insurance and/or customary letters of undertaking.

(f) Payments Following Default. Notwithstanding anything to the contrary in this Schedule 7.7, unless the Collateral Agent has given notice to the underwriters of the occurrence and continuance of a Default, all insurance claim proceeds of whatsoever nature with respect to the Rigs payable under any insurance shall be payable to the Parent, the applicable Rig Subsidiary or others as their interests may appear; and following such delivery of notice of the occurrence and continuance of a Default, payments of insurance claim proceeds with respect to the Rigs shall be made to the Collateral Agent for distribution in accordance herewith, subject to the Intercreditor Agreement (it being understood that the foregoing provisions shall be endorsed to the relevant insurance policies by way of notice of assignments and loss payable clauses executed in accordance with any assignment of insurances executed in favor of the Collateral Agent, as applicable), unless the Collateral Agent has given written consent to the underwriter to make payments to other parties.

(g) Maintenance of Insurance. The Parent will not, and will not permit any Restricted Subsidiary to, execute or permit or willingly allow to be done any act by which any insurance required under this Schedule 7.7 may be suspended, impaired, or cancelled, and will not permit or allow any Rig to undertake any voyage or operational risk which may not be permitted by the policies in force, without having previously notified the Collateral Agent in writing and obtained the written consent of the Collateral Agent or insured the relevant Rig by additional coverage to extend to such voyages and operational risks, as the case may be.

(h) Actions following Default. If a Default has occurred and is continuing, subject to the rights of any charterer, the Collateral Agent shall have the exclusive right to negotiate and agree to any compromise to any insurance claim with respect to any Rig with respect to which any underwriter proposes to pay less on any claim than the amount thereof.

(i) Reimbursement. If the Parent or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Schedule 7.7 with respect to the Rigs, then the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Parent agrees to reimburse such Collateral Agent for all reasonable costs and expenses of procuring such insurance, including premiums paid in connection therewith.

(j) Self Insurance. Notwithstanding anything to the contrary in this Schedule 7.7, the Parent and any Restricted Subsidiary may self-insure to the extent and in the manner normal for companies of like size, type, and financial condition or for so long as and to the extent such self-insurance is reasonable and prudent given the insured’s business, properties, and loss history, applicable governmental requirements, and applicable customary industry practices, in each case as they change from time to time, and the requirements set forth in this Schedule 7.7 shall be subject to self-insured retentions and deductibles, as applicable, with such deductibles as shipowners engaged in the same or similar business and similarly situated would deem commercially prudent under the circumstances. Notwithstanding anything to the contrary in this Schedule 7.7, neither the Parent nor its Restricted Subsidiaries shall be required to procure and maintain any insurance otherwise required by this Schedule 7.7 if such insurance is not commercially reasonably available in the commercial insurance market; provided, however, that in such event, the Parent and its Restricted Subsidiaries, as applicable, shall be required to maintain insurance that, in the opinion of the Parent, is prudent based upon commercially reasonably available insurance.

(k) Further Assurances. Upon the request of the Collateral Agent (at the direction of the Required Lenders), the Parent will, or will cause each Restricted Subsidiary to, do all things necessary, proper, and desirable, and execute and deliver all documents and instruments, to enable the Collateral Agent to collect or recover any moneys to become due in respect of the insurance required pursuant to this Schedule 7.7.

Schedule 7.21

Post-Closing Matters

[See attached]

Schedule 7.21

Post-Closing Matters

Any deadline in this Schedule 7.21 may be extended with the consent of the Collateral Agent. All items to be delivered under this schedule by any Credit Party should be delivered to the reasonable satisfaction of the Collateral Agent. The Collateral Agent may waive any requirement listed on this Schedule 7.21 to the extent the Collateral Agent and the Parent agree (1) that such requirement is not necessary or required pursuant to the law of the jurisdiction governing the action being required, (2) is duplicative of, or provides immaterial benefits in addition to, any other step taken pursuant to such law and the First Lien Documents, (3) it is not reasonably practicable to satisfy such requirement, (4) it is necessary or desirable to forego or modify such requirement as a result of events or circumstances occurring or existing after the Closing Date, or (5) it is not required by the provisions of the Loan Documents (excluding this Schedule 7.21), including the Agreed Security Principles.

I.	US DELIVERABLES

Item	Document/Action	Deadline
1. INSURANCE CERTIFICATES AND ENDORSEMENTS FOR ANY INSURANCE MAINTAINED BY THE PARENT OR ANY RIG SUBSIDIARY (AND NOTICES OF ASSIGNMENT FOR INSURANCE FOR EACH RIG)[1]

A. Insurance Policies Entered Into Prior to the Closing Date That Have Not Been Replaced or Renewed Prior to June 7, 2021

1.	XL Specialty Insurance, Primary Directors & Officers Liability	June 7, 2021

2.	National Union Fire Insurance Company of Pittsburgh, Excess Directors & Officers Liability	June 7, 2021

3.	Tokio Marine HCC U.S. Specialty Insurance Co., Excess Directors & Officers Liability	June 7, 2021

4.	Sompo Int’l - Endurance American Insurance Company, Excess Directors & Officers Liability	June 7, 2021

5.	Berkley Insurance Company, Excess Directors & Officers Liability	June 7, 2021

6.	National Union Fire Insurance Company of Pittsburgh, Excess Directors & Officers Liability	June 7, 2021

7.	Tokio Marine HCC U.S. Specialty Insurance Co., Excess Directors & Officers Liability	June 7, 2021

8.	XL Specialty Insurance, Excess Directors & Officers Liability	June 7, 2021

9.	General Star Indemnity Company, Automobile	June 7, 2021

10.	Arch Insurance, Excess Liability	June 7, 2021

11.	Markel Bermuda Limited, Excess Liability	June 7, 2021

12.	Chubb, Excess Liability	June 7, 2021

13.	Argo Insurance, Excess Liability	June 7, 2021

14.	XL Insurance, Excess Liability	June 7, 2021

[1]	To the extent required by Section 7.7.

Item	Document/Action	Deadline
15.	Lloyd’s, Excess Liability	June 7, 2021

16.	Lloyd’s, Property (Rigs) & Protection & Indemnity	June 7, 2021

17.	Assuranceforeningen Skuld, Protection & Indemnity	June 7, 2021

18.	Covington Specialty Ins Co, US General Liability	June 7, 2021

19.	Evanston Ins Co, Excess US General Liability	June 7, 2021

20.	XL Specialty Insurance, Commercial Crime	June 7, 2021

21.	National Union Fire Insurance Company of Pittsburgh, Primary Fiduciary	June 7, 2021

22.	Sompo Int’l - Endurance American Insurance Company, Excess Fiduciary	June 7, 2021

23.	Old Republic Insurance Company, Excess Fiduciary	June 7, 2021

24.	Hiscox, Special Crime	June 7, 2021

25.	American International Group, Inc., Foreign Casualty	June 7, 2021

26.	Liberty Mutual Fire Insurance Co., Automobile	June 7, 2021

27.	Liberty Mutual Insurance, Workers Compensation	June 7, 2021

28.	Insurance Australia Limited, Automobile	June 7, 2021

29.	CGU Insurance, Landlords Insurance	June 7, 2021

30.	Workcover Queensland, Workers Compensation	June 7, 2021

31.	QBE Insurance (Australia) Limited, Workers Compensation – NT	June 7, 2021

32.	QBE Insurance (Australia) Limited, Workers Compensation – Tasmania	June 7, 2021

33.	QBE Insurance (Australia) Limited, Workers Compensation – WA	June 7, 2021

34.	QBE Insurance (Australia) Limited, Workers Compensation – ACT	June 7, 2021

35.	Allianz, Workers Compensation	June 7, 2021

36.	Allianz, Workers Compensation	June 7, 2021

37.	Aviva, Property: Owners	June 7, 2021

38.	Aviva, Automobile Liability	June 7, 2021

39.	Allianz, Allianz Engineering Inspection	June 7, 2021

40.	Lloyd’s, Excess Liability	June 7, 2021

41.	Lloyd’s, Protection & Indemnity	June 7, 2021

B. Insurance Policies Entered Post-Closing

42.	Any insurance policy renewed or entered into between the Closing Date and June 7, 2021	June 7, 2021

Item	Document/Action	Deadline
2.	US ACCOUNT CONTROL AGREEMENTS

43.	JPMorgan Chase DACA for the following accounts:	May 24, 2021

a)  account No. 700616092 of [Diamond Offshore General, LLC] (for Monarch Posco and Onyx Beach drilling contracts);

b)  account No. 9102720209 of Diamond Offshore Finance Company (for BlackHawk Anadarko, BlackLion BP, BlackHornet BP, Apex Woodside and Apex BP drilling contracts);

c)  account No. 304963801 of Diamond Offshore Netherlands B.V. (for Courage Petrobras drilling contract);

d)  account No. 9102678571 of Diamond Offshore Drilling (UK) Limited (for Endeavor Shell and Patriot Apache drilling contracts);

e)  account No. 323414206 of Diamond Offshore International Limited (existing sweep account); and

f)   any other account held at JP Morgan Chase that is not an Excluded Account and has not been closed as of May 23, 2021.

44.	Customary legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP opining as to the perfection of the Collateral Agent’s security interest in the Collateral by “control” (within the meaning of Section 9-104 of the UCC)and the capacity of any Credit Parties organized in Delaware that are parties to the JPMorgan Chase DACA, and including any other customary opinions.	May 24, 2021

45.	Dentons Netherlands legal opinion including (i) the capacity opinion of Diamond Offshore Netherlands B.V., incorporated in Netherlands, as holder of account No. 304963801 at JPMorgan Chase, and (ii) any other customary opinions.	May 24, 2021

46.	Dentons UK legal opinion including (i) the capacity opinion of Diamond Offshore Drilling (UK) Limited, incorporated in England, as holder of account No. 9102678571 at JPMorgan Chase, and (ii) any other customary opinions.	May 24, 2021

47.	Dentons Cayman Islands legal opinion including (i) the capacity opinion of Diamond Offshore International Limited, incorporated in Cayman Islands, as holder of account No. 323414206 at JPMorgan Chase, and (ii) any other customary opinions.	May 24, 2021

48.	Opinion Letter from counsel to the Borrower in any other Subject Jurisdiction in relation to the capacity of any Credit Party that is a signatory to the JPMorgan Chase DACA and organized in such Subject Jurisdiction	May 24, 2021

Item	Document/Action	Deadline
49.	HSBC DACA for the following accounts:	May 24, 2021

a.   account No. [●] of [Diamond Offshore General, LLC] (for Monarch Posco Onyx Beach, Apex Woodside and Apex BP drilling contracts);

b.  account No. [●] of [Diamond Offshore, LLC] (for BlackHawk Anadarko, BlackLion BP and BlackHornet BP drilling contracts);

c.   account No. [●] of Diamond Offshore Netherlands B.V. (for Courage Petrobras drilling contract);

d.  account No. [●] of Diamond Offshore Drilling (UK) Limited (for Endeavor Shell and Patriot Apache drilling contracts);

e.   account No. [●] of Diamond Offshore Foreign Asset Company (new sweep account); and

f.   any other account held at HSBC that is not an Excluded Account and that has not been closed as of May 23, 2021.

50.	Customary legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP opining as to the perfection of the Collateral Agent’s security interest in the Collateral by “control” (within the meaning of Section 9-104 of the UCC) and the capacity of any Credit Parties organized in Delaware that are parties to the HSBC DACA, and including any other customary opinions.	May 24, 2021

51.	Dentons Netherlands legal opinion including (i) the capacity opinion of Diamond Offshore Netherlands B.V., incorporated in Netherlands, as holder of account No. [•] at HSBC, and (ii) any other customary opinions.	May 24, 2021

52.	Dentons UK legal opinion including (i) the capacity opinion of Diamond Offshore Drilling (UK) Limited, incorporated in England, as holder of account No. [•] at HSBC, and (ii) any other customary opinions.	May 24, 2021

53.	Dentons Cayman Islands legal opinion including (i) the capacity opinion of Diamond Foreign Asset Company, incorporated in Cayman Islands, as holder of account No. [•] at HSBC, and (ii) any other customary opinions.	May 24, 2021

54.	Opinion Letter from counsel to the Borrower in any other Subject Jurisdiction in relation to the capacity of any Credit Party that is a signatory to the JPMorgan Chase DACA and organized in such Subject Jurisdiction	May 24, 2021

55.	All other US DACAs for bank accounts that constitute Collateral that have not been closed as of May 23, 2021	May 24, 2021

56.	Customary opinions in connection with all other US DACAs	May 24, 2021

3.	POSSESSORY COLLATERAL

57.	Delivery of Intercompany Note dated April 15, 2021, issued by Z North Sea, LLC to Diamond Offshore Services Company and an Allonge executed by Diamond Offshore Services Company	April 30, 2021

58.	Delivery of share certificate no. 9 issued by Diamond Offshore (Singapore) Pte Ltd to Diamond Foreign Asset Company for 25,000 shares, and related stock power duly executed in blank.	April 30, 2021

II.	NON-US DELIVERABLES

Item	Document/Action	Deadline
1.	AUSTRALIA[2]

A. Local Security Agreements and Actions

1.	[Specific security agreement in respect all Australian bank accounts held by any Grantor, duly executed by all parties thereto]	June 7, 2021

2.	[Account control agreement in respect of all Australian bank accounts held by any Grantor, duly executed by all parties thereto]	June 7, 2021

B. Corporate Documentation and Opinions

3.	[Legal opinion provided by the Borrower’s Australian counsel on the Australian security covering all matters other than those addressed by the legal opinion at Item 4 immediately below, addressed to all Secured Parties]	June 7, 2021

4.	[Legal opinion(s) provided by the Borrower’s relevant foreign counsel on the Australian security covering corporate authorization and due execution by the relevant non-Australian Grantors, addressed to all Secured Parties]	June 7, 2021

5.	[Searches of the online databases of the Australian Securities and Investments Commission for each relevant Grantor (to the extent required for the purposes of the legal opinion provided by the Borrower’s Australian counsel)]	June 7, 2021

6.	[Searches of the online databases of the Australian Business Register for each relevant Grantor (to the extent required for the purposes of the legal opinion provided by the Borrower’s Australian counsel)]	June 7, 2021

7.	[Searches of the Personal Property Securities Register (“PPSR”) for each relevant Grantor]	June 7, 2021

8.	[PPSR Registrations in respect of the Australian security]	June 7, 2021

C. Other

9.	[Notice for each insurance for each Rig governed by local law3]	June 7, 2021

[2]	To be agreed by local counsel to each of the Credit Parties and the Collateral Agent.
[3]	To the extent required by Section 7.7.

Item	Document/Action	Deadline
2.	BRAZIL

A. Local Security Agreements and Actions

Personal Property

1.	Pledge of Quotas for the equity interest of Brasdril Sociedade de Perfurações Ltda. held by Diamond Offshore (Brazil) L.L.C. and Diamond Offshore Holding, L.L.C. (“Brasdril Quota Pledge”)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

2.	Pledgors Power of Attorney granted in connection with the enforcement of Brasdril Quota Pledge	If not executed or delivered on Closing Date, then five Business Days after Closing Date

B. Corporate Documentation and Opinions

3.	Power of attorney executed by the Pledgors for purpose of executing the amendment to the articles of association of Brasdril	If not executed or delivered on Closing Date, then five Business Days after Closing Date

4.	Amendment of articles of association of Brasdril Sociedade de Perfurações Ltda. to reflect the Brasdril Quota Pledge (“Brasdril Amendment of Articles of Association”)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

5.	Collateral Agent Power of Attorney to a Brazilian resident for the execution of the Brasdril Quota Pledge, the Brasdril Account Pledge and other local collateral.	If not executed or delivered on Closing Date, then five Business Days after Closing Date

6.	A Pledgor Power of Attorney granted by Diamond Offshore (Brazil) L.L.C. to a Brazilian resident for execution of the Brasdril Quota Pledge	If not executed or delivered on Closing Date, then five Business Days after Closing Date

7.	A Pledgor Power of Attorney granted by Diamond Offshore Holding, L.L.C. to a Brazilian resident for execution of the Brasdril Quota Pledge	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
C. Other Deliverables
Filings – Pledge of Quotas Agreement

8.	Filing and registration of 3 original counterparts of Brasdril Quota Pledge with the Macaè Registry of Titles and Deeds	If not executed or delivered on Closing Date, then five Business Days after Closing Date

9.	Filing of original counterparts of Brasdril Amendment of Articles of Association with the Commercial Registry of Rio de Janeiro (JUCERJA)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

10.	Filing of Power of Attorney granted by the Collateral Agent to a Brazilian resident for the execution of the Brasdril Quota Pledge, the Brasdril Account Pledge, and other local collateral (see item 7 above) with the competent Registry of Titles and Deeds	If not executed or delivered on Closing Date, then five Business Days after Closing Date

11.	Filing of Power of Attorney granted by Diamond Offshore (Brazil) L.L.C. (see item 8 above) with the competent Registry of Titles and Deeds.	If not executed or delivered on Closing Date, then five Business Days after Closing Date

12.	Filing of Power of Attorney granted by Diamond Offshore Holding L.L.C and (see item 9 above) with the competent Registry of Titles and Deeds.	If not executed or delivered on Closing Date, then five Business Days after Closing Date

13.	Filing of original counterparts of the Quotaholders’ resolutions for Brasdril Sociedade de Perfurações Ltda. approving the Brasdril Quota Pledge, the execution of Guarantee Agreements, the execution of the Indenture, and any ancillary documents with the Commercial Registry of Rio de Janeiro (JUCERJA)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

14.	Filing with the Registry of Deeds and Documents of the City of Macaé, State of Rio de Janeiro, a notarized, apostilled and sworn translation into Portuguese of the Guarantee Agreement and an original counterpart of the Guarantee Agreement in respect of the Revolving Credit Facility	If not executed or delivered on Closing Date, then five Business Days after Closing Date

15.	Filing with the Registry of Deeds and Documents of the City of Macaé, State of Rio de Janeiro, a notarized, apostilled and sworn translation into Portuguese of the Guarantee Agreement and an original counterpart of the Guarantee Agreement in respect of the Term Loan	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
16.	Filing with the Registry of Deeds and Documents of the City of Macaé, State of Rio de Janeiro, a notarized, apostilled and sworn translation into Portuguese of the Indenture and an original counterpart of the Indenture	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Itaú Unibanco S.A. Bank Account

17.	Pledge over credit rights arising from bank account of Brasdril Sociedade de Perfurações Ltda. with Itaú Unibanco S.A. No. 941218000 (“Brasdril Account Pledge”)	June 7,2021

18.	Pledgor Power of Attorney granted in connection with the enforcement of Brasdril Account Pledge.	June 7,2021

19.	Dentons Brazil legal opinion with respect to the enforceability of the security interest over the Itaú Unibanco account	June 7,2021

20.	Filing and registration of 3 original counterparts of Brasdril Account Pledge with the Macaé Registry of Titles and Deeds	June 7,2021

21.	Filing of Pledgor Power of Attorney granted in connection with the enforcement of Brasdril Account Pledge.	June 7,2021

Equipment Pledge[4]

22.	All assets pledge granted by Diamond Offshore Drilling (UK) Limited (the “DODUK Pledge”)	June 4,2021

23.	Dentons Brazil legal opinion as to the enforceability of the DODUK Pledge	June 4,2021

24.	Dentons UK legal opinion with capacity opinions in relation to Diamond Offshore Drilling (UK) Limited’s ability to enter into the DODUK Pledge	June 4,2021

25.	Filing and registration of 3 original counterparts of the DODUK Pledge with the Macaé Registry of Titles and Deeds	June 4,2021

Other

26.	Notice for each insurance for each Rig governed by local law [5]	June 7,2021

[4]	To be agreed by local counsel to each of the Credit Parties and the Collateral Agent.
[5]	To the extent required by Section 7.7.

Item	Document/Action	Deadline
2.	CAYMAN ISLANDS

A. Personal Property

1.	Cayman Islands law governed Equitable Share Mortgage (Cayman Share Mortgage) granted by Diamond Offshore Drilling, Inc., (DODI) and Diamond Offshore Services, LLC (DOSLLC) over 100% of the issued shares in Diamond Foreign Asset Company (DFAC)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

2.	Cayman Islands law governed Debenture (Cayman Debenture) granted by DFAC, Diamond Offshore Drilling Limited (DODL) and Diamond Offshore International Limited (DOIL) over all present and future assets of DFAC, DODL and DOIL respectively (and incorporating an equitable mortgage over shares in DODL held by DFAC and shares in DOIL held by DODL)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

3.	Standalone Cayman Security Assignment (Diamond Offshore Finance Company to Collateral Agent)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

4.	Ancillaries to the Cayman Share Mortgage with respect to shares in DFAC mortgaged thereunder, namely:	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	a. Blank and undated executed share transfers	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	b. Deed of appointment of irrevocable voting proxy	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	c. Executed and undated director resignation letters and irrevocable letters of authorization	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	d. Letter of instruction to registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	e. Letter of acknowledgement from registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
5.	Ancillaries to the Cayman Debenture with respect to the shares in DODL mortgaged thereunder, namely:	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	a. Blank and undated executed share transfers	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	b. Deed of appointment of irrevocable voting proxy	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	c. Executed and undated director resignation letters and irrevocable letters of authorization	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	d. Letter of instruction to registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	e. Letter of acknowledgement from registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	f. Letter of undertaking from charged company	If not executed or delivered on Closing Date, then five Business Days after Closing Date

6.	Ancillaries to the Cayman Debenture with respect to the shares in DOIL mortgaged thereunder, namely:	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	a. Blank and undated executed share transfers	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
	b. Deed of appointment of irrevocable voting proxy	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	c. Executed and undated director resignation letters and irrevocable letters of authorization	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	d. Letter of instruction to registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	e. Letter of acknowledgment from registered office provider	If not executed or delivered on Closing Date, then five Business Days after Closing Date

	f. Letter of undertaking from charged company	If not executed or delivered on Closing Date, then five Business Days after Closing Date

7.	Notice and acknowledgement of assignment of intercompany note from DODL to Diamond Offshore Drilling (UK) Limited	If not executed or delivered on Closing Date, then five Business Days after Closing Date

8.	Notice and acknowledgement of assignment of intragroup loan agreement and promissory note from DOFC to DOIL	If not executed or delivered on Closing Date, then five Business Days after Closing Date

9.	Notice and acknowledgement of assignment of intragroup account receivable from DODL to DOIL	If not executed or delivered on Closing Date, then five Business Days after Closing Date

10.	Notice and acknowledgement of assignment of intercompany note from DFAC to DODL	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
B. Corporate Documentation

11.	Updated register of members for DFAC recording details of the security interests over its shares and removing existing notation relating to 2018 DFAC Share Security	If not executed or delivered on Closing Date, then five Business Days after Closing Date

12.	Updated register of members for DODL recording details of the security interests over its shares	If not executed or delivered on Closing Date, then five Business Days after Closing Date

13.	Updated register of members for DOIL recording details of the security interests over its shares	If not executed or delivered on Closing Date, then five Business Days after Closing Date

14.	Updated register of mortgages and charges for DFAC recording details of the security interests granted by such Cayman Obligor, including (a) New York law governed pledge and security agreement (PSA); (b) English law governed debenture with respect to shares in Diamond Offshore Limited (UK); (c) Cayman Debenture over all present and future assets (including with respect to shares in DODL); and (d) non-English chargor English Debenture	If not executed or delivered on Closing Date, then five Business Days after Closing Date

15.	Updated register of mortgages and charges for DODL recording details of the security interests granted by such Cayman Obligor, including (a) PSA; (b) Each Marshall Islands law governed vessel mortgage granted by DODL (relating to Endeavor, GreatWhite, and Valiant rigs); (c) Cayman Debenture over all present and future assets (including with respect to shares in DODL); and (d) non-English chargor Debenture	If not executed or delivered on Closing Date, then five Business Days after Closing Date

16.	Updated register of mortgages and charges for DOIL recording details of the security interests granted by such Cayman Obligor, including (a) PSA; (b) Cayman Debenture over all present and future assets; (c) English law debenture with respect to shares in Diamond Offshore Enterprises Ltd (UK); (d) Curacao law share charge with respect to shares in Diamond Offshore Drilling Company N.V.; and (e) non-English chargor English Debenture	If not executed or delivered on Closing Date, then five Business Days after Closing Date

17.	Physical delivery of Intercompany Notes	To be executed and notarized within 10 Business Days after Closing Date

Item	Document/Action	Deadline
18.	Stop notice in relation to mortgaged shares with respect to shares in DFAC	To be executed and notarized within 10 Business Days after Closing Date

19.	Stop notice in relation to mortgaged shares with respect to shares in DODL	To be executed and notarized within 10 Business Days after Closing Date

20.	Stop notice in relation to mortgaged shares with respect to shares in DOIL	To be executed and notarized within 10 Business Days after Closing Date

21.	Notice for each insurance for each Rig governed by local law [6]	June 7, 2021

3.	CURACAO

A. Local Security Agreements and Actions

1.	Curacao law Deed of Pledge of Shares creating a right of pledge in favor of Wells Fargo, National Association on the shares held by DOIL in the share capital of Diamond Offshore Drilling Company N.V. (“D.O. Drilling Company N.V.”)	If not executed or delivered on Closing Date, then five Business Days after Closing Date

2.	Shareholders’ register of D.O. Drilling Company N.V.	If not executed or delivered on Closing Date, then five Business Days after Closing Date

3.	Curacao law Omnibus Deed of Pledge covering the assets of D.O. Drilling Company N.V.	June 4, 2021

4.	Opinion letter of STVB in relation to the omnibus Deed of Pledge	June 4, 2021

5.	Notice for each insurance for each Rig governed by local law[7]	June 7, 2021

[6]	To the extent required by Section 7.7.
[7]	To the extent required by Section 7.7.

Item	Document/Action	Deadline

4.	ENGLAND

A. Local Security Agreements and Actions

1.

English Credit Party all-assets Debenture including but not limited to:

•  a share charge granted by Diamond Offshore Enterprises Limited over the entire issued share capital of Diamond Offshore Drilling (UK) Limited;

•  assignment of each Material Contract (other than the drilling contracts) governed by English law including but not limited to:

•  bareboat charters to which any English company is a party including in relation to Courage, Endeavor, Valor;

•  assignments of English law intercompany receivables where any English company is a party as the lender including but not limited to the promissory note between DRIL (as payee) and DOSC (as maker); and

•  assignment of English law governed insurances

If not executed or delivered on Closing Date, then five Business Days after Closing Date

2.

Notices to the counterparties to the drilling contract for any floating charge or Rig mortgage in relation to:

Ocean Endeavor

Ocean Patriot

Ocean BlackLion

Ocean BlackHornet

Ocean Apex

Ocean Monarch

Ocean BlackRhino

Ocean BlackHawk

If not executed or delivered on Closing Date, then five Business Days after Closing Date

3.	In relation to the English Credit Party debenture, delivery of notices and acknowledgements required (if any) under the English Credit Party debenture together with evidence of dispatch required pursuant to the terms thereof.	If not executed or delivered on Closing Date, then five Business Days after Closing Date

4.	In relation to the English Credit Party debenture: Delivery of the original share certificate of Diamond Offshore Drilling (UK) Limited	If not executed or delivered on Closing Date, then five Business Days after Closing Date

5.	In relation to the English Credit Party debenture: delivery of signed and undated stock transfer forms in favor of the Collateral Agent in respect of the entire issued share capital of Diamond Offshore Drilling (UK) Limited	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline

6.

Non-English Credit Party debenture covering English law assets held by non-English companies including but not limited to:

•  each Material Contract (other than drilling contracts) governed by English law to which a non-English company is party including but not limited to:

If not executed or delivered on Closing Date, then five Business Days after Closing Date

• Ocean Endeavor bareboat charter held by DODL;

• Valor bareboat charter held by Diamond Offshore Netherlands B.V.;

• Courage bareboat charter held by Diamond Offshore Netherlands B.V.;

• the payment right under the Seadrill Framework Agreement to which DODI is a party;

• the payment rights under the Seadrill Management Agreements to which Diamond Offshore, LLC is a party;

• the payment rights under the Seadrill Marketing Agreements to which Diamond Offshore, LLC is a party;

• intercompany receivables where a non-English company is the lender including but not limited to the two promissorynotes between DODL (as payee) and DODUK (as maker);

• assignment of English law governed insurances including the Lloyd’s insurance policy held by DODI (and all subsidiaries);and

• share charges covering the entire issued share capital of:

• Diamond Offshore Limited held by Diamond Foreign Asset Company;

• Diamond Offshore Enterprises Limited held by Diamond Offshore International Limited; and

• Diamond Rig Investments Limited held by Diamond Offshore Services, LLC,

together with a floating charge from each such non-English companyover all its assets.

7.

Consents:

•  Intragroup consents under the bareboat charters and any other documents requiring such consent to be documented in the non-English Credit Party debenture by such companies being party to the non-English Credit Party debenture for that purpose only

If not executed or delivered on Closing Date, then five Business Days after Closing Date

8.	Re. Seadrill Marketing and Management Agreements – prior notice of assignment to be given	If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
9.

In relation to the non-English Credit Party debenture, delivery of notices and acknowledgements required (if any) under the assignment together with evidence of dispatch required pursuant to the terms thereof including but not limited to:

•  Notice to Seadrill Partners LLC in relation to the Seadrill Framework Agreement;

If not executed or delivered on Closing Date, then five Business Days after Closing Date

• Notice in relation to the Seadrill Management Agreements;

• Notice in relation to the Seadrill Marketing Agreements; and

• Notice to insurers.

Intragroup notices/acknowledgements to be documented in the non- English Credit Party debenture by such companies being party to the non-English Credit Party debenture for that purpose only.

10.	In relation to the Non-English Credit Party debenture: delivery of the original share certificates of Diamond Offshore Limited, Diamond Offshore Enterprises Limited and Diamond Rig Investments Limited	If not executed or delivered on Closing Date, then five Business Days after Closing Date

11.

In relation to the Non-English Credit Party debenture: delivery of the signed and undated stock transfer forms in favor of the Collateral Agent in respect of the entire issued share capital of:

•  Diamond Offshore Limited held by Diamond Foreign Asset Company;

•  Diamond Offshore Enterprises Limited held by Diamond Offshore International Limited; and

•  Diamond Rig Investments Limited held by Diamond Offshore Services, LLC

If not executed or delivered on Closing Date, then five Business Days after Closing Date

B. Corporate Documentation and Opinions

12.	Power of attorney for each of the following companies: ☐ Diamond Offshore Limited ☐ Diamond Offshore Drilling (UK) Limited	If not executed or delivered on Closing Date, then five Business Days after Closing Date

13.

A copy of the share register of each of the following companies:

☐ Diamond Offshore Limited

☐ Diamond Offshore Enterprises Limited

☐ Diamond Offshore Drilling (UK) Limited

☐ Diamond Rig Investments Limited

If not executed or delivered on Closing Date, then five Business Days after Closing Date

14.

A copy of the PSC register of each of the following companies:

☐ Diamond Offshore Limited

☐ Diamond Offshore Enterprises Limited

☐ Diamond Offshore Drilling (UK) Limited

☐ Diamond Rig Investments Limited

If not executed or delivered on Closing Date, then five Business Days after Closing Date

Item	Document/Action	Deadline
15.	Evidence of appointment of process agent by any non-English company party to an English law security	If not executed or delivered on Closing Date, then five Business Days after Closing Date

C. Post-Closing Items

16.	Physical delivery of Intercompany Note issued on June 30, 2020, by DODUK to Diamond Hungary and assigned to DODL in an amount equal to $236,456,106.86, and Amended and Restated Promissory Note dated December 30, 2020 of the same note	April 30, 2021

17.	Physical delivery of Intercompany Note issued on June 30, 2020, by DODUK to Diamond Hungary and assigned to DODL in an amount equal to $91,543,893.14, and Amended and Restated Promissory Note dated December 30, 2020 of the same note	April 30, 2021

18.	Debenture executed by non-English Credit Parties in relation to insurance policies governed by the laws of England and Wales	June 4, 2021

19.	Stock transfer forms for DOL share certificates 13, 14 and 15	April 30, 2021

20.	Notice for each insurance for each Rig governed by local law[8]	June 7, 2021

21.	Registration of any new security granted under any other law by any English company at Companies House	May 14, 2021

5.	NETHERLANDS

1.	First priority Deed of Pledge over all shares in Diamond Offshore Netherlands B.V.	May 7, 2021

2.	Original shareholders’ register of Diamond Offshore Netherlands B.V.	May 7, 2021

3.	Title documents of the shares in Diamond Offshore Netherlands B.V.	May 7, 2021

4.	Power of Attorney by Diamond Offshore Drilling Company N.V. (to be legalised and, if applicable, furnished with an apostille and confirmation statement) and KYC documentation	May 7, 2021

5.	Power of Attorney by Diamond Offshore Netherlands B.V. (to be legalised and, if applicable, furnished with an apostille) and KYC documentation	May 7, 2021

[8]	To the extent required by Section 7.7.

Item	Document/Action	Deadline
6.	Power of Attorney by Collateral Agent (to be legalised and, if applicable, furnished with an apostille and confirmation statement) and KYC documentation	May 7, 2021

7.	First priority Deed of Pledge over all shares in the capital of Offshore Drilling Services (Netherlands) B.V.	May 7, 2021

8.	Original shareholders’ register of Offshore Drilling Services (Netherlands) B.V.	May 7, 2021

9.	Title documents of the shares in Offshore Drilling Services (Netherlands) B.V.	May 7, 2021

10.	Power of Attorney by Diamond Offshore Netherlands B.V. (to be legalised and, if applicable, furnished with an apostille) and KYC documentation	May 7, 2021

11.	Power of Attorney by Offshore Drilling Services (Netherlands) B.V. (to be legalised and, if applicable, furnished with an apostille) and KYC documentation	May 7, 2021

12.	Power of Attorney by Collateral Agent (to be legalised and, if applicable, furnished with an apostille and confirmation statement) and KYC documentation	May 7, 2021

13.	First priority Omnibus Security Agreement of Diamond Offshore Netherlands B.V.	May 7, 2021

14.	Register the First priority Omnibus Security Agreement of Diamond Offshore Netherlands B.V. with the Dutch tax authority.	May 7, 2021

15.	Notice in accordance with First Priority Omnibus Security Agreement to (to the extent applicable):	May 7, 2021

	• Account Bank	May 7, 2021

	• Intercompany Debtors	May 7, 2021

	• Insurance Debtors, Hedge Counterparties	May 7, 2021

	• License Debtors	May 7, 2021

16.	Registering the intellectual property rights (if applicable) in accordance with the First priority Omnibus Security Agreement with the relevant Intellectual Property Register.	May 7, 2021

17.	Opinion letter of Dentons Netherlands in English with customary opinions, including (i) the capacity opinions in relation to Diamond Offshore Netherlands B.V.’s and Offshore Drilling Services (Netherlands) B.V.’s execution of certain US documents and Dutch security agreements, and (ii) enforceability and security interests opinions related to the Dutch security agreements, addressed to all Secured Parties.	May 7, 2021

Item	Document/Action	Deadline
18.	Notice for each insurance for each Rig governed by local law[9]	June 7, 2021

6.	SCOTLAND[10]
A. Local Security Agreements and Actions (Post-Closing)

1.	[All documents and actions needed to create and perfect a security interest in Scottish bank accounts]	June 7, 2021

2.	[All documents and actions needed to create and perfect a security interest in the equipment of any Credit Party in warehouse located at Moss Side Facility, Parkhill, Dyce Aberdeen AB21 7AS, Scotland]	June 7, 2021

B. Corporate Documentation and Opinions (Post-Closing)

3.	[Borrower’s counsel opinion letter as to the security interest in Scotland.]	June 7, 2021

4.	[Borrower’s counsel opinion letter with capacity opinions for Diamond Offshore Drilling (UK) Limited ]	June 7, 2021

C. Other

5.	[Notice for each insurance for each Rig governed by local law11]	June 7, 2021

7. SENEGAL[12]
A. Local Security Agreements and Actions

1.	[Account control agreement between Diamond Offshore Drilling (UK) Limited, the Collateral Agent, and Citibank.]	June 7, 2021

2.	[File the executed account control agreement with the Trade and Personal Property Credit Register (RCCM).]	June 7, 2021

B. Corporate Documentation and Opinions

3.	[All other documents and actions needed to create and perfect a security interest in the Senegal bank accounts ]	June 7, 2021

4.	[Borrower’s counsel opinion letter as to the security interest in Senegal.]	June 7, 2021

5.	[Borrower’s counsel opinion letter with capacity opinions for Diamond Offshore Drilling (UK) Limited ]	June 7, 2021

[9]	To the extent required by Section 7.7.
[10]	To be agreed by local counsel to each of the Credit Parties and the Collateral Agent.
[11]	To the extent required by Section 7.7.
[12]	To be agreed by local counsel to each of the Credit Parties and the Collateral Agent.

Item	Document/Action	Deadline
C. Other

6.	[Notice for each insurance for each Rig governed by local law13]	June 7, 2021

8.	MARSHALL ISLANDS

1.	Certificates of Class reflecting new holder of record for OCEAN APEX, OCEAN ENDEAVOR, OCEAN GREATWHITE, OCEAN MONARCH, OCEAN ONYX and OCEAN VALIANT	May 24, 2021

2.	Opinion of counsel to the Borrower/Loan Parties with respect to Marshall Islands law (Post-Registration Opinion)	April 26, 2021

3.	Opinion of Vedder Price with respect to Marshall Islands law (Post- Registration Opinion)	April 26, 2021

4.	Copy of ABS Fremantle Report 4674081 dated March 26, 2021 for OCEAN APEX, noted in Confirmation of Class Certificate for OCEAN APEX dated April 19, 2021	May 24, 2021

5.	Copy of ABS Houston Report 4530858 dated December 11, 2020 for OCEAN BLACKLION, noted in Confirmation of Class Certificate for OCEAN BLACKLION dated April 19, 2021	May 24, 2021

6.	Copy of ABS Rio de Janeiro Report 4656817 dated March 28, 2021 for OCEAN COURAGE, noted in Confirmation of Class Certificate for OCEAN COURAGE dated April 19, 2021	May 24, 2021

7.	Copy of ABS Newcastle-on-Tyne Report 3755613 dated November 11, 2019 for OCEAN ENDEAVOR, noted in Confirmation of Class Certificate for OCEAN ENDEAVOR dated April 19, 2021	May 24, 2021

8.	Copy of ABS Melbourne Report 4632522 dated February 8, 2021 for OCEAN ONYX, noted in Confirmation of Class Certificate for OCEAN ONYX dated April 19, 2021	May 24, 2021

9.	Copy of ABS Rio de Janeiro Report 4468185 dated October 9, 2020 for OCEAN VALOR, noted in Confirmation of Class Certificate for OCEAN VALOR dated April 19, 2021	May 24, 2021

10.	Copy of ABS Madrid Survey Report for OCEAN BLACKRHINO upon completion of current class survey and shipyard work	July 22, 2021

11.	Confirmation of Class from approved classification society, free of any overdue recommendations or conditions for OCEAN BLACKRHINO[14]	10 Business Days after the date on which the OCEAN BLACKRHINO comes out of warm stacked status

[13]	To the extent required by Section 7.7.
[14]	To the extent required by any Loan Document.

Schedule 8.3

Existing Investments

Type of Investment	Credit Party / Restricted Subsidiary	Name of Investment	Jurisdiction of Investment
49% Equity Interest	Z North Sea, LLC	PT Aqza Dharma	Indonesia
49% Equity Interest	Z North Sea, LLC	DOD – Angola (Offshore Drilling), Lda.	Angola

Schedule 8.7

Transactions with Affiliates

None.

EXHIBIT A

FORM OF NOTE

April 23, 2021

FOR VALUE RECEIVED, the undersigned, DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), promises to pay to [            ] (the “Lender”), at the place and times provided in the Term Loan Agreement referred to below, the unpaid principal amount of all Loans of the Lender from time to time pursuant to that certain Term Loan Agreement, dated as of April 23, 2021 (the “Term Loan Agreement”) by and among the Borrower, DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

The unpaid principal amount of this Note from time to time outstanding is payable as provided in the Term Loan Agreement and shall bear interest as provided in Section 4.1 of the Term Loan Agreement. All payments of principal and interest on this Note shall be payable in Dollars in immediately available funds as provided in the Term Loan Agreement.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Term Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE, OR CAUSES OF ACTION (WHETHER IN CONTRACT, IN TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest, and (except as required by the Term Loan Agreement) notice of any kind with respect to this Note.

[Remainder of page intentionally left blank; signature page follows]

Form of Note

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first written above.

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:

Name:
Title:

Form of Note

EXHIBIT B

FORM OF NOTICE OF BORROWING

April 23, 2021

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.2 of the Term Loan Agreement dated as of April 23, 2021 (the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

1. Term Loan. The Borrower hereby requests that the Lenders make the Term Loan (the “Requested Borrowing”), as follows: 1

(a) The date of such Requested Borrowing is the Closing Date;

(b) The amount of the Requested Borrowing is $100,000,000;

(c) The Requested Borrowing will be composed of [Base Rate Loans][LIBOR Rate Loans];

(d) [The Interest Period for each LIBOR Rate Loan made as part of the Requested Borrowing is [one][two][three][six][twelve] month[s].2]

2. The Borrower hereby further certifies that the following statements will be true on the date of the Requested Borrowing:

(a) The representations and warranties contained in the Term Loan Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty is true and correct in all respects, on and as of the date of the Requested Borrowing with the same effect as if made on and as of the date of the Requested Borrowing (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, and except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty is true and correct in all respects as of such earlier date).

[1]	Add PIK Election, if applicable. Failure to specify a PIK Election is deemed to be an election to pay interest in cash for the relevant Interest Period.
[2]	Applicable only to LIBOR Rate Loans.

Form of Notice of Borrowing

(b) No Default has occurred and is continuing on the Requested Borrowing Date with respect to the Requested Borrowing or after giving effect to the Requested Borrowing.

(c) After giving effect to the Requested Borrowing (w) the Parent, on an individual basis, is Solvent, (x) the Borrower, on an individual basis, is Solvent, (y) the Parent and the Credit Parties, on a Consolidated basis, are Solvent, and (z) the Parent and all Restricted Subsidiaries, on a Consolidated basis, are Solvent.

[Remainder of page intentionally left blank; signature page follows]

Form of Notice of Borrowing

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:

Name:
Title:

Form of Notice of Borrowing

EXHIBIT D

FORM OF NOTICE OF PREPAYMENT

[            ], 20[__]

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.3(c) of the Term Loan Agreement dated as of April 23, 2021 (the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following:1 [check each applicable box]

☐	Base Rate Loans in the following amount: $______________.

☐	LIBOR Rate Loans in the following amount: $_____________.

☐	both Base Rate Loans and LIBOR Rate Loans in the following respective amounts:

Base Rate Loans amount: $_______________.

LIBOR Rate Loans amount: $_______________.

2. The date of such prepayment is _______________, 202__.2

[Remainder of page intentionally left blank; signature page follows]

[1]	Complete with an amount in accordance with Section 2.3(c) of the Term Loan Agreement.
[2]

The date must be no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any LIBOR Rate Loan.

Form of Notice of Prepayment

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:

Name:
Title:

Form of Notice of Prepayment

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

[            ], 20[    ]

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of the Term Loan Agreement dated as of April 23, 2021 (the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Term Loan Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Requested effective date of conversion:

Requested new Interest Period:

☐	Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

Form of Notice of Conversion/Continuation

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

[Remainder of page intentionally left blank; signature page follows]

Form of Notice of Conversion/Continuation

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:

Name:
Title:

Form of Notice of Conversion/Continuation

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

[            ], 20[    ]

The undersigned Financial Officer, on behalf of DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Term Loan Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 7.2 of the Term Loan Agreement dated as of April 23, 2021 (the “Term Loan Agreement”), by and among the Parent, DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

2. I have reviewed the financial statements of the Parent and its Subsidiaries dated as of              and for the              period[s] then ended, and such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Term Loan Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except,

                                                                                                                                                                                                                     ].1

4. All representations and warranties in the Term Loan Agreement and in the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty is true and correct in all respects, on and as of the date hereof with the same effect as if made on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, and except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty is true and correct in all respects as of such earlier date) [except,

                                                                                                                                                                                                                         ].2

[1]	If such condition or event existed or exists, describe the nature thereof and what action the Parent and proposes to take with respect thereto.
[2]	If any representation or warranty is not true and correct as described, describe the nature thereof and what action the Parent proposes to take with respect thereto.

Form of Compliance Certificate

5. Attached hereto on Schedule I(a) is a complete, true, and correct organizational structure chart of the Parent and each of its Subsidiaries, which identifies whether each entity on such chart is a Borrower, Guarantor, Restricted Subsidiary, Unrestricted Subsidiary, Immaterial Subsidiary, Material Subsidiary, Excluded Subsidiary, Rig Subsidiary, and/or such other type of entity under the Loan Documents, accurately describes why each entity designated as an Excluded Subsidiary is considered to be an Excluded Subsidiary, and shows which Rigs and related contracts are held at each such entity. There have been no changes in the identity of the Restricted Subsidiaries, Subsidiary Guarantors, Immaterial Subsidiaries, Material Subsidiaries, Excluded Subsidiaries, Rig Subsidiaries, and Unrestricted Subsidiaries as at the end of the fiscal quarter ended [            ] from such Restricted Subsidiaries, Subsidiary Guarantors, Immaterial Subsidiaries, Material Subsidiaries, Excluded Subsidiaries, Rig Subsidiaries, and Unrestricted Subsidiaries as of the end of the [fiscal quarter] ended [            ][the Closing Date]3, other than as disclosed on Schedule I(b) attached hereto. Further, the calculation of amounts needed to determine the identity of Immaterial Subsidiaries set forth on Schedule I(c) are true and correct in all respects.

[Remainder of page intentionally left blank; signature page follows]

[3]	To be used until the first full fiscal quarter after the Closing Date has occurred.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year first written above.

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:

Name:
Title:

Form of Compliance Certificate

SCHEDULE I(a)

ORGANIZATIONAL STRUCTURE CHART

[See attached.]

Schedule I(a) to Form of Compliance Certificate

SCHEDULE I(b)

CHANGES TO SUBSIDIARIES AND

CALCULATION OF IMMATERIAL SUBSIDIARIES

[See attached.]

Schedule I(b) to Form of Compliance Certificate

SCHEDULE I(c)

CALCULATIONS TO DETERMINE

IMMATERIAL SUBSIDIARIES

(See attached)

Schedule I(c) to Form of Compliance Certificate

Diamond Offshore Drilling, Inc.

Compliance Certificate - Schedule I(c)

Immaterial Subsidiaries for the Fiscal Quarter Ended [•]

Entity Number	Entity Name	Material Subsidiary?	Assets[1] as of [•]	% Consolidated Assets	Gross Intercompany[2] Receivables	EBITDA[3,4] [4/24/21] - [•]	% Consolidated EBITDA[5,6]

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

		N	$	%	$	$	%

[1] Total assets owned directly or indirectly by such Subsidiary and its Restricted Subsidiaries, excluding all intercompany obligations owing by or to such Subsidiary and its Restricted Subsidiaries	$ Consolidated Assets
[2] Gross intercompany receivables owing to such Subsidiary (without netting of any payables owed by such Subsidiary)	$ Consolidated EBITDA

[3] Contribution of such Subsidiary and its Restricted Subsidiaries to the Consolidated EBITDA of the Parent and its Restricted Subsidiaries; provided that if such amount is negative insert $0 in this column

% Immaterial Subs % of Consolidated Total Assets
[4] For Q2 2021 through Q1 2022, EBITDA of a Subsidiary and its Restricted Subsidiaries for purpose of this calculation will be annualized using actual EBITDA since April 24, 2021	% Immaterial Subs % of Consolidated EBITDA
[5] For purposes of this calculation, if overall Consolidated EBITDA is negative, use $1 as the denominator

[6] For Q2 2021 through Q1 2022, this calculation shall use annualized actual Consolidated EBITDA since April 24, 2021 for both (a) such Subsidiary and its Restricted Subsidiaries and (b) the Parent and its Restricted Subsidiaries

1 of 1

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action, and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, is without representation or warranty by the Assignor.

1.	Assignor:	[INSERT NAME OF ASSIGNOR]

2.	Assignee(s):	See Schedules attached hereto

3.	Borrower:	DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent under the Term Loan Agreement

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Include bracketed language if there are multiple Assignees.

Form of Assignment and Assumption

5.	Term Loan Agreement:	The Term Loan Agreement dated as of April 23, 2021 among DIAMOND OFFSHORE DRILLING, INC., as Parent, DIAMOND FOREIGN ASSET COMPANY, as Borrower, the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (as amended, restated, supplemented, or otherwise modified)

6.	Assigned Interest:	See Schedules attached hereto

[7.	Trade Date:	______________][3]

[Remainder of page intentionally left blank; signature page follows]

[3]	To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

Effective Date:                      , 202    [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEES

See Schedules attached hereto

Form of Assignment and Assumption

[Consented to and][4] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement. May also use a Master Consent.

Form of Assignment and Assumption

SCHEDULE 1

To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:1

Aggregate Amount of Loans for all Lenders[2]	Amount of Loans Assigned[3]	Percentage Assigned of Loans[4]	CUSIP Number
$	$	%

[NAME OF ASSIGNEE][5] [and is an Affiliate/Approved Fund of [identify Lender]6]

By:

Name:
Title:

[1]	Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect to the Credit Facility.
[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
[5]	Add additional signature blocks, as needed.
[6]	Select as appropriate.

Schedule 1 to Form of Assignment and Assumption

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of their respective Subsidiaries or Affiliates, or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Parent, the Borrower, any of their respective Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets the requirements of an Eligible Assignee under Section 11.9(b)(iii) and (v) of the Term Loan Agreement (subject to such consents, if any, as may be required under Section 11.9(b)(iii) of the Term Loan Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Annex 1 to Form of Assignment and Assumption

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by any Assignee and any Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 to Form of Assignment and Assumption

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 23, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 4.11 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10- percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 ,20

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 23, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”) DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the lenders who are or may become party a thereto, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 4.11 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 ,20

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 23, 2021 (the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 4.11 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 ,20

Form of U.S. Tax Compliance Certificate

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 23, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), by and among DIAMOND OFFSHORE DRILLING, INC., a Delaware corporation (the “Parent”), DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Term Loan Agreement.

Pursuant to the provisions of Section 4.11 of the Term Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Term Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 ,20

Form of U.S. Tax Compliance Certificate

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT K

FORM OF AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Affiliated Lender Assignment and Assumption (this “Affiliated Lender Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]18 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]19 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]20 hereunder are several and not joint.]21 Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Loans identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action, and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Affiliated Lender Assignment and Assumption, is without representation or warranty by [the][any] Assignor.

[18]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[19]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[20]	Select as appropriate.
[21]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Affiliated Lender Assignment and Assumption

1.	Assignor[s]:	[INSERT NAME OF ASSIGNOR]

2.	Assignee[s]:	[INSERT NAME OF ASSIGNEE][22] [and is a [Lender][an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	DIAMOND FOREIGN ASSET COMPANY, a Cayman Islands exempted company limited by shares

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, including any successor thereto, as the administrative agent under the Term Loan Agreement

5.	Term Loan Agreement:	The Term Loan Agreement dated as of April 23, 2021 among DIAMOND OFFSHORE DRILLING, INC., as Parent, DIAMOND FOREIGN ASSET COMPANY, as Borrower, the Lenders party thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (as amended, restated, supplemented, or otherwise modified)

6.	Assigned Interest:[23]

Aggregate Amount of Loans for all Lenders[24]	Amount of Loans Assigned[25]	Percentage Assigned of Loans	CUSIP Number
$	$	%

[7.	Trade Date:	__________________][26]

[22]	Add additional rows if multiple assignees are contemplated.
[23]	Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of the Credit Facility.
[24]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[25]

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. Must comply with the minimum assignment amounts set forth in Section 11.9(b)(i)(B) of the Term Loan Agreement.

[26]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Affiliated Lender Assignment and Assumption

Effective Date:                     , 202_ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Affiliated Lender Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]27 Accepted for Recordation in the Register:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[27]	To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement.

Form of Affiliated Lender Assignment and Assumption

ANNEX 1

TO AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Term Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Parent, the Borrower, any of their respective Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement, (ii) it meets all the requirements to be an Eligible Assignee under Section 11.9(b)(iii) and (v) of the Term Loan Agreement (subject to such consents, if any, as may be required under Section 11.9(b)(iii) of the Term Loan Agreement), (iii) from and after the Effective Date referred to in this Affiliated Lender Assignment and Assumption, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it is (or will be, following the consummation of this assignment) an Affiliated Lender, (vi) it does not have any material non-public information (within the meaning of United States federal and state securities laws) with respect to the Parent, the Borrower, or their Subsidiaries or their respective securities (or, if the Parent is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Parent were a public reporting company) that (1) has not been disclosed to the assigning Lenders or the Lenders generally (other than because any such Lender does not wish to receive material non-public information with respect to the Parent, the Borrower, or their Subsidiaries (or, if the Parent is not at the time a public reporting company, material information of a type that would not be reasonably expected to be publicly available if the Parent were a public reporting company)) and (2) could reasonably be expected to have a material effect upon, or otherwise be material to, the assigning Lender’s decision to make such assignment, (vii) it has received a copy of the Term Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase [the][such] Assigned Interest, (viii) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Affiliated Lender Assignment and Assumption and to purchase [the][such] Assigned Interest, (ix)

Form of Affiliated Lender Assignment and Assumption

if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by [the] [such] Assignee, (x) it is not using the proceeds of Term Loans to effect the assignments contemplated herein; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (iii) notwithstanding anything to the contrary in the Term Loan Agreement, it shall have no right to (x) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not invited or then present or (y) have access to the Platform or receive any information or material prepared by Administrative Agent, the Collateral Agent, or any other Lender, or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to the Term Loan Agreement).

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees, and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Affiliated Lender Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliated Lender Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Acceptance and adoption of the terms of this Affiliated Lender Assignment and Assumption by any Assignee and any Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Assumption. This Affiliated Lender Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Affiliated Lender Assignment and Assumption

EXHIBIT L

FORM OF PERFECTION CERTIFICATE

[See attached.]

EXHIBIT L

FORM OF PERFECTION CERTIFICATE

[            ], 202[__]

Reference is hereby made to (a) that certain Term Loan Agreement, dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Diamond Offshore Drilling, Inc., a Delaware corporation (“Parent”), Diamond Foreign Asset Company, a Cayman Islands company limited by shares (the “Borrower”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, together with its permitted successors and assigns in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, “Collateral Agent”), (b) that certain Guaranty Agreement dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Guaranty”), executed by the Parent and the Subsidiary Guarantors party thereto from time to time, as guarantors, in favor of the Collateral Agent, and (c) that certain Pledge and Security Agreement dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Credit Parties party thereto from time to time, as grantors, and the Collateral Agent.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement, the Guaranty, or the Security Agreement, as the context requires. Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the UCC shall be construed and defined as set forth in the UCC, unless otherwise defined herein or in the Credit Agreement, the Guaranty, or the Security Agreement.

Each undersigned Responsible Officer of the Parent and of each other Credit Party hereby certifies (in his or her capacity as such Responsible Officer of such Person and not in his or her individual capacity) to the Administrative Agent and the Collateral Agent as follows as of the date hereof:

1. Entity Identification Information.

(a) The exact legal name of each Credit Party, as such name appears in its respective certified certificate of incorporation, articles of incorporation, certificate of formation, or any applicable equivalent agreement of formation or organization filed in connection with its formation or organization with the applicable Governmental Authority in its jurisdiction of formation or organization, is set forth on Schedule 1(a). Each Credit Party is (i) the type of entity disclosed next to its name on Schedule 1(a) and (ii) a registered organization except to the extent disclosed on Schedule 1(a). Also set forth on Schedule 1(a) is the organizational identification number or foreign equivalent of each Credit Party that is a registered organization, the Federal Taxpayer Identification Number or foreign equivalent of each Credit Party, and the jurisdiction of formation of each Credit Party.

(b) Set forth on Schedule 1(b) is a true and correct list of (i) all legal names used by each Credit Party, in each case within the past five years, or any names used in connection with any business or organization to which such Credit Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise in the last five years, and the reason for any name change, and (ii) any prior jurisdiction of formation or organization of each Credit Party, in each case within the past five years.

2. Entity and Collateral Locations.

(a) The address or place of business of each Credit Party is set forth on Schedule 2(a) hereto, along with information regarding whether such location is leased or owned by, or the registered address of, such Credit Party and the address of the chief executive office of such Credit Party.

(b) Set forth on Schedule 2(b) is a true and correct list of each location where any Credit Party maintains any Collateral that is not identified on Schedule 2(a) along with the type of Collateral.

3. Fee Owned Real Property. Set forth on Schedule 3 is a true and correct list of all fee owned real property of each Credit Party thereof, including such property’s address and the aggregate fair market value of all fee owned real property of each Credit Party and each Restricted Subsidiary.

4. Stock Ownership and Other Equity Interests. Set forth on Schedule 4(a) is a true and correct list of all of the authorized, and the issued and outstanding, Equity Interests of each Credit Party and each Restricted Subsidiary and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 4(a) is each equity investment of each Credit Party and each Restricted Subsidiary thereof that represents 50% or less of the equity of the entity in which such investment was made. Attached hereto as Schedule 4(b) is a true, complete and correct organizational chart of the Parent and its Subsidiaries, as of the date of this Perfection Certificate.

5. Debt Instruments and Chattel Paper. Set forth on Schedule 5 is a true and correct list of (a) all promissory notes, other Instruments (used herein as defined in the Security Agreement) (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper (used herein as defined in the Security Agreement) evidencing amounts payable to any Credit Party as of the date hereof having a value or face amount in excess of $1,000,000 individually or $3,000,000 in the aggregate, and (b) all other promissory notes, other Instruments (other than checks to be deposited in the ordinary course of business), other Tangible Chattel Paper, and electronic Chattel Paper (used herein as defined in the Security Agreement) evidencing amounts payable to any Credit Party and each Restricted Subsidiary, including all intercompany notes between or among any two or more Credit Parties or any of their Restricted Subsidiaries.

6. Deposit Accounts, Securities Accounts, and Commodity Accounts. Set forth on Schedule 6 is a true and correct list of all Deposit Accounts, Securities Accounts, and Commodity Accounts (each used herein as defined in the Security Agreement) maintained by each Credit Party and each Restricted Subsidiary, including the name of each bank or institution where each such account is held, the name of each Person that holds each account, account number, currency, country where such account is located and the balance as of the date hereof, and a description of each account.

7. Rig Information. Attached hereto as Schedule 7 is a true and correct list of all Rigs owned by any Credit Party. Also set forth on Schedule 7 with respect to each Rig listed are (i) such Rig’s flagged jurisdiction, (ii) appraised value based on the most recent Acceptable Appraisal(s) received, (iii) such Rig’s owner, (iv) such Rig owner’s jurisdiction, (v) such Rig’s operator, (vi) such Rig’s contracted status and drilling contract counterparty, if any, and (vii) any related earnings accounts associated with such Rig.

8. Factoring / Receivables Sale or Financing Arrangements. Set forth on Schedule 8 is a true and correct list of any factoring arrangements entered into by any Credit Party with respect to receivables owed to any Credit Party.

9. Intellectual Property.

(a) Attached hereto as Schedule 9(a) is a true and correct schedule setting forth all of the Credit Parties’ Patents filed or registered with the United States Patent & Trademark Office, the European Patent Office, the Brazilian Patent Office or that are subject of an application for registration with any other Governmental Authority, including, but not limited to, the name of the registered owner, the registration number, the registration date, and value of each patent owned by any Credit Party.

(b) Attached hereto as Schedule 9(b) is a true and correct schedule setting forth all of the Credit Parties’ Trademarks filed or registered with the United States Patent & Trademark Office or that are subject of an application for registration with any other Governmental Authority, including, but not limited to, the name of the registered owner, the registration number, the registration date, and value of each trademark owned by any Credit Party.

(c) Attached hereto as Schedule 9(c) is a true and correct schedule setting forth all of the Credit Parties’ Copyrights registered with the United States Copyright Office or that are subject of an application for registration with any other Governmental Authority, including, but not limited to, the name of the registered owner, the registration number, the registration date, and value of each copyright owned by any Credit Party.

(d) Attached hereto as Schedule 9(d) is a true and correct schedule setting forth the aggregate fair market value of the Credit Parties’ Intellectual Property (used herein as defined in the Security Agreement).

10. Commercial Tort Claims. Set forth on Schedule 10 is a true and correct list of all commercial tort claims held by each Credit Party in which any party is asserting claims in excess of $1,000,000, including a brief description thereof.

11. Letter-of-Credit Rights. Set forth on Schedule 11 is a true and correct list of all letters of credit issued in favor of any Credit Party, as beneficiary thereunder.

12. Material Contracts. Set forth on Schedule 12 is a true and correct list of all Material Contracts of the Parent, any other Credit Party or any Restricted Subsidiary, including a brief description of each thereof, other than any such Material Contract the existence of which the applicable Credit Party or Restricted Subsidiary is prohibited from disclosing pursuant to the terms thereof.

13. Insurance Policies. Set forth on Schedule 13 is a true and correct list of all insurance policies held by the Parent or any other Credit Party that are necessary to comply with Section 7.7 of the Credit Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date hereof.

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:

Name:
Title:

BORROWER:

DIAMOND FOREIGN ASSET COMPANY

By:

Name:
Title:

OTHER CREDIT PARTIES:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

Signature Page to Perfection Certificate

Schedule 1(a)

Legal Names and Other Information of Credit Parties

Exact Legal Name of Credit Party	Type of Entity	Jurisdiction of Formation	Federal Taxpayer ID. Number	Org. ID. Number

Each Credit Party listed on this Schedule 1(a) is a registered organization[, except                         ].

Schedule 1(a)

Schedule 1(b)

Credit Parties’ Prior Names, Predecessor Names, Changes in Corporate Identity, Form, Nature, or Jurisdiction Within the Past Five Years

Credit Party	Prior Name or Predecessor Name	Changes in Corporate Identity, Form, Nature, or Jurisdiction

Schedule 1(b)

Schedule 2(a)

Credit Parties Address or Place of Business

Credit Party	Address or Place of Business	Address of Chief Executive Office	Notation whether Location is Leased or Owned by, or the Registered Address of, the Credit Party

Schedule 2(a)

Schedule 2(b)

Collateral Locations

Credit Party	Address or Place where Collateral is Located	Type of Collateral	Description of Storage or other Arrangements with Owner/Operator of Location

Schedule 2(b)

Schedule 3

Fee Owned Real Property

Credit Party	Property Address

Aggregate Fair Market Value of all Fee Owned Real Property of Credit Parties and Restricted Subsidiaries (in US Dollars):	$

Schedule 3

Schedule 4(a)

Equity Interests of Credit Parties and Restricted Subsidiaries

COMMON STOCK
Pledged Interests Issuer (corporate)	Credit Party /Restricted Subsidiary (Record Owner)	Cert. # (# or uncertificated)	# of Shares	% of Shares Owned	% of Shares Pledged

LIMITED LIABILITY COMPANY (“LLC”) INTERESTS
Pledged Interests Issuer (LLC)	Credit Party /Restricted Subsidiary (Record Owner)	% of LLC Interests Owned	% of LLC Interests Pledged

LIMITED PARTNERSHIP INTERESTS
Pledged Interests Issuer (limited partnership)	Credit Party /Restricted Subsidiary (Record Owner)	% of Partnership Interests Owned	% of Partnership Interests Pledged

FOREIGN COMPANY INTERESTS
Pledged Interests Issuer (and type of entity)	Credit Party /Restricted Subsidiary (Record Owner)	Cert # (# or uncertificated)	# of Shares	% of Shares or Equity Interests Owned	% of Shares or Equity Interests Pledged

Schedule 4(a)

EQUITY INTERESTS AND INVESTMENTS IN JOINT VENTURES AND MINORITY INVESTMENTS
Credit Party / Restricted Subsidiary	Joint Venture Partner(s) / Other Owners	Equity Ownership in Entity by Credit Party / Restricted Subsidiary	Equity Ownership in Entity by Other Owners	Description of Entity /Enterprise (purpose)

Schedule 4(a)

Schedule 4(b)

Organizational Chart

See Attached.

Schedule 4(b)

Schedule 5

Instruments and Chattel Paper

Credit Party / Restricted Subsidiary (lender)	Obligor	Aggregate Value / Face Amount	Date Executed or Issued	Promissory Notes, Other Instruments or Chattel Paper	Governing Law	Term
(a) Promissory notes, other Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper evidencing amounts payable to any Credit Party as of the date hereof having a value or face amount in excess of $1,000,000 individually or $3,000,000 in the aggregate

(b) All other promissory notes, other Instruments (other than checks to be deposited in the ordinary course of business), other Tangible Chattel Paper, and electronic Chattel Paper evidencing amounts payable to any Credit Party and each Restricted Subsidiary

Schedule 5

Schedule 6

Deposit Accounts, Securities Accounts, and Commodities Account

Credit Party / Restricted Subsidiary (Owner)	Bank	Deposit Account, Securities Account or Commodities Account	Account Number	Currency	Country Where Account is Located	Type of Account (Drilling Contract, Sweep or General)	Balance as of the date hereof (USD)

Schedule 6

Schedule 7

Rig Information

Rig	Flagged Jurisdiction	Appraised Value	Rig Owner	Rig Operator / Charterer	Contracted Status and Contract Counterparty	Related Earnings Account(s)

Schedule 7

Schedule 8

Factoring / Receivables Sale or Financing Arrangements

[None.]

Schedule 8

Schedule 9(a)

Patent Collateral

Issued Patents

Country	Serial No.	Issue Date	Inventor(s)	Title	Value

Pending Patent Applications

Country	Serial No.	Filing Date	Inventor(s)	Title	Value

Patent Applications in Preparation

Country	Serial No.	Filing Date	Inventor(s)	Title	Value

Schedule 9(a)

Schedule 9(b)

Trademark Collateral

United States Trademark

Trademark	Serial Number	Filing Date	Registration Date	Registration Number	Record Owner	Value

International Trademark

Trademark	Serial Number	Filing Date	Registration Date	Registration Number	Record Owner	Brief Description	Value

Schedule 9(b)

Schedule 9(c)

Copyright Collateral

Copyright	Serial Number	Filing Date	Registration Date	Registration Number	Record Owner	Value

Schedule 9(c)

Schedule 9(d)

Aggregate Fair Market Value of Intellectual Property

Aggregate Fair Market Value of Credit Parties’ Intellectual Property:	$

Schedule 9(d)

Schedule 10

Commercial Tort Claims

[            ]

Schedule 10

Schedule 11

Letter of Credit Rights

[            ]

Schedule 11

Schedule 12

Material Contracts

[        ]

Schedule 12

Schedule 13

Insurance Policies

[__]

Schedule 13

EXHIBIT M

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

[See attached.]

EXHIBIT M

FORM OF MASTER INTERCOMPANY SUBORDINATION AGREEMENT

THIS MASTER INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, amended and restated, supplemented, joined, partially released or otherwise modified from time to time, this “Agreement”), is entered into as of April 23, 2021 (the “Effective Date”), by and among Diamond Offshore Drilling, Inc., a Delaware corporation (the “Parent”), and each of the undersigned Restricted Subsidiaries of the Parent and any other Person that becomes a party hereto pursuant to a Joinder (together with the Parent, collectively, the “Obligors”), for the benefit of Wells Fargo Bank, National Association, in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Intercreditor Agreement referred to below).

WHEREAS, (a) concurrent with the Effective Date, (i) the Parent and Diamond Foreign Asset Company, a Cayman Islands exempted company limited by shares (“DFAC”), as borrower, entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented, increased, extended or otherwise modified from time to time, the “First Out Revolving Credit Agreement”) by and among the Parent, DFAC, Wells Fargo Bank, National Association, as administrative agent thereunder and as collateral agent, and the lenders and the issuing lenders from time to time party thereto, (ii) the Parent and DFAC, as borrower, entered into that certain Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented, increased, extended or otherwise modified from time to time, the “Last Out Term Loan Agreement”) by and among the Parent, DFAC, as borrower, Wells Fargo Bank, National Association, as administrative agent thereunder and as collateral agent, and the lenders from time to time party thereto, (iii) the Parent, DFAC, as co-issuer, and Diamond Finance, LLC (“Diamond Finance”), as co-issuer, entered into that certain Indenture dated as of the date hereof (as amended, restated, amended and restated, supplemented, increased, extended or otherwise modified from time to time, the “Last Out Notes Indenture” and, together with the First Out Revolving Credit Agreement and the Last Out Term Loan Agreement, the “Facilities Agreements” and, each individually, a “Facility Agreement”) by and among the Parent, the other guarantors party thereto from time to time, DFAC, Diamond Finance, Wilmington Savings Fund Society, FSB, as trustee, the Collateral Agent, and the noteholders from time to time party thereto, (b) subject to the terms and conditions of the Facilities Agreements, certain of the Obligors may enter into one or more Last Out Incremental Debt Documents, each of which shall be secured on an equal and ratable basis with the other Secured Obligations, and (c) concurrent with the Effective Date, the Parent and each other Restricted Subsidiary party thereto, the authorized representatives under each of the Facilities Agreements, and the Collateral Agent entered into that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”; unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the meanings provided in the Intercreditor Agreement, or if not defined in the Intercreditor Agreement, in the First Out Revolving Credit Agreement).

WHEREAS, the Parent and the other Obligors party hereto in their respective capacities as holders or payees of Indebtedness, liabilities, and other obligations, whether now or hereafter arising, and whether due to or becoming due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable in connection with any of the foregoing, owed by any Obligor (collectively, the “Subordinated Debt”), desire to subordinate such Subordinated Debt to the Secured Obligations as set forth below.

WHEREAS, such agreements or understandings governing or evidencing such Subordinated Debt are referred to herein as “Subordinated Intercompany Debt Agreements”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Obligors, the Obligors agree as follows:

1. Subordination.

(a) Each Obligor severally covenants and agrees in its respective capacity as holder or payee of any Subordinated Debt, that any Subordinated Debt owed to it, whether now or hereafter existing, is subordinated in right of payment and enforcement, to the extent and in the manner provided in this Section 1, to the prior payment in full in cash of all of the Secured Obligations and that the subordination herein is for the benefit of the Collateral Agent and the other Secured Parties. Each Obligor (with respect to Subordinated Debt owed to it) agrees that, after the occurrence and during the continuation of an Event of Default, such Obligor shall not ask, demand, accelerate, sue for, or take or receive from any other Obligor, directly or indirectly, in cash, securities, or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt. Without limitation of the foregoing with respect to any Subordinated Debt, so long as no Event of Default has occurred and is continuing, to the extent permitted under the First Lien Documents, any Obligor may make and any Obligor may receive any (x) payments of principal, interest and any other amounts, including, without limitation, prepayments of principal and (y) refinancings, replacements, renewals or extensions of such Subordinated Debt that are subordinated to the Secured Obligations in accordance with this Section 1; provided, that in the event that any Obligor receives any payment of any such Subordinated Indebtedness at a time when such payment is prohibited by this Section 1, such payment shall be held by such Obligor, in trust for the benefit of, and shall be paid forthwith over and delivered to the Collateral Agent for the benefit of the Secured Parties according to the respective Secured Obligations held or represented by each.

(b) Each Obligor agrees that upon any distribution of assets of any Obligor in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise): (i) the Collateral Agent and the other Secured Parties shall first be entitled to receive payment in full of the Secured Obligations before any holder or payee of Subordinated Debt is entitled to receive any payment on account of Subordinated Debt, (ii) any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to which any such holder or payee of Subordinated Debt would be entitled except for the provisions of this subsection 1(b), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Collateral Agent, for the benefit of itself and the other Secured Parties, to the extent necessary to make payment in full of all Secured Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Collateral Agent, for itself and the other Secured Parties in accordance with the Intercreditor Agreement, (iii) in the event that, notwithstanding the foregoing provisions of this subsection 1(b), any such payment or distribution described in the foregoing subclause (i) or (ii) shall be received by any Obligor on account of

2

Subordinated Debt during the term of this Agreement, such payment or distribution shall be received and held in trust for and shall be paid over to the Collateral Agent, for application to the payment of the Secured Obligations, after giving effect to any concurrent payment or distribution or provision therefor to the Collateral Agent and (iv) no right of the Collateral Agent or any other Secured Parties to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Credit Party or any Obligor. If, for any reason, any of the trusts expressed to be created in this Section 1 should fail or be unenforceable, the affected Obligor will promptly pay or distribute any such payment or distribution of assets to the Collateral Agent, for application to the payment of the Secured Obligations in accordance with the Intercreditor Agreement.

2. Authorization to Collateral Agent. If, while any Subordinated Debt is outstanding, any insolvency proceeding shall occur and be continuing with respect to any Obligor or its property: (a) the Collateral Agent hereby is irrevocably authorized and empowered (in the name of each Obligor or otherwise), but shall have no obligation, to ask, demand, accelerate, sue for, collect, and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Collateral Agent and the other Secured Parties; and (b) each Obligor shall promptly take such action as the Collateral Agent reasonably may request (i) to collect the Subordinated Debt for the account of the Collateral Agent and the other Secured Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to the Collateral Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (iii) to collect and receive any and all payments in respect of Subordinated Debt.

3. No Enforcement of Remedies; No Contest of Enforcement or Forbearance. Each Obligor agrees that such Obligor shall not (a) exercise or enforce any creditors’ rights or remedies that it may have against any Obligor, or foreclose, repossess, sequester, or otherwise institute any action or proceeding (whether judicial or otherwise, including the commencement of any insolvency proceeding) to enforce any Subordinated Debt, unless the Collateral Agent otherwise consents, or (b) contest, protest, or object to any exercise of remedies by, or to any forbearance by, any Secured Party in connection with the Secured Obligations.

4. Confirmation of Waiver of Rights of Subrogation. Each Obligor agrees that no payment or distribution to the Collateral Agent pursuant to the provisions of this Agreement shall entitle such Obligor to exercise, nor shall such Obligor exercise, any rights of subrogation in respect thereof until the termination of this Agreement in accordance with its terms. It is understood by the parties hereto that the foregoing waiver of the exercise of any right of subrogation by each Obligor shall in no event be deemed to be a permanent waiver of such right of subrogation, but shall be effective only until the termination of this Agreement in accordance with its terms.

5. Agreements by Obligors. Each Obligor agrees that it will not make any payment of any of the Subordinated Debt under which it is indebted, or take any other action, in contravention of the provisions of this Agreement.

3

6. Rights of Secured Parties. All rights and interests of the Collateral Agent and the other Secured Parties hereunder, and all agreements and obligations of the Obligors under this Agreement, shall remain in full force and effect (prior to the occurrence of the Subordination Discharge Date (as defined below) and subject to Section 11 hereof) irrespective of:

(a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Secured Obligations or any part thereof or any agreement relating thereto at any time (including, without limitation, any change in the time, manner, or place of payment of any of the Secured Obligations);

(b) any failure or omission to perfect or maintain any Lien on, or preserve rights to, any security or Collateral or to enforce any right, power or remedy with respect to the Secured Obligations or any part thereof or any agreement relating thereto, or any Collateral securing the Secured Obligations or any part thereof;

(c) any waiver of any right, power or remedy or of any default with respect to the Secured Obligations or any part thereof or any Facility Agreement or other agreement relating thereto or with respect to any Collateral securing the Secured Obligations or any part thereof (including, without limitation, any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner or sale or other disposition of any Collateral for all or any of the Secured Obligations or any other obligations of any other Person under the First Lien Documents or any other assets of any Obligor);

(d) any taking, exchange, release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any Collateral securing the Secured Obligations or any part thereof, any guaranties with respect to the Secured Obligations or any part thereof, or any other obligations of any Person thereof;

(e) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any Collateral securing the Secured Obligations or any part thereof;

(f) [reserved];

(g) any change of ownership, restructuring, or termination of the corporate structure or existence of any Obligor or the insolvency, bankruptcy or any other change in legal status of any Obligor (subject to Section 11 hereof);

(h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Secured Obligations;

(i) the failure of the Parent or any Obligor to take any other action, or maintain any other approvals, licenses or consents, required in connection with the performance of all obligations pursuant to the Secured Obligations or this Agreement;

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(j) the existence of any claim, setoff or other rights which any Obligor may have at any time against any other Obligor in connection herewith or with any unrelated transaction;

(k) the Secured Parties’ election, in any case or proceeding instituted under Debtor Relief Laws, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(l) any borrowing, use of cash collateral, or grant of a security interest by the Parent or any other Obligor, as debtor in possession, under Section 363 of the Bankruptcy Code;

(m) the disallowance of all or any portion of any of the Secured Parties’ claims for repayment of the Secured Obligations under Section 502 or 506 of the Bankruptcy Code;

(n) any refusal of payment by the Collateral Agent or any other Secured Party, in whole or in part, from any Obligor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Obligor; or

(o) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of any Obligor from its obligations hereunder (other than the occurrence of each of the following: (i) the payment in full in cash of all Secured Obligations (other than contingent indemnification obligations not then due), (ii) the termination of the commitments to extend credit or otherwise purchase indebtedness under each of the First Lien Documents, (iii) all letters of credit, secured hedge agreements, and secured cash management arrangements pursuant to the applicable First Lien Documents have been terminated or expired (or have been cash collateralized in an amount satisfactory to the applicable Secured Party and the applicable Authorized Representative, or as to which other arrangements satisfactory to the applicable Secured Party and the applicable Authorized Representative have been made and communicated to the Collateral Agent by the applicable Authorized Representative) (the date upon which each of the foregoing has occurred, the “Subordination Discharge Date”), subject however to Debtor Relief Laws and Section 11 hereof);

in each case, whether or not such Obligor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (o) of this Section.

7. Waiver. To the maximum extent permitted by Applicable Law, each Obligor hereby waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement, (b) any requirement that the Collateral Agent or any other Secured Party exhaust any right or take any action against any Obligor or any other Person, and (c) any right to require marshaling of assets.

8. No Waiver; Remedies Cumulative. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any rights hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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9. Conflicts. In the event of any conflict between this Agreement and any other provision of any Subordinated Intercompany Debt Agreements or any other agreement, instrument or understanding governing the Subordinated Debt, this Agreement shall control to the extent of such conflict. In the event of any conflict between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control to the extent of such conflict. Without limiting the foregoing, notwithstanding any provision or requirement in any Subordinated Intercompany Debt Agreement to the contrary, the Parties hereto agree that (a) the Secured Obligations shall rank senior in right of payment and enforcement to any such Subordinated Debt to the extent set forth in this Agreement and (b) the terms of the Subordinated Debt may be varied pursuant to the express terms of this Agreement.

10. Joinder. Upon the execution and delivery to the Collateral Agent by any Person of a supplement joinder in substantially the form of Annex I or such other form as may be acceptable to the Collateral Agent (each, a “Joinder”), such Person shall become a “Obligor” hereunder as of the date of such Joinder with the same force and effect as if originally named as a Obligor herein. The execution and delivery of any Joinder shall not require the consent of any other Obligor hereunder, any Credit Party, the Collateral Agent or any other Secured Party. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

11. Release. To the extent that any Obligor is designated as an Unrestricted Subsidiary pursuant to each of the First Lien Documents, the Parent may elect, by written notice to the Collateral Agent, to have such Obligor discharged from all of its obligations and liabilities under this Agreement, so long as (a) the Parent shall be in compliance with the requirements for designation of Unrestricted Subsidiaries in the First Lien Documents before and after giving effect to such designation and release, and (b) no Default or Event of Default then exists or would be caused thereby. In addition, any Obligor shall be discharged from all of its obligations and liabilities under this Agreement if it ceases to be a Subsidiary of Parent in a transaction permitted under the terms of the First Lien Documents. Upon such election in a written notice to the Collateral Agent in the case of the first sentence in this Section 11, and satisfaction of the other conditions specified in the immediately preceding two sentences, as applicable, the applicable Obligor shall be automatically released from its obligations hereunder without the need for the execution and delivery of any document or instrument by the Collateral Agent or any other Secured Party. Additionally, this Agreement shall automatically terminate upon the Subordination Discharge Date.

12. Continuing Agreement; Termination; Reinstatement. This Agreement is a continuing agreement and shall remain in full force and effect until the termination of this Agreement, be binding upon each Obligor and their respective successors and assigns, and inure to the benefit of and be enforceable by the Collateral Agent and the other Secured Parties and its and their respective permitted successors and assigns. This Agreement shall terminate automatically upon the Subordination Discharge Date. Notwithstanding the foregoing, this Agreement shall continue to be effective or be reinstated, as the case may be, if any payment by or on behalf of an Obligor is made, or the Collateral Agent or any other Secured Party exercises any right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent or any other Secured Party in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred regardless of any prior revocation, rescission, termination or reduction.

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13. Transfer of Subordinated Debt. Other than an assignment between Restricted Subsidiaries that are Obligors party to this Agreement, no Obligor may assign or transfer its rights and obligations in respect of the Subordinated Debt (other than in a transaction permitted under the First Lien Documents) without the prior written consent of the Collateral Agent, and any such assignment without the Collateral Agent’s prior written consent shall be null and void. Any transferee or assignee of any Subordinated Debt, as a condition to acquiring an interest in such Subordinated Debt shall agree to be bound hereby or by other subordination terms substantially identical to those herein and otherwise acceptable to the Collateral Agent, in a manner satisfactory to the Collateral Agent.

14. No Novation. For the avoidance of doubt, each Subordinated Intercompany Debt Agreement shall continue on and after execution and delivery of this Agreement without any novation, discharge, rescission, extinguishment or substitution of the Obligors’ rights and obligations thereunder pursuant to the terms thereof.

15. Titles and Captions. Titles and captions of Sections, subsections, and clauses in, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

16. Severability. Any provision of this Agreement or any other First Lien Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Collateral Agent (acting on behalf of the Secured Parties) and the Obligors shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction.

17. Governing Law and Submission to Jurisdiction. WITH RESPECT TO SECTION 9 AND SECTION 14, THE GOVERNING LAW OF EACH SUBORDINATED INTERCOMPANY DEBT AGREEMENT SHALL CONTINUE TO APPLY TO SUCH SUBORDINATED INTERCOMPANY DEBT AGREEMENT FOR PURPOSES OF CONSTRUING AND INTERPRETING THE EFFECTS OF THIS AGREEMENT ON SUCH SUBORDINATED INTERCOMPANY DEBT AGREEMENT. EXCEPT WITH RESPECT TO SECTION 9 AND SECTION 14, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Obligor irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract, in tort, or otherwise, against the Collateral Agent or any Related Party of the foregoing in any way relating to this Agreement, any First Lien Document, or any agreement or instrument contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate

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court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation, or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

18. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement

19. Amendments; Waivers. No term of this Agreement may be rescinded, cancelled, amended, waived or modified except by an instrument in writing signed by the Obligors and the Collateral Agent (acting on behalf of the Secured Parties in accordance with Section 4.02 of the Intercreditor Agreement); provided that, only the signature of a Person joining this Agreement pursuant to Section 10 shall be required for a Joinder; and provided further that, no signature of any Secured Party shall be required to release a Party pursuant to the provisions of Section 11, so long as the Parent is in compliance with the requirements set forth in Section 11 at such time. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

20. Notices, Etc. All notices and other communications provided for hereunder, by and between the Collateral Agent on the one hand and any Obligor on the other hand, shall be given and become effective as provided in Section 7.01 of the Intercreditor Agreement and shall be sent (a) if to any Obligor, to its address specified on Schedule A attached hereto, as may be updated from time to time by notice to the Collateral Agent, including, in connection with any Joinder, and (b) if to the Collateral Agent, at its address specified in or pursuant to the Intercreditor Agreement.

21. Further Assurances. Each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to protect any rights or interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder.

22. Third Party Beneficiary; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all Persons who become permitted holders of, or continue to hold, Secured Obligations; and such holders are made third party beneficiaries of this Agreement during the term of this Agreement. Without limiting the generality of the foregoing clause, each of the Collateral Agent and the other Secured Parties may assign or otherwise transfer in accordance with

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the express provisions of the First Out Revolving Credit Agreement and the other First Lien Documents all or any portion of its rights and obligations under the First Out Revolving Credit Agreement or the other First Lien Documents, as applicable (including, without limitation, all or any portion of its commitments under such Facility Agreement and the Secured Obligations owed to it thereunder), to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent and/or the other Secured Parties, as applicable, herein or otherwise.

23. Waiver of Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

24. Integration. THIS AGREEMENT, THE FIRST LIEN DOCUMENTS, AND THE OTHER FIRST LIEN DOCUMENTS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed as of the Effective Date.

PARENT:

DIAMOND OFFSHORE DRILLING, INC.

By:

Name:
Title:

[Signature Page to Agreement as to Master Intercompany Subordiantion Agreement]

RESTRICTED SUBSIDIARIES:

[___]

By:

Name:
Title:

[___]

By:

Name:
Title:

[___]

By:

Name:
Title:

[___]

By:

Name:
Title:

Signed by [NAME OF DIRECTOR] for and on behalf of
[___][1]

By:

Title:

[1]	NTD: This signature block to be used by any entities organized under the laws of England and Wales.

[Signature Page to Agreement as to Master Intercompany Subordiantion Agreement]

SCHEDULE A

NOTICE ADDRESSES

OBLIGORS
Obligors	Address:	c/o Diamond Offshore Drilling, Inc. 15415 Katy Freeway, Suite 100 Houston, Texas 77094
	Attn:	Treasurer
	Telephone:	281-647-8025
	Facsimile:	281-647-2297

with a copy to:
	Attn:	General Counsel
	Telephone:	281-646-4987
	Facsimile:	281-647-2223

ANNEX I

FORM OF SUPPLEMENT JOINDER

This SUPPLEMENT JOINDER (this “Joinder”), dated as of [__], 202[_], made by [            ], a [        ] (the “Additional Obligor”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Master Agreement referred to below.

W I T N E S E T H:

WHEREAS, Diamond Offshore Drilling, Inc., a Delaware corporation (“Parent”), and certain of its Restricted Subsidiaries are party to that certain Master Intercompany Subordination Agreement, dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented, joined, partially released or otherwise modified from time to time, the “Master Agreement”);

WHEREAS, in connection with the Master Agreement, the undersigned direct or indirect Restricted Subsidiary of the Parent wishes to join the Master Agreement as of the date hereof with the same force and effect as if originally named as a Obligor therein and has agreed to execute and deliver this Joinder; and

WHEREAS, this Joinder is made for the benefit of the Collateral Agent and other Secured Parties under the First Lien Documents, all as referred to in the Master Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Joinder. By executing and delivering this Joinder, the undersigned Additional Obligor, as provided in Section 10 of the Master Agreement, hereby (a) agrees to all the terms and provisions of the Master Agreement, and (b) becomes a party to the Master Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder. Effective as of the date hereof, each reference to an “Obligor” in the Master Agreement shall be deemed to include the Additional Obligor. The Master Agreement is hereby incorporated herein by reference, and Sections 12, 14, 16, 17, and 23 of the Master Agreement shall apply to this Joinder, mutatis mutandis. Except as expressly supplemented hereby, the Master Agreement shall remain in full force and effect.

2. Miscellaneous. This Joinder may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Joinder.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:

Name:
Title:

[Signature Page to Supplement Joinder]